UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                               ______________________

                                      Form 8-K


                                   CURRENT REPORT

                       PURSUANT TO SECTION 13 or 15(d) OF THE
                           SECURITIES EXCHANGE ACT of 1934



Date of Report (Date of earliest event report):   June 17, 1996
                                                  _____________________________


                                COLTEC INDUSTRIES INC
               (Exact name of registrant as specified in its chapter)


      Pennsylvania                     1-7568                  13-1846375
(State or other juris-              (Commission             (IRS Employer
diction of incorporation)           File Number)           Identification No.)


430 Park Avenue, New York, New York                               10022
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:  (212) 940-0400

                                                                         1 of 3



Item 2.    Acquisition or Disposition of Assets.
________________________________________________

           On June 17, 1996, the Registrant and certain of its subsidiary corporations completed the sale of the registrant's Holley Automotive, Coltec Automotive and Performance Friction Products businesses to Borg-Warner Automotive, Inc. and certain of its subsidiary corporations pursuant to an Agreement of Purchase and Sale dated May 31, 1996 for $283 million in cash. The businesses sold provide components primarily to the domestic automotive original equipment manufacturers and had combined sales in 1995 of $255 million.



Item 7. Financial Statements and Exhibits.
__________________________________________

     (b)   Pro forma financial information.

     (c)   Exhibits.

           2. Agreement of Purchase and Sale dated May 31, 1996 by and among Coltec Industries Inc, Holley Automotive Inc, Holley Automotive Group, Ltd., Coltec Automotive Inc, and Holley Automotive Systems GmbH and Borg-Warner Automotive, Inc., Borg-Warner Automotive Air/Fluid Systems Corporation, and Borg-Warner Automotive Air/Fluid Systems Corporation of Michigan.

           4.1 First Amendment dated as of October 11, 1995 to the Credit Agreement among Coltec Industries Inc, Various Banks, The Co-Agents and Bankers Trust Company, as Administrative Agent dated as of March 24, 1992 and Amended and Restated as of January 11, 1994 (the "Amended Credit Agreement").

           4.2 Third Amendment dated as of May 14, 1996 to the Amended Credit Agreement.

           4.3 Fourth Amendment dated as of June 6, 1996 to the Amended Credit Agreement.

           99. Press Release, dated June 18, 1996, announcing completion of the sale of the registrant's Holley Automotive, Coltec Automotive and Performance Friction Products businesses to Borg-Warner Automotive.









                                                                              2







                                     SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           COLTEC INDUSTRIES INC


                                  By:  Name:  Robert J. Tubbs
                                       Title: Senior Vice President




Dated:  July 1, 1996




                                                                          3




                           Pro Forma Financial Information





On June 17, 1996, Coltec completed the sale of its Holley Automotive, Coltec Automotive and Performance Friction Products businesses (collectively, the "Automotive Business") to Borg-Warner Automotive, Inc for $283 million. The sale of the Automotive Business will be accounted for as a discontinued operation.

The following unaudited pro forma consolidated statements of earnings for the three months ended March 31, 1996 and the year ended December 31, 1995, and the unaudited pro forma consolidated balance sheet as of March 31, 1996 have been prepared to reflect the following: (i) the deletion of the sales, expenses, assets sold and liabilities assumed of the Automotive Business, (ii) the proceeds received and the gain recognized on the sale, net of taxes, liabilities retained, transaction costs and obligations related to the sale, and (iii) the application of the proceeds to pay current taxes, transaction costs, retire debt and repurchase shares of Coltec common stock. The use of proceeds to retire certain debt and repurchase common stock reflect management's current estimates and plans which, among other factors, are based on consideration of current market conditions. The actual use of proceeds may differ from the pro forma disclosures contained herein depending on changes in management's evaluation of the efficient use of these funds. The unaudited pro forma consolidated statements of earnings and the unaudited pro forma consolidated balance sheet were prepared as if the sale of the Automotive Business and the application of the proceeds had occurred on January 1, 1995 and March 31, 1996, respectively.

The pro forma financial data are provided for informational purposes only in response to requirements of the Securities and Exchange Commission and do not purport to be indicative of Coltec's financial position or results which would actually have been obtained had such transactions been completed as of the date or for the periods presented, or which may be obtained in the future.











                       COLTEC INDUSTRIES INC AND SUBSIDIARIES
               UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS





                                            Three Months Ended March 31, 1996
                                            __________________________________
                                             Actual    Adjustments   Pro Forma
                                            ________   ___________   _________
                                                      (In millions,
                                                  except per share data)

Net sales                                    $359.4       $(66.5)(a)   $292.9
                                             ______       ______       ______
Costs and expenses -
  Cost of sales                               271.2        (53.9)(a)    217.3
  Selling and administrative                   55.3         (2.0)(a)     52.8
                                                             (.7)(b)
                                                              .2 (c)
                                             ______       ______       ______
    Total costs and expenses                  326.5        (56.4)       270.1
                                             ______       ______       ______
Operating income                               32.9        (10.1)        22.8
Interest and debt expense, net                 21.1         (3.4)(d)     17.7
                                             ______       ______       ______
Earnings from continuing operations before
  income taxes and extraordinary item          11.8         (6.7)         5.1
Provision for income taxes                      4.0         (2.2)(c)      1.8
                                             ______       ______       ______
Earnings from continuing operations before
  extraordinary item                         $  7.8       $ (4.5)      $  3.3
                                             ======       ======       ======
Earnings per common share - continuing
  operations                                 $  .11                    $  .05
                                             ======                    ======
Weighted average number of common and
  common equivalent shares                     70.2         (7.0)(e)     63.2
                                             ======       ======       ======











See Notes to Unaudited Pro Forma Consolidated Statement of Earnings.








                       COLTEC INDUSTRIES INC AND SUBSIDIARIES
               UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS





                                               Year Ended December 31, 1995
                                            __________________________________
                                             Actual    Adjustments   Pro Forma
                                            ________   ___________   _________
                                                      (In millions,
                                                  except per share data)

Net sales                                   $1,401.9    $(255.1)(a)   $1,146.8
                                            ________    _______       ________
Costs and expenses -
  Cost of sales                                979.2     (197.8)(a)      781.4
  Selling and administrative                   198.0       (8.4)(a)      187.9
                                                           (3.0)(b)
                                                            1.3 (c)
  Special charge                                27.0                      27.0
                                            ________    _______       ________
    Total costs and expenses                 1,204.2     (207.9)         996.3
                                            ________    _______       ________
Operating income                               197.7      (47.2)         150.5
Interest and debt expense, net                  89.9      (13.9)(d)       76.0
                                            ________    _______       ________
Earnings from continuing operations before
  income taxes and extraordinary item          107.8      (33.3)          74.5
Provision for income taxes                      36.7      (11.3)(c)       25.4
                                            ________    _______       ________
Earnings from continuing operations before
  extraordinary item                        $   71.1    $ (22.0)      $   49.1
                                            ________    _______       ________
Earnings per common share - continuing
  operations                                $   1.02                  $    .78
                                            ________    _______       ________
Weighted average number of common and
  common equivalent shares                      69.8       (7.0)(e)       62.8
                                            ________    _______       ________










See Notes to Unaudited Pro Forma Consolidated Statement of Earnings.








Notes to Unaudited Pro Forma Consolidated Statement of Earnings



(a) Elimination of the revenues and expenses of the discontinued Automotive Business.

(b) Current estimate of cost savings resulting from relocation of the Corporate office from New York, NY to Charlotte, NC.

(c) Income taxes on the pro forma adjustments are calculated using the U.S. federal statutory rate of 35% and a state and local tax rate of 7-3/4%. In accordance with Coltec's standard accounting practice, state and local income taxes are reported in selling and administrative expenses.

(d) Assumes $161.4 million of the $283.0 million of proceeds from the sale were used to retire the following debt: (i) $90.0 million of the Credit Agreement, (ii) $50.0 million of the 9-3/4% Senior Notes due 1999 and (iii) $21.4 million of the 11-1/4% Debentures. The resulting pro forma adjustments to interest expense consist of the following:

                                         Three Months Ended     Year Ended
                                           March 31, 1996    December 31, 1995
                                         ------------------  -----------------
                                                     (In millions)
    Elimination of interest related to:
       Credit Agreement                          $1.5                $ 6.5
       9-3/4% Senior Notes due 1999               1.3                  5.0
       11-1/4% Debentures                          .6                  2.4
                                                 ----                -----
                                                 $3.4                $13.9
                                                 ----                -----

(e) The pro forma weighted average number of common and common equivalent shares assumes $93.0 million of the $283 million of proceeds from the sale were used to repurchase 7.0 million shares of common stock at a market price of $13.25 per share (the closing price on the New York Stock Exchange on June 12, 1996).

(f) The unaudited pro forma consolidated statements of earnings do not include an extraordinary charge of $2.9 million, net of a $2.0 million tax benefit, for premiums paid and write-off of unamortized financing costs incurred in connection with the retirement of debt.

















                       COLTEC INDUSTRIES INC AND SUBSIDIARIES
                   UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                   MARCH 31, 1996





                                             Actual    Adjustments   Pro Forma
                                            ________   ___________   _________
                                                      (In millions,
                                                  except per share data)
                A S S E T S
Current assets -
  Cash and cash equivalents                  $  6.6    $  (.1)(a)      $  6.5
                                                        283.0 (a)
                                                       (283.0)(b)
  Accounts and notes receivable, net          212.4     (24.1)(a)       188.3
  Inventories                                 231.4     (15.3)(a)       216.1
  Other current assets                         25.3                      25.3
                                             ________________________________
    Total current assets                      475.7     (39.5)          436.2

Property, plant and equipment, net            233.0     (26.1)(a)       206.9
Costs in excess of net assets acquired,
  net of amortization                         139.7      (3.8)(a)       135.9
Other assets                                   81.4       (.9)(b)        80.5
                                             ________________________________
                                             $929.8    $(70.3)         $859.5
                                             ================================



























                       COLTEC INDUSTRIES INC AND SUBSIDIARIES
                   UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                   MARCH 31, 1996


                                            Actual    Adjustments   Pro Forma
                                          __________   ___________   _________
                                                      (In millions,
                                                  except per share data)
  LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities -
  Notes payable and current maturities
    of long-term debt                     $     2.2     $            $    2.2
  Accounts payable                             75.8      (12.7)(a)       63.1
  Accrued expenses                            199.7        2.4 (a)      195.5
                                                          (6.6)(b)
  Current portion of liabilities of
    discontinued operations                     3.0       20.0 (a)        3.0
                                                         (20.0)(b)
                                           __________________________________
  Total current liabilities                   280.7      (16.9)         263.8
Long-term debt                                924.8     (161.4)(b)      763.4
Deferred income taxes                          16.7       22.5 (a)       39.2
Other liabilities                             125.8                     125.8
Liabilities of discontinued operations         26.3      147.0 (a)      173.3

Shareholders' equity -
  Preferred stock, $.01 par value,
    2,500,000 shares authorized,
    shares outstanding - none                   -                         -
  Common stock, $.01 par value,
    100,000,000 shares authorized,
    70,269,309 shares issued at March 31,
    1996 (excluding 25,000,000 shares
    held by a wholly owned subsidiary)           .7                        .7
  Capital in excess of par value              641.4                     641.4
  Retained earnings (deficit)              (1,082.1)      34.4 (a)   (1,050.6)
                                                          (2.9)(b)
  Unearned compensation - restricted
    stock awards                               (2.1)                     (2.1)
  Foreign currency translation adjustments      (.7)                      (.7)
                                           __________________________________
                                             (442.8)      31.5         (411.3)
Less: Cost of 104,677 actual shares and
      7,123,677 pro forma shares of
      common stock in treasury                 (1.7)     (93.0)(b)      (94.7)
                                           __________________________________
                                             (444.5)     (61.5)        (506.0)
                                           __________________________________
                                           $  929.8     $(70.3)      $  859.5
                                           ==================================



See Notes to Unaudited Pro Forma Consolidated Balance Sheet.








Notes to Unaudited Pro Forma Consolidated Balance Sheet



(a) Reflects (i) $283.0 million of proceeds received on the sale of the Automotive Business, (ii) elimination of assets sold to and liabilities assumed by Borg-Warner Automotive, Inc and (iii) $34.4 million after-tax gain recognized on the sale of the Automotive Business, net of liabilities retained, transaction costs and obligations related to the sale of the Automotive Business.

(b) Reflects the application of the $283.0 million of proceeds to (i) repay $90.0 million of the Credit Agreement, (ii) repurchase $50.0 million of 9-3/4% Senior Notes due 1999, (iii) redeem $21.4 million of 11-1/4% Debentures, (iv) repurchase 7.0 million shares of Coltec common stock, at a market price of $13.25 per common share (the closing price on the New York Stock Exchange on June 12, 1996), for a total cost of $93.0 million, and
    (v) pay $28.6 million of current taxes, transaction costs and obligations related to the sale.






























                                                              EXHIBIT  2







                      AGREEMENT OF PURCHASE AND SALE



                               by and among



                          COLTEC INDUSTRIES INC,

                          HOLLEY AUTOMOTIVE INC,

                      HOLLEY AUTOMOTIVE GROUP, LTD.,

                        COLTEC AUTOMOTIVE INC, and

                      HOLLEY AUTOMOTIVE SYSTEMS GmbH



                                    and



                       BORG-WARNER AUTOMOTIVE, INC.,

         BORG-WARNER AUTOMOTIVE AIR/FLUID SYSTEMS CORPORATION, and

                     BORG-WARNER AUTOMOTIVE AIR/FLUID
                      SYSTEMS CORPORATION OF MICHIGAN





                           Dated:  May 31, 1996



                      AGREEMENT OF PURCHASE AND SALE


     THIS AGREEMENT OF PURCHASE AND SALE ("Agreement") is dated as of May ___, 1996, and is by and among Coltec Industries Inc, a Pennsylvania corporation, Holley Automotive Group, Ltd., a U.K. corporation, Holley Automotive Inc, a Delaware corporation, Coltec Automotive Inc, a Delaware corporation, and Holley Automotive Systems GmbH, a corporation organized under German law (collectively, together with the Performance Friction Products Division of Coltec Industries Inc s indirect, wholly-owned subsidiary Stemco Inc, hereinafter called "Coltec"), and Borg-Warner Automotive Air/Fluid Systems Corporation, a Delaware corporation ( BW ), Borg-Warner Automotive Air/Fluid Systems Corporation of Michigan, a Delaware corporation ( BW-MI ), and Borg-Warner Automotive, Inc. ( Borg-Warner ), a Delaware corporation. (BW, BW-MI and Borg-Warner are sometimes referred to together as Purchaser .)

                                  Recital

     WHEREAS, Purchaser desires to purchase the Business (as hereinafter defined) from Coltec and Coltec desires to sell the Business to Purchaser, and to effect such transaction Purchaser desires to purchase and assume from Coltec and Coltec desires to sell and assign or cause to sell and assign to Purchaser, the Assets and the Assumed Liabilities (as hereinafter defined) all on the terms and conditions set forth in this Agreement.

                           Terms and Conditions

     NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, and intending to be legally bound hereby, Purchaser and Coltec hereby agree as follows:


                                 ARTICLE I
                            General Provisions

     1.1 Definitions. Appendix A to this Agreement sets forth the definitions of certain terms used in this Agreement. Those terms shall have the meanings set forth on Appendix A where used herein and identified with initial capital letters.

     1.2 Other Definitions and Meanings, Interpretations. For purposes of this Agreement, the term "parties" means (except where the context otherwise requires) Coltec and Purchaser. The term "person" includes any natural person, firm, association, partnership, corporation, limited liability company, joint venture, trust, unincorporated organization, governmental or regulatory agency or other entity other than the parties. The term "including" means "including but not limited to." The table of contents and the headings of the Articles and Sections of this Agreement have been included herein for convenience of reference only and shall not be deemed to affect the meaning of the operative provisions of this Agreement. "Agreement" includes this Agreement together with all Schedules and Appendices attached hereto.


                                ARTICLE II
                             Purchase and Sale

     2.1 Transaction. Subject to the terms and conditions of this Agreement, at the Closing (a) Purchaser will purchase from Coltec and Coltec will sell, transfer and assign to Purchaser, all of the Assets, free and clear of all Encumbrances except for Approved Encumbrances and Permitted Encumbrances; (b) Purchaser will pay to Coltec the Purchase Price as herein provided; and (c) Purchaser will assume and be directly and solely responsible for the Assumed Liabilities. Notwithstanding such transaction, Coltec will retain the Excluded Assets and retain and be directly and solely responsible for the Excluded Liabilities. BW-MI will purchase all of the Assets which are located in the State of Michigan and BW will purchase all other Assets. Borg-Warner will guarantee all of BW s and BW-MI s obligations under this Agreement.

     2.2 Assets. For purposes hereof the term "Assets" means all assets, properties and rights of every type and description owned or leased by Coltec which relate to the Operating Units' conduct of the Business as the same exists on the Closing Date, and which are located at the Facilities or on the Real Property, but excluding the Excluded Assets. Without limiting the generality of the foregoing, the Assets will include all of Coltec's right, title and interest in and to the following assets as of the Closing:

          (a) all inventories of raw materials, finished goods, work in process, parts, accessories, supplies and packaging of the Business ("Inventories");

          (b) the Real Property-Owned, all as more fully described on Schedule 2.2(b)(1), and Real Property-Leased, all as more fully described on Schedule 2.2(b)(2), used in the Business as office, manufacturing, engineering and development, and warehouse facilities, together with and including all structures, improvements, buildings, building equipment, fixtures, easements and other appurtenances, oil and mineral rights owned by Coltec and oil wells, if any, leasehold interests as lessor, sublessor, lessee or sublessee, rentals, royalties and any other rights of Coltec pertaining to such Real Property. In each case, easements benefiting the Real Property are listed on Schedule 2.2(b)(3);

          (c) all personal property of the Business (whether as owner, lessor, lessee or otherwise), including all trade fixtures, machinery and equipment (including a plate and framed filter press for the Water Valley location, which will be purchased by Coltec and installed at the Water Valley location), tools, dies, furniture and office equipment, and vehicles for employees, owned or leased by Coltec for use in the Business (all items of such personal property which are material to the research and development and manufacturing aspects of the Business, including computer systems, are listed or described on Schedules 2.2(c)(1) (owned personal property) and 2.2(c)(2) (leased property);

          (d) all supplier lists and all orders and Contracts and commitments for the purchase of goods and/or services by the Business, including all such items relating to the purchase of capital, products and supplies (all such Contracts, other than blanket purchase orders which impose no obligation to purchase, in an amount in excess of $100,000 or which require more than one (1) year to perform are listed or described on Schedule 2.2(d));

          (e) all orders, bids and proposals for the sale of Products by the Business, other than blanket orders which impose no obligation to sell, in an amount in excess of $100,000, and all other Material Contracts, are as listed or described on Schedule 2.2(e);

          (f) all other orders, bids, proposals and Contracts relating to the Business, including all leases for machinery and equipment, vehicle leases for the employee fleet vehicles and all other leases, and all causes of action, rights of action and warranty and product liability claims against other persons (including General Motors Corporation's ("General Motors") air pump business claim referred to in
               Section 2.8 below) relating to the Business except to the extent related to the Excluded Assets or the Excluded Liabilities;

          (g) all trade and other accounts receivable of the Business;

          (h) all Intellectual Property and all applications therefor;

          (i) all Permits of the Business and all applications therefor, to the extent the transfer of such Permits is permitted under applicable Law;

          (j) all Books and Records used or held for use in the conduct of the Business or otherwise relating to the Assets, other than the Excluded Books and Records, it being understood that Coltec Industries Inc and the Operating Units may retain copies of the Books and Records;

          (k) all deposits and prepayments and similar items of or related to the assets described in Sections 2.2(a), (b), (c), (d) and (f) which are reflected on the Final Net Purchased Working Capital Statement, including all prepaid expenses, deferred charges, advance payments, deposits on molds and tooling and other prepaid items;

          (l)  all customer lists used in the Business; and

          (m)  goodwill of the Business.

     2.3 Excluded Assets. For purposes hereof, the term "Excluded Assets" means the following rights, properties and assets of Coltec as the same shall exist as of the Closing:

          (a) all intercompany receivables between any of the Operating Units, on the one hand, and Coltec
               Industries Inc or its Affiliates, on the other hand;

          (b) all the (i) tradenames and trademarks "Coltec Industries", "Coltec", "Holley", "Holley Automotive", "Holley Performance Products", "Garlock", "Gylon" "Hy-Carb" and "Stemco" and the corporate names and logos (design) associated therewith or incorporating any of such names or logos and any other name or mark that has such a near resemblance thereto as may be likely to cause confusion or mistake to the public, or to otherwise deceive the public, (ii) all the patents and applications therefor and the like owned or controlled by Coltec Industries Inc or its Affiliates other than those used solely in connection with or directly relating to the Business including, but not limited to, such patents covering the "GYLON" and "HY-CARB" Products, and (iii) know-how, formulae, drawings, software, specifications, technical or business information, trade secrets, and the like owned or controlled by Coltec Industries Inc or its Affiliates other than in connection with the Business including, but not limited to, such property relating to GYLON and HY-CARB Products heretofore manufactured by Coltec Industries Inc or its Affiliates other than at the Performance Friction Products facility in Longview, Texas (the "Excluded Intellectual Property");

          (c) all cash and cash equivalent items, other than as described on Schedule 2.7(a) and provided in
               Section 2.2(k), held by Coltec as of the Closing;

          (d)  any assets or rights under Coltec pension plans;

          (e) all refunds or credits, if any, of Taxes for all periods on or prior to the Closing Date;

          (f) all life insurance policies of officers, directors and other employees of Coltec and all other insurance policies relating to Coltec, including those relating to the operation of the Business;

          (g) the minute books, stock transfer books and corporate seal of Coltec Industries Inc and the Incorporated Operating Units, all Books and Records of Coltec relating to Taxes or employee benefit matters (including any federal, state and local income and franchise Tax returns) and any other Books and Records relating primarily to the Excluded Assets or the Excluded Liabilities (the "Excluded Books and Records");

          (h) any assets, except the Real Property, which are owned by Coltec Industries Inc and/or its Affiliates and used by the Operating Units but which are not used exclusively in the operation of the Business (all material assets which are excluded under this clause (h) are generally described or identified on Schedule 2.3 to this Agreement); and

          (i) all of Coltec's rights under this Agreement, the Related Agreements, the Confidentiality Agreement and any other agreements, instruments or documents executed by or delivered to Coltec in connection with this Agreement and the transactions contemplated hereby and thereby.

     2.4  Assumed Liabilities.  For purposes hereof, the term
"Assumed Liabilities" means only the following liabilities but excluding the Excluded Liabilities:

          (a) all accounts payable of the Business which arose in the ordinary course of the Business and which are reflected in the Final Net Purchased Working
               Capital Statement prepared pursuant to Section
               2.7(b) below;

          (b) all liabilities and obligations of Coltec which arise in respect of periods subsequent to the Closing under (i) the Real Property leases listed or described on Schedule 2.2(b)(2), (ii) the personal property leases listed or described on
               Schedule 2.2(c)(2), (iii) the orders, bids, proposals and Material Contracts listed or described on Schedule 2.2(e), and (iv) all other purchase orders, Permits which have been assigned to Purchaser pursuant to this Agreement and Contracts included in the Assets, except, (1) with respect to clause (iv) only, such liabilities or obligations will be Assumed Liabilities only to the extent that they are consistent with the representation and warranty set forth in the last sentence of Section 3.1(m) below and are consistent with the operations of the Business in the ordinary course, as reflected on the March 31, 1996 Financial Statements, and (2) with respect to clauses (i) through (iv), to the extent such liabilities relate to the period preceding the Closing Date (e.g., (1) liabilities or obligations with respect to a default by Coltec on or before the Closing Date under a Contract will not be an Assumed Liability and (2) liabilities or obligations with respect to delivery of products or services to Coltec prior to Closing but not paid for by Coltec prior to Closing will not be an Assumed Liability, unless they are accounts payable which are assumed under clause (a) above); and

          (c) all liabilities and obligations arising out of Purchaser's obligations under Article VIII hereof only to the extent specifically provided therein.

The liabilities and obligations assumed by Purchaser under this Agreement include only those Assumed Liabilities delineated above. Purchaser shall have no liability for and shall not be responsible for any Excluded Liabilities.

     2.5 Excluded Liabilities. For the purposes hereof, the term "Excluded Liabilities" means the following: (a) intercompany payables owed by any Operating Unit to Coltec Industries Inc; (b) the lease at 1748 Northwood Drive, Troy, Michigan (the former administrative headquarters of Coltec Automotive Inc), the premises known as 2968 Waterview Drive, Rochester Hills, Michigan and all liabilities with respect to Real Property and/or operations no longer used in the Business, including those described on Schedule 2.5(b); (c) all other liabilities and obligations of Coltec or its Affiliates or with respect to the Assets or the Business (including the matters referenced in the Schedules hereto and amounts payable to General Motors in respect of the air pump business referred to in Section 2.8(d) below), other than the Assumed Liabilities; (d) any liability arising from Coltec's participation in the Midwest Pension Plan; and (e) all obligations retained or indemnifiable by Coltec under Section 9.2(a)(4) below.

     2.6 Purchase Price. For purposes hereof, the term "Purchase Price" means Two Hundred Eighty Three Million U.S. Dollars ($283,000,000), plus or minus the amount of the adjustment determined pursuant to Section 2.7 of this Agreement, if any (the "Adjustment"), the other adjustments described in Section 2.8 and, if applicable, any adjustment pursuant to Section 10.3(a)(iii).

     2.7 Adjustment to Purchase Price. The Adjustment will be determined as follows:

          (a) The Purchase Price shall be increased or decreased dollar-for-dollar following the Closing Date to the extent that the Net Purchased Working Capital of the Business as of the Closing Date (the "Final Net Purchased Working Capital") does not equal the amount of the Net Purchased Working Capital which is calculated in accordance with GAAP, except as disclosed on Schedule 2.7(b), and is shown on
               Schedule 2.7(a) (the "Reference Net Purchased Working Capital"). If the Final Net Purchased Working Capital exceeds the Reference Net Purchased Working Capital, Purchaser shall pay Coltec Industries Inc the difference and if the Final Net Purchased Working Capital is less than the Reference Net Purchased Working Capital, Coltec Industries Inc shall pay Purchaser the difference, in each case in immediately available funds at the times provided below. For purposes of calculating Final Net Purchased Working Capital, (i) the total amount by which Product Inventory exceeds $720,000 will not be considered a current Asset and will not be counted towards Final Net Purchased Working Capital (provided that if the Closing occurs prior to the last day of a month, any portion of such excess Product Inventory which is sold in the ordinary course of business by Purchaser in the calendar month in which the Closing occurs will be considered a current Asset and will be counted towards Final Net Purchased Working Capital if the customer pays the full purchase price for such Product Inventory in the ordinary course of Purchaser s business), and (ii) amounts paid or payable by Coltec to General Motors in respect of Coltec's purchase of the air pump business referred to in Section 2.8(d) below will not be counted unless Purchaser has paid or specifically agreed in writing to pay any such amount, in which case the amount paid or to be paid by Purchaser will be considered a current Assumed Liability.

          (b) The Reference Net Purchased Working Capital has been calculated from Coltec's March 31, 1996 Financial Statements. The Final Net Purchased Working Capital will be calculated on the basis of the Closing Date Balance Sheet, after applying the GAAP exceptions which are identified on Schedule 2.7(b). Coltec Industries Inc and Purchaser shall prepare a statement identifying their calculation of the Final Net Purchased Working Capital (the "Final Net Purchased Working Capital Statement"). In connection with the preparation of the Final Net Purchased Working Capital Statement, Purchaser shall, at no cost to Coltec, give representatives of Coltec Industries Inc access to the appropriate books and records of the Business and cause appropriate personnel of Purchaser to provide reasonable assistance.

          (c) The Final Net Purchased Working Capital Statement and Final Net Purchased Working Capital determination shall be approved by Coltec Industries Inc and Purchaser as soon as possible, but not later than sixty (60) days, after the completion of the Closing Date Balance Sheet. The appropriate party will pay to the other the amount of the Adjustment, if any, required by this Section
               2.7 within seven days after completion of the Final Net Purchased Working Capital Statement. If Coltec Industries Inc and Purchaser cannot agree on the Final Net Purchased Working Capital Statement within such sixty (60) day period, (i) if the total amount of all disputed items is less than 33% of the total amount of all non-disputed items, the amount of the Adjustment which is not in dispute shall be paid by the appropriate party within such seven-day period; (ii) if the total amount of all disputed items equals or exceeds 33% of the total amount of all non-disputed items, no payment will be made by either party until the Adjustment is finalized under clause (d) below; and (iii) the parties will submit their dispute to arbitration pursuant to clause (d) below.

          (d) If the parties cannot agree on the Adjustment pursuant to clause (c) above within the time period provided therein, the parties shall use their best efforts to attempt to resolve the disputed items and make the required payments within 10 days after the end of such sixty (60) day period. Any items remaining in dispute at the end of such period will be referred by the parties to a big six accounting firm which is selected by the parties (the "Firm"). If the parties cannot agree on the selection of a Firm, their respective accounting firms will together select a Firm which has no material relationship with Coltec or Purchaser or their respective Affiliates. The Firm shall hear arguments from both parties and will then make a final, binding, and non-appealable determination on the disputed items so submitted within 30 days of its receipt of the parties' statements, adjust the Final Net Purchased Working Capital Statement to reflect that determination and calculate the Final Net Purchased Working Capital and the final Adjustment. The parties shall promptly respond to all requests of the Firm with a view to minimizing any delay in the decision date. The amount of the final Adjustment as so determined, less undisputed amounts previously paid, shall be paid by the appropriate party within ten days of such determination.

     2.8  Other Closing Adjustments.  In addition to the
Adjustment, the parties shall execute and deliver to each other a closing statement setting forth the closing adjustments to be made to the Purchase Price as follows:

     (a) The current year's ad valorem real estate and personal property Taxes shall be prorated per diem as of the Closing Date on a calendar year basis in accordance with the local custom or in its absence generally accepted accounting principles, consistently applied. If the Tax bills for the current year have not been issued as of the Closing Date, the current year's Taxes will be estimated on the basis of the prior year's Tax bills and an appropriate readjustment will be made as soon as practicable after the Closing when the current year's Tax bills become available.

     (b)  Vacation and Holiday pay obligations as set forth in
          Schedule 8.8 hereto.

     (c) Purchaser will pay Coltec Industries Inc $1,600,000 as a reimbursement to Coltec Industries Inc for sums paid and payable by Coltec to General Motors and resulting from Coltec's purchase of the air pump business of General Motors; Coltec will assign to Purchaser any amounts payable after the Closing Date (irrespective of whether such payment is attributable to periods preceding or following the Closing Date), and any claims of Coltec against General Motors, relating to the air pump business acquired by Coltec from General Motors, in accordance with Section 2.2(f) above.

     2.9 Payment of Purchase Price. At the Closing, Purchaser will pay the Purchase Price pursuant to Section 2.10. The Purchase Price shall be allocated among and (subject to Section 2.10) paid by BW, BW-MI and Borg-Warner in such manner as they desire.

     2.10 Method of Payment. All payments hereunder shall be made by delivery to the recipient by depositing, by bank wire transfer, the required amount (in immediately available funds) in an account of a payee or payees designated by Coltec Industries Inc (or, in the case of an Adjustment payable to Purchaser, by Purchaser), which account shall be designated by the payee for such purpose at least five (5) business days prior to the date of the required payment.

     2.11 Allocation of Purchase Price. The Purchase Price shall be allocated as set forth in Schedule 2.11 hereto. Each party hereto agrees (i) that any such allocation shall be consistent with the requirements of Section 1060 of the Code and the regulations thereunder and (ii) to complete jointly and to file separately Form 8594 with its federal income tax return consistent with such allocation for the tax year in which the Closing Date occurs.


                                ARTICLE III
                      Representations and Warranties

     3.1  Representations and Warranties of Coltec.  Coltec
Industries Inc and each Incorporated Operating Unit hereby jointly and severally represents and warrants to Purchaser, as of the date hereof and as of the Closing Date, the following:

     (a) Organization and Existence. Coltec Industries Inc and each of the Incorporated Operating Units is a corporation duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its formation and each of Coltec Industries Inc and the Incorporated Operating Units have all requisite corporate power and authority to carry on the Business as it is currently being conducted and to own, lease and operate the Assets. Coltec Industries Inc and each of the Incorporated Operating Units is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it in the conduct of the Business, or the nature of the activities conducted by it in respect of the Business, requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

     (b) Power and Authority. Coltec Industries Inc and each of the Incorporated Operating Units has full corporate power and authority to enter into, execute, deliver and perform this Agreement and all Related Agreements to which it is a party.

     (c) Authorization. The execution, delivery and performance of this Agreement and the Related Agreements by Coltec Industries Inc and each of the Incorporated Operating Units, as applicable, each have been duly authorized by all requisite corporate action on the part of Coltec Industries Inc and each such Incorporated Operating Unit.

     (d) Binding Effect. This Agreement and the Related Agreements, upon execution and delivery by Coltec Industries Inc and each of the Incorporated Operating Units, will each be duly executed and delivered by Coltec and (assuming due execution and delivery hereof and thereof by Purchaser) will be valid and binding obligations of Coltec Industries Inc or such Incorporated Operating Unit, enforceable against it in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     (e) No Default. Except as otherwise set forth in this Agreement or the Schedules hereto, Coltec Industries Inc and each of the Incorporated Operating Units has the absolute unrestricted right and capacity to execute and deliver this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder. Neither the execution and delivery of this Agreement or the Related Agreements, the consummation of the transactions contemplated hereby or thereby, nor Coltec's full performance of its obligations hereunder or thereunder will directly or indirectly (with or without notice or lapse of time or both):

          (i) conflict with, contravene, violate or breach, or otherwise constitute or give rise to a Default under, the terms or provisions of the articles of incorporation or bylaws of Coltec Industries Inc or any of the Incorporated Operating Units, each as currently in effect, or of any Contract, commitment or other obligation to which Coltec Industries Inc or any of the Operating Units is a party or by which the Assets or Business are bound which could reasonably be expected to have a Material Adverse Effect;

          (ii) except as it relates to matters which are the subject of trade law or trade regulation regarding mergers and acquisitions generally, contravene, conflict with or result in a violation of any of the terms of, or to the knowledge of Coltec, give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify any Governmental Authorization relating to the Business or the Assets that could reasonably be expected to have a Material Adverse Effect;

          (iii) except as it relates to matters which are the subject of trade law or trade regulation regarding mergers and acquisitions generally, contravene, conflict with or result in a violation of, or give any Governmental Body or other person the right to challenge any transaction contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Law or order of any court, tribunal or other Governmental Body ("Order") to which Coltec is a party or to which the Business or any Asset is subject; or

          (iv) result in the imposition or creation of any Encumbrance upon or with respect to any Asset.

     (f) Finders. Coltec has not engaged and is not directly or indirectly obligated to any person acting as a broker or finder or in any similar capacity in connection with the transactions contemplated hereby, except Morgan Stanley whose fees shall be paid by Coltec.

     (g) No Consents. Except for an anticipated filing of a premerger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and except for the German Approval, and except as set forth on Schedule 3.1(g), no notice, consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body or person under or pursuant to any Material Contract is required to be obtained in connection with (x) the execution and delivery of this Agreement and the Related Agreements by Coltec or (y) the consummation by Coltec of the transactions contemplated hereby and thereby.

     (h)  Financial Statements.

          (i) The financial statements for the years ended December 31, 1993, 1994 and 1995 and the quarter ended March 31, 1996 (collectively, the "Financial Statements") attached as Appendix C fairly and accurately present in accordance with GAAP, except as disclosed on Schedule 2.7(b), the financial position, results of operations and cash flows of the Operating Units, as of December 31, 1993, 1994 and 1995, and March 31, 1996, respectively, and for the periods then ended. The Closing Date Balance Sheet will fairly present the financial condition of the Business as of the Closing Date in accordance with GAAP.

          (ii) The exceptions listed on Schedule 2.7(b) are the same exceptions to GAAP as have been employed by the Business during the periods covered by the Financial Statements in calculating Net Purchased Working Capital and which were used in preparing the Reference Net Purchased Working Capital. The Reference Net Purchased Working Capital calculation identified on Schedule 2.7(a) fairly and accurately presents, and the Final Net Purchased Working Capital Statement will fairly and accurately present, the Net Purchased Working Capital of the Operating Units as of the March 31, 1996 (with respect to Net Purchased Reference Working Capital) and the Closing Date (with respect to Net Purchased Working Capital), in accordance with GAAP, except as disclosed on Schedule 2.7(b).

          (iii) To the Knowledge of Coltec, the Operating Units do not have any liability, whether real or contingent, liquidated or unliquidated, asserted or unasserted that, individually or when aggregated with other liabilities, could reasonably be expected to have a Material Adverse Effect that: (a) is required under GAAP to be accrued on, or disclosed in the notes to, the Financial Statements and is not so accrued or disclosed, (b) is required by GAAP to be accrued on, or disclosed in the notes to, the financial statements delivered under Section 7.9 below and is not so accrued or disclosed or (c) has not been disclosed in the Schedules attached to this Agreement.

     (i)  Inventories and Accounts Receivable.

          (i) Except as otherwise disclosed in Schedule 3.1(i), Coltec owns all Inventories of the Business and all such Inventories are valued on the books of Coltec in accordance with GAAP, except as disclosed on
               Schedule 2.7(b). All such Inventories consist of a quality and quantity usable and salable in the ordinary course of business of the Business except for obsolete items and items of below-standard quality, all of which have been or will be written off or written down to net realizable value in the March 31, 1996 Financial Statements or on the Final Net Purchased Working Capital Statement. All Inventories not written off have been priced at the lower of cost or market on a first in first out basis in accordance with GAAP, except as disclosed on Schedule 2.7(b).

          (ii) All accounts receivable relating to the Business reflected on the Final Net Purchased Working Capital Statement (a) represent valid obligations arising from sales actually made or services actually performed, (b) have arisen in the ordinary course of business of the Operating Units, and (c) will be collected in full, without any setoff, within 90 days after the day on which such accounts receivable first become due and payable. There is no contest, or right of setoff other than returns in the ordinary course of business of the Business, under any Contract with any maker of any such accounts receivable relating to the validity or amount of such accounts receivable. Coltec guarantees payment to Purchaser of any accounts receivable on the Closing Date which are not collected by Purchaser in the ordinary course of business (without resorting to litigation or extraordinary expense or effort on Purchaser's part). Upon payment of such amount by Coltec Industries Inc to Purchaser, Purchaser shall transfer to Coltec Industries Inc all accounts receivable so paid for by Coltec Industries Inc, free and clear of all liens, claims or Encumbrances. Such payment by Coltec Industries Inc will not be applied to reduce the deductible under Article IX below.

     (j)  Title to Owned Property.

          (i) Except as specifically set forth in Schedule 3.1(j)(i), Coltec has, and at the Closing will have, good and marketable title to the Assets owned by Coltec other than the Real Property, free and clear of all Encumbrances except (a) Encumbrances for current taxes not yet due and payable and (b) minor imperfections of title or minor Encumbrances which do not materially detract from the value of the property subject thereto or impair the continued use thereof by the Operating Units.

          (ii) Except as set forth in Schedule 3.1(j)(ii) ("Permitted Encumbrances"), Coltec and/or the Operating Units owns outright and has good, valid, marketable and indefeasible fee simple title to the Real Property-Owned and at Closing such title will be held free and clear of all Encumbrances, except
               (a) Encumbrances for current taxes not yet due and payable without regard to grace periods; (b) Permitted Encumbrances; and (c) Approved Encumbrances. Except as set forth on Schedule 3.1(j)(ii), none of the Real Property-Owned is owned, individually or jointly, by any person other than Coltec Industries Inc or a subsidiary or Affiliate of Coltec Industries Inc and all Real Property-Owned which is owned, individually or jointly, by a Coltec Affiliate other than Coltec Industries Inc or an Incorporated Operating unit is identified on Schedule 3.1(j)(ii).

          (iii) Coltec is the holder of the leasehold interest which comprises the Real Estate-Leased and has a good, valid recorded marketable and indefeasible lessee's interest as defined in the relevant lease, and such leasehold interest is held free and clear of all Encumbrances except (a) Encumbrances for current taxes not yet due and payable without regard to grace periods, (b) Permitted Encumbrances and (c) Approved Encumbrances. Except as set forth on Schedule 3.1(j)(ii), none of the Real Property-Leased is leased or occupied, individually or jointly, by any person other than Coltec or a subsidiary or Affiliate of Coltec, and all Real Estate-Leased which is leased or occupied by a Coltec Affiliate other than Coltec Industries Inc or an Incorporated Operating Unit is identified on Schedule 3.1(j)(ii).

          (iv) The buildings (and improvements), plants, structures, and machinery and equipment have been maintained for the five year period prior to the date hereof in accordance with Coltec's standard maintenance practices and are adequate for the uses to which they are being put. The buildings (and improvements), plants, structures, and machinery and equipment are sufficient for the continued conduct of the Business as presently conducted. To the Knowledge of the applicable Coltec plant manager or Facilities manager, there are no structural defects in any Facility except for such defects as would not, either individually or in the aggregate, have a material adverse effect on the use or value of such Facility.

     (k) Liabilities. Except as otherwise disclosed in Schedule 3.1(k), neither Coltec Industries Inc nor any of the Operating Units is in Default of its obligations under any note, bond, debenture, mortgage, indenture, security agreement, guaranty or other instrument of indebtedness affecting the Business or the Assets.

     (l) Litigation. Except as otherwise disclosed in Schedule 3.1(l) or Schedule 3.1(n), (i) there presently exists no litigation, proceedings, actions, administrative or arbitration proceeding or claims, at law or in equity, or investigations pending or, to Coltec's Knowledge, threatened against or affecting the Assets, the Business or the Assumed Liabilities; and (ii) neither Coltec Industries Inc nor any of the Operating Units is subject to any notice, writ, injunction, consent agreement, order, award or decree or other action or instrument of any court, agency or other Governmental Body or arbitrational tribunal affecting the Assets, the Business or the Assumed Liabilities. Except as otherwise disclosed in Schedule 3.1(l) or Schedule 3.1(n), there is no dispute with any person that could reasonably be expected to have a Material Adverse Effect.

     (m) Contracts. Except as otherwise disclosed in Schedule 3.1(m)(1), (i) each of the Material Contracts is valid, in full force and effect and binding upon Coltec and, to Coltec's Knowledge, the other party or parties thereto in accordance with its terms; (ii) to Coltec's Knowledge, no party thereto has terminated, cancelled or substantially modified any Material Contract or given notice with respect thereto, (iii) to Coltec's Knowledge, no party to any Material Contract is in Default of its obligations under any such Material Contract, and (iv) to Coltec's Knowledge, no written demand for adequate assurance of performance under any Material Contract has been received by Coltec. To Coltec's Knowledge, no event has occurred which, through the passage of time or the giving of notice or both, or otherwise could constitute a Default, under any contract, agreement, lease, permit or other document pertaining to the Business, including the Material Contracts, which Default could reasonably be expected to have a Material Adverse Effect or adversely affect Coltec's ability to perform its obligations under this Agreement and/or the Related Agreements. Schedules 2.2(d) and 2.2(e) set forth all Material Contracts and Coltec has provided to or made available for inspection by Purchaser true, correct and complete copies of all written Material Contracts and all leases of real or personal property which are to be assumed by Purchaser pursuant to this Agreement. Any unwritten Material Contracts or real or personal property leases are accurately described in Schedules 2.2(d) or 2.2(e). Except as otherwise disclosed in Schedule 3.1(m)(2), none of the purchase orders, bids or other Contracts with customers of the Business which are being assumed by Purchaser involve a sale of Products or services at a loss to Coltec and, assuming that Purchaser operates the Business consistent with past practice of Coltec and on commercially reasonable terms, will not involve a sale of Products at a loss to Purchaser.

     (n) Intellectual Property. Except as otherwise disclosed in Appendix B or in Schedule 3.1(n), (i) Coltec Industries Inc and/or any of the Operating Units has Ownership of the Intellectual Property, (ii) Coltec Industries Inc and/or the Operating Units has not granted any rights or interest to any person in connection with any of the Intellectual Property, (iii) Coltec Industries Inc and/or any of the Operating Units is not obligated to pay any amount, whether as a royalty, license, fee or other payment to any person with regard to any intellectual property rights of any others in connection with the Business, and (iv) Coltec is not aware of any actual, potential or threatened infringement by Coltec in connection with the Business. The patents, trademarks, copyrights, tradenames and applications therefor listed in Appendix B are the only United States or foreign patents, trademarks, copyrights, tradenames and applications therefor, other than the Excluded Intellectual Property that are used solely in connection with or relate directly to the Business. There are no trademarks, tradenames or the like used in conjunction with any Products used in the Business and existing on the Closing Date, other than the trademarks listed on Appendix B. Other than in the ordinary course of the Business with customers or potential joint venture partners, neither Coltec Industries Inc, nor any of the Operating Units, and to the Knowledge of Coltec, none of their respective employees has entered into any agreement that requires the transfer, assignment or disclosure of Intellectual Property to anyone other than Coltec Industries Inc and/or any of the Operating Units. All patents constituting part of the Intellectual Property are, to the Knowledge of Coltec, valid and enforceable. To the Knowledge of Coltec, no Intellectual Property is infringed or has been challenged or threatened, and no patent constituting part of the Intellectual Property is involved in any interference, reissue, reexamination or opposition proceeding. The Intellectual Property and the matters which are the subject of the License Agreements are sufficient to conduct the Business as it is presently conducted. Except for the License Agreements or as otherwise contemplated or required by the transactions contemplated hereby, no Coltec Affiliate has granted a waiver, covenant not to sue or license to the Operating Units as to the use of any intellectual property.

     (o)  Employee Benefits.

          (i) Schedule 3.1(o)(i) identifies the following in connection with the employees of Coltec related to the conduct of the Business: (A) any collective bargaining agreement not otherwise referenced in this Agreement or any employment agreements not terminable on 30 days notice; and (B) any agreements that contain any severance or termination pay liabilities or obligations.

          (ii) Each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) which covers or has covered any of the employees of Coltec related to the conduct of Business and any trust created thereunder:

               (A) is, and has been in compliance with all the applicable requirements of ERISA,

               (B) has satisfied all of the applicable provisions of the Code,

               (C)  has never been involved in a non-exempt
                    prohibited transaction,

               (D) has not incurred any accumulated funding deficiency under ERISA and the Code or any funding liability to the PBGC, and

               (E)  is not a "multi-employer plan" as defined in
                    Section 3(37) or Section 4001(a)(3) of ERISA.

          (iii) Coltec has informed the employees of the Operating Units in writing at various times prior to the Closing Date that on and after January 1, 1998 retirees will pay 100% of the cost for any retiree welfare benefit coverage under the Coltec Welfare Benefit Plans. Further, no retirement benefit obligation exists under the Coltec Welfare Benefit Plans for employees of the Operating Units who are eligible to retire on or after January 1, 1998 which would require the accrual of such obligation in compliance with the provisions of Statement of Financial Accounting Standards No. 106.

          (iv) Coltec has satisfied all of the withdrawal liability to the Midwest Pension Plan incurred as a result of its cessation of contributions and withdrawal therefrom.

     (p) Compliance with Laws. To the Knowledge of Coltec and except as otherwise disclosed in Schedule 3.1(p), the Business has been conducted in compliance with all Laws material to the conduct of the Business and/or the use, construction and operation of the Real Property and/or the Assets and the transfer to and operation of the Real Property by Purchaser in the manner the Real Property is currently operated shall not violate any Laws, and Coltec has not received any notice, claim, order or complaint from any Governmental Body or other person alleging that Coltec has failed to comply with any Laws.

     (q) Payment of Taxes; Tax Liens. Except as otherwise disclosed in Schedule 3.1(q), (i) all Tax returns, reports and declarations required to be filed by Coltec Industries Inc and/or the Operating Units with respect to the Business with due dates (including extensions) prior to the Closing Date have been or will be filed on or before the Closing Date and to the Knowledge of Coltec, such returns, reports and declarations are accurate and complete in all material respects, (ii) all Taxes indicated as due and payable prior to the Closing on such returns, reports and declarations have or will be paid when due; and (iii) the Assets are not encumbered as the result of the nonpayment of any Taxes except for Taxes not yet due and payable.

     (r) No Material Adverse Events. Except as otherwise disclosed in Schedule 3.1(r), (i) the Business has been conducted only in the ordinary and usual course since December 31, 1995; (ii) no event or events have occurred since December 31, 1995 that could reasonably be expected to have a Material Adverse Effect; and (iii) to the Knowledge of Coltec, no event or events are threatened and there has been no damage, loss or destruction which could reasonably be expected to have a Material Adverse Effect.

     (s) Permits. Coltec has all Permits necessary for the conduct of the Business. Except as set forth in Schedule 3.1(s), Coltec and/or the Operating Units, as applicable, is in compliance with, and has applied for renewal or reissuance of, all Permits material to the conduct of the Business as currently conducted, the ownership or use of the Assets as required by any Governmental Body or under law, and all such Permits are valid and in full force and effect and to the Knowledge of Coltec, no proceeding is pending or to the Knowledge of Coltec, threatened, to revoke, modify or limit any such Permit. To the Knowledge of Coltec and except as set forth in Schedule 3.1(s), no event has occurred or circumstance exists that may (with or without notice or lapse of time) (i) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Permit which could reasonably be expected to have a Material Adverse Effect or (ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any material modification to, any Permit. To the Knowledge of Coltec, except as set forth in Schedule 3.1(s), no notice has been received by Coltec from any Governmental Body or any other person regarding any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Permit which could reasonably be expected to have a Material Adverse Effect or any actual proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any such Permit.

     (t)  Environmental Matters.  Except as otherwise disclosed in
          Schedule 3.1(t):

          (i) To the Knowledge of Coltec, Coltec has not received any notice, citation, claim, assessment, proposed assessment or demand or other communication ("Environmental Notices") related to or alleging any, violation of the Environmental Laws by or related to the Operating Units or the Assets which has not been resolved in accordance with applicable Law.

          (ii) Coltec has not received any Environmental Notice that it is or may be responsible for the investigation, correction or clean-up of any substance or condition resulting directly or indirectly, and whether in whole or in part, from the ownership or operations of the Assets.

          (iii) None of the Real Property has been the site of a "release" or a "threatened release", as those terms are defined under any Environmental Law.

          (iv) No Hazardous Materials exist at or about the Real Property, except in the form of materials held in stock for incorporation into or incorporated into Products and in any common and ordinary materials out of which buildings on the Real Property are constructed (in no case do any poly- or mono-chlorinated biphenyls ("PCBs") or urea formaldehyde foam exist at or about the Real Property, nor is any asbestos present at or about the Real Property other than asbestos that might be found in common or ordinary building materials which are in sound condition and properly maintained and which, unless disturbed, will not release asbestos fibers).

          (v)  While Coltec has owned or operated the Real
               Property, Coltec and the Real Property have been in compliance with all applicable Environmental Laws then in effect.

          (vi) To Coltec's Knowledge, no environmental health or safety hazards (other than those which are normally present in businesses similar to the Business which are operated lawfully and in accordance with commercially reasonable practices) exist on or with respect to the Real Property or the Business or the operations conducted on the Real Property, and there are no underground storage tanks on the Real Property, except as set forth on Schedule 3.1(t).

     (u)  Facilities.

          (i) Schedule 2.2(b)(1) and (2) set forth a correct list and a complete and accurate legal description of the Real Property-Owned and Real Property-Leased. The Real Property constitutes all of the real estate and buildings used by the Operating Units in the Business as necessary to achieve the results reflected on the Financial Statements.

          (ii) Except as set forth in Schedule 3.1(u)(ii), (a) there are no current leases, subleases, options or other agreements, granting to any third person the right to purchase or lease the Real Property-Owned or, to the Knowledge of Coltec the Real Property-Leased; and (b) there are no written or oral agreements to permit third persons to use or occupy the Real Property-Owned, or, to the Knowledge of Coltec, the Real Property-Leased.

          (iii) Except as disclosed on Schedule 3.1(u)(iii), there are no existing property tax abatement programs or other governmental assistance programs with respect to the Real Properties.
                    Schedule 3.1(u) sets forth all documents to which Coltec is a party relating to any such programs. Coltec will use commercially reasonable efforts to assist Purchaser in obtaining the benefit of all such programs.

          (iv) There is no pending, and Coltec has received no written notice and has no Knowledge of threatened condemnation, expropriation, eminent domain, special assessment or similar proceeding affecting the Real Property.

          (v) Coltec has furnished copies of any and all engineering and geologic reports and environmental reports prepared in the three years prior to Closing by or for Coltec with respect to the Real Property. The certificates of occupancy, required for Coltec's use and occupancy of the Real Property, have been obtained and are valid and in effect. Except as shown on the survey required by
               Section 4.8(b), none of the structures or improvements necessary to the Business and erected on the Real Property encroaches on the property of others.

          (vi) Except as disclosed on Schedule 3.1(u)(vi), Coltec has direct access to publicly dedicated rights-of-way and, to Coltec's Knowledge, there do not exist any claims to such access that could reasonably be expected to have a Material Adverse Effect.

          (vii) Private and public utilities servicing the Real Property have capacity to meet the utility requirements of the Facilities to the extent presently operated on a year-round basis. All public utilities are installed and operating, and all installation and connection charges have been paid in full. All equipment owned by Coltec or its Affiliates which is used in the furnishing of utilities, including electric gas, water, telephone, storm sewer and sanitary sewer services are located within the boundaries of the Real Property as described in Schedules 2.2(b)(1) and 2.2(b)(2). Coltec has no contracts or other arrangements with respect to the furnishing of utilities or municipal services such as fire and police protection except as set forth in
                    Schedule 3.1(u)(vii), and all such contracts, if any, are in good standing and are assignable. Schedule 3.1(u)(vii) lists the third-party suppliers of natural gas to the Facilities.

          (viii) Except as set forth in Schedule 3.1(u)(viii), to Coltec's knowledge there are no outstanding requirements or recommendations by the fire underwriters or rating boards, or any insurance company requiring or recommending any repairs or work to be done with reference to the Real Property.

     (v) Assets. Except for the Excluded Assets, the License Agreements, the transitional services, if any, to be rendered under Section 4.7 below and the additional items set forth on Schedule 3.1(v), the Assets constitute all of the property and property rights of Coltec necessary to the use and the conduct of the Business in the manner and to the extent presently conducted.

     (w)  Labor Matters.  Except to the extent set forth on
          Schedule 3.1(w):

          (i) there is no unfair labor practice charge or complaint against the Operating Units or the Business pending or, to Coltec's Knowledge, threatened before the National Labor Relations Board;

          (ii) no grievance or arbitration proceeding arising out of or under the UAW Agreement is pending and, to Coltec's Knowledge, no such claim has been threatened; and

          (iii) there are no administrative charges or court complaints against the Operating Units or the Business concerning alleged employment discrimination or other employment related matters pending or, to Coltec's Knowledge, threatened before the U.S. Equal Employment Opportunity Commission or any state or Federal court or agency.

     (x) Other Schedules. The schedules referenced in Article II hereof are accurate and complete in all material respects.

     (y) Disclosure. No representation or warranty of Coltec in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

     (z)  Insurance.   Coltec has not received any written notice
          or been informed in writing directly or indirectly by Coltec's existing insurance carriers or any insurance organization (a) threatening a suspension, revocation, modification or cancellation of any insurance policy that relates to the Assets or a material increase in any premium in connection therewith or (b) informing Coltec that any existing coverage will or may not be available in the future on substantially the same terms as now in effect.

     (aa) Knowledge of Inaccuracy. None of the Coltec employees listed on Schedule 3.1(aa) has any Knowledge of any fact or circumstance that would constitute a breach of any representation or warranty of Purchaser contained in
          Section 3.2 or make any representation of Purchaser contained in Section 3.2 untrue or incomplete or which would constitute a ground for terminating this Agreement pursuant to Sections 10.3 or 10.4 hereof. Purchaser shall have the burden of proving the Knowledge required under this Section 3.1(aa).

     3.2 Purchaser's Representations and Warranties. Purchaser, jointly and severally, hereby represents and warrants to Coltec as of the date hereof and as of the Closing Date the following:

     (a) Organization and Existence. Each of BW, BW-MI and Borg-Warner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its businesses, assets and properties. Borg-Warner and BW are, and on the Closing Date BW-MI will be, duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the assets and properties owned or used by it in conducting its businesses, or the nature of the activities conducted by it, requires such qualification.

     (b) Power and Authority. Each of BW, BW-MI and Borg-Warner has full corporate power and authority to enter into, execute, deliver and perform this Agreement and all Related Agreements to which it is a party.

     (c) Authorization. The execution, delivery and performance of this Agreement and any Related Agreements by BW, BW-MI and Borg-Warner have been duly authorized by all requisite corporate actions on its part.

     (d) Binding Effect. This Agreement and the Related Agreements, upon execution and delivery by Purchaser, will be duly executed and delivered by Purchaser and (assuming due execution and delivery hereof and thereof by Coltec) will be valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     (e) No Default. Except as otherwise set forth in this Agreement or the schedules hereto, Purchaser has the absolute unrestricted right and capacity to execute and deliver this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder. Neither the execution and delivery of this Agreement or the Related Agreements, the consummation of the transactions contemplated hereby or thereby, nor Purchaser's full performance of its obligations hereunder or thereunder will directly or indirectly (with or without notice or lapse of time or both):

          (i) conflict with, contravene, violate or breach, or otherwise constitute or give rise to a Default under, the terms and provisions of BW s, BW-MI s or Borg-Warner s certificate of incorporation or bylaws, each as currently in effect, or any contract, agreement, document, instrument, commitment or other obligation to which such corporation is a party or by which its assets, properties or businesses is bound which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Purchaser's assets or business;

          (ii) except as it relates to matters which are the subject of trade law or trade regulation regarding mergers and acquisitions generally, contravene, conflict with or result in a violation of the terms of, or to the Knowledge of Purchaser, give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization relating to any of the businesses, assets or properties of the Purchaser that could reasonably be expected to have a Material Adverse Effect on the Purchaser's business or assets; or

          (iii) except as it relates to matters which are the subject of trade law or trade regulation regarding mergers and acquisitions generally, contravene, conflict with or result in a violation, or give any Governmental Body or other person the right to challenge any transaction contemplated by this Agreement or the Related Agreements or to exercise any remedy or obtain any relief under, any Law or Order to which any of BW, BW-MI or Borg-Warner is a party or by which its assets, properties or businesses is bound that could reasonably be expected to have a Material Adverse Effect on the Purchaser's business or assets.

     (f) Finders. Purchaser has not engaged and is not directly or indirectly obligated to any person acting as a broker or finder or in any similar capacity in connection with the transactions contemplated hereby, other than Merrill Lynch Pierce Fenner and Smith Incorporated, whose fees shall be paid by Purchaser.

     (g) No Consents. Except for an anticipated filing of a pre-merger notification report under the HSR Act, and except for the German Approval, and except as set forth on
          Schedule 3.2(g), no notice, consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body or person under or pursuant to any contract, agreement, instrument, document, commitment or other obligation to which Purchaser is a party or by which any of its assets, properties or businesses is bound is required to be obtained or made in connection with (x) the execution and delivery of this Agreement and the Related Agreements by Purchaser or (y) the consummation by Purchaser of the transactions contemplated hereby and thereby.

     (h) Litigation. There presently exists no litigation, proceedings, actions, administrative or arbitration proceedings or claims, at law or in equity, or to the Knowledge of Purchaser, threatened against, relating to or effecting Purchaser or its businesses, assets and properties, which could reasonably be expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement and the Related Agreements.

     (i) Financing. Purchaser has sufficient cash and/or available credit facilities (and has provided Coltec with evidence thereof prior to the date hereof) or commitments therefor (copies of which have been furnished to Coltec prior to the date hereof) to pay the Purchase Price and to make all of the necessary payments, including payments of fees and expenses, in connection with the transactions contemplated by this Agreement and the Related Agreements.

     (j) Knowledge of Inaccuracy. None of the employees of Borg-Warner who are listed on Schedule 3.2(j) has any Knowledge of any fact or circumstance that would make any representation or warranty of Coltec contained in Section
          3.1 untrue or incomplete or which would constitute a grounds for terminating this Agreement pursuant to Sections 10.3 or 10.4 hereof. Coltec shall have the burden of proving the Knowledge required under this
          Section 3.2(j).

     3.3 Survival. The covenants, representations and warranties of each party contained in this Agreement will survive the execution and delivery of this Agreement and the Closing until the fifth anniversary of the Closing Date. Subject to the provisions of Article IX of this Agreement, the termination of the covenants, representations and warranties provided herein shall not affect the rights of a party in respect of a claim made by such party if a Notice is given in the manner and at the times required under
Section 9.3 hereof by such party and received by the other party on or prior to the expiration of the survival period provided herein.


                                ARTICLE IV
                          Actions Before Closing

     4.1 Access to Records and Facilities. Coltec hereby covenants to Purchaser that, between the date hereof and the Closing and subject to the Purchaser's obligation of confidentiality imposed by the Confidentiality Agreement dated December 19, 1995, between Coltec and Borg-Warner (the "Confidentiality Agreement"), Coltec will afford duly authorized employees, agents, attorneys, accountants, consultants and other representatives of Purchaser, displaying appropriate credentials, access, upon reasonable notice and at agreed upon times, to all of the Operating Units, Assets, properties, books and nonprivileged records of the Business and will permit such representatives to make, at Purchaser's cost, reasonable physical and environmental inspections thereof (including those referred to in Section 4.14 below), the scope and extent of which will be subject to the reasonable approval of Coltec, including inspections regarding the Business' environmental practices, the environmental condition of the Assets and the Business' compliance with Environmental Laws (including sampling and analysis of materials), and of the Assets located thereon and to make abstracts from, or take copies of, such books, records, or other documentation, or to obtain temporary possession of any thereof as may be reasonably required by Purchaser, and Coltec will furnish to Purchaser such information concerning the Business and the Operating Units' assets, liabilities, or condition as Purchaser may reasonably request. Coltec shall provide Purchaser access and permit Purchaser to interview employees, customers, suppliers and other third parties regarding the Business. With respect to Purchaser's right to access and review any records relating to the employees of the Operating Units, such access and review shall be subject to the terms and conditions set forth in this Section 4.1 and, in all cases, shall be subject to all privacy statutes and non-disclosure provisions of applicable Laws. Notwithstanding anything contained herein, the parties shall not use any information exchanged during the course of negotiations and investigations concerning this transaction in a manner that would constitute a violation of Law. Purchaser shall obtain all necessary permits, licenses, and approvals, if any, required for the inspections contemplated by this Section 4.1, and shall comply with all applicable statutes, regulations or ordinances in conducting such inspections.

     4.2 Interim Conduct of the Business. Coltec hereby covenants to Purchaser that, from the date hereof to the Closing, Coltec will conduct the Business only in the ordinary and usual course subject to Purchaser's approval of certain transactions pursuant to Section
4.3 below. Without limiting the generality of the foregoing, Coltec hereby covenants to Purchaser that, insofar as the Business is concerned, Coltec will:

          (a) use its reasonable commercial efforts to preserve substantially intact the Business' relationships with suppliers, customers, employees, agents, consultants, creditors and others having business dealings with the Business or the Divisions (such efforts will include (i) continuing its ordinary course treatment of such persons and (ii) reasonable transition activities);

          (b) maintain in full force and effect its existing policies of insurance which materially affect the Business;

          (c) maintain all Intellectual Property to be included as part of the Assets in substantially the same standing as exists on the date hereof and continue the prosecution of all applications therefor; and

          (d) continue performance in the ordinary course of its obligations under contracts, commitments or other obligations to be included as part of the Assets.

          (e) All hazardous waste accumulation containers, including, but not limited to, trash cans, dumpsters, drums and tanks, will be emptied and the contents removed from the Real Property on or before the Closing by Coltec.

     4.3 Purchaser's Approval of Certain Transactions. Coltec hereby covenants to Purchaser that, except as may otherwise be required under this Agreement, from the date hereof to the Closing, insofar as the Business is concerned, Coltec will not do any of the following without the prior written approval of Purchaser which approval will not be unreasonably withheld or delayed. Purchaser shall nominate an individual ("Approval Contact") to receive requests for approval of the following actions. The Approval Contact or his or her designee shall approve or disapprove such requests by Coltec whether made orally or in writing within 5 business days of receiving such request. If the Approval Contact does not approve or disapprove Coltec's request within 5 business days, the request shall be deemed approved:

          (a) incur or permit the incurrence of any debt, borrow money or incur any obligation or other liability which would constitute an Assumed Liability, except in the ordinary course of the Business;

          (b) purchase, lease, transfer, dispose, encumber or subject to any lien, any of the Real Property or interest therein;

          (c) purchase or lease any Assets, other than in the ordinary course of the Business, having a value exceeding Five Hundred Thousand Dollars ($500,000) in the aggregate or transfer or sell any Assets, other than in the ordinary course of business of the Business, having a value exceeding One Hundred Thousand Dollars ($100,000) in the aggregate;

          (d) enter into any lease of personal property or any renewals thereof involving a term of more than one year or rental obligation exceeding One Hundred Thousand Dollars ($100,000) per annum in the aggregate;

          (e) permit to be incurred any Encumbrances of any of the Assets except as may be permitted by this Agreement;

          (f) except for normal merit or cost-of-living increases and changes in job responsibilities in accordance with the past practices of Coltec and except as required in the UAW Agreement, increase the rate of compensation for any of the employees of Coltec related to the conduct of the Business or otherwise enter into or modify or amend any employment, consulting or managerial services agreement affecting or relating to the Business which are to be assumed by Purchaser;

          (g) commence, enter into or alter any pension, retirement, profit-sharing, employee stock option or stock purchase, bonus, deferred compensation, incentive compensation, life insurance, health insurance, fringe benefit or other employee benefit plan or arrangement which will affect employees of Coltec related to the conduct of the Business after Closing;

          (h) make any new commitments or increase any previous commitments for capital expenditures for the Business exceeding Five Hundred Thousand Dollars ($500,000) in any individual case or Two Million Dollars ($2,000,000) in the aggregate, provided that any new commitment or any increase in a previous commitment for capital expenditures which is not specifically contemplated in Coltec's 1996 capital budget for the Business which was furnished to Purchaser prior to the date of this Agreement will require Purchaser's advance written approval, which will not be unreasonably withheld;

          (i) either accelerate or delay the sale of Products; or sell, buy or dispose of any inventory all except in the ordinary course of the Business;

          (j) enter into any transaction, contract or commitment or Permit outside of the ordinary course of the Business which will become an Assumed Liability, waive any right of substantial value or cancel any debt or claim affecting any Asset, other than intercompany debt and except in the ordinary course of the Business; or

          (k) sell, assign, transfer, license or convey any of the Intellectual Property except consistent with past practice and in the ordinary course of the Business.

     4.4  Consents to Assignment.

     (a) Each of Purchaser and Coltec shall (i) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to all Governmental Bodies or any other person required of Purchaser and Coltec to consummate the transactions contemplated hereby, (ii) provide such other information and communications to such Governmental Bodies or other persons as such Governmental Bodies or other persons may reasonably request in connection therewith, and (iii) provide reasonable cooperation to the other party in obtaining all consents, approvals or actions of, making all filings with and giving all notices to each Governmental Body or other persons required to consummate the transactions contemplated hereby and the Related Agreements. Coltec shall not agree to any modification of any contract, agreement or Permit without the written consent of Purchaser in the course of obtaining any such consent, which consent shall not be unreasonably withheld or delayed by Purchaser. Coltec shall bear the cost of obtaining consents to the assignment of Permits, contracts and other agreements which relate to the Business. Each party shall bear its own individual costs in obtaining any other consent, permit or approval. All costs associated with assigning or transferring the ownership of the Intellectual Property shall be borne by Purchaser.

     (b) Subject to the following sentence, if Coltec is unable to obtain any consent, approval or waiver of the assignment to Purchaser of any Contract or Permit as required by this Agreement, the provisions of Section 7.2 below will apply. If Coltec is unable to obtain any consent, approval or waiver referred to in Section 5.1(d) below, the condition precedent set forth in Section 5.1(d) will not be deemed to be satisfied unless Coltec, at or before Closing, provides Purchaser with a reasonable and lawful arrangement which, in Purchaser's reasonable opinion, provides Purchaser with all of the rights and benefits which Purchaser would have received had such consent, approval or waiver been obtained for the entire duration that such rights and benefits would have accrued to Purchaser had such consent, approval or waiver been obtained, without cost or penalty to Purchaser, and Coltec will indemnify and hold Purchaser harmless (pursuant to Section 9.2(a)(3) below, without any minimum dollar limitation) against any Damage suffered by Purchaser if such arrangement does not provide such rights and benefits to Purchaser (provided, however, that Coltec will only be obligated to indemnify and hold Purchaser harmless with respect to such Damages to the extent that the Damages relate to the validity or enforceability of the arrangement which is made in lieu of the consent, approval or waiver, as opposed to claims related to the actual benefits, rights and obligations conferred by the arrangement). Purchaser will, at Coltec's request, pay Coltec or a third party any payments which would have been payable by Purchaser after the Closing Date in respect of the Permit, Contract or other item associated with a consent, approval or waiver which is not obtained (e.g., rent under a lease which is not assigned) and for which a substitute arrangement is provided under this Section 4.4(b) (provided that (i) Coltec uses such payment to cover the amount which would have been payable under the Permit, Contract or other item to which the consent, approval or waiver related (e.g., rent, but not the cost of securing a sublease or other arrangement), (ii) Purchaser will pay only the actual amount paid by Coltec or charged by the third party in clause (i) and no other amount and
          (iii) Purchaser will not pay more than the amount of payments which were required under the Permit, Contract or other item associated with the consent, approval or waiver which was not obtained).

     4.5 Government Notification. Coltec hereby covenants to Purchaser, and Purchaser hereby covenants to Coltec, that the parties will proceed promptly with the preparation and filing of any required notification and documentation under Title II of the HSR Act and the rules of the FTC thereunder. Additionally, the parties shall cooperate with preparing and filing all requests for additional information made by the appropriate antitrust review authority having jurisdiction over the HSR filing. Purchaser and Coltec Industries Inc will share equally and pay to the FTC the appropriate filing fee totalling the full amount required under the rules of the FTC for a single application for one acquiring person, which fee shall not exceed Forty Five Thousand Dollars ($45,000) in the aggregate. Purchaser shall pay all required filing fees in excess of one half of such aggregate amount. Purchaser, at its own expense, shall prepare for and file any notification or documentation required for the German Approval. Coltec shall cooperate fully, at no cost, with Purchaser s efforts to obtain the German Approval.

     4.6 Parties' Reasonable Commercial Efforts. From the date hereof to the Closing, the parties will cooperate and use their respective commercially reasonable efforts to cause the conditions set forth in Article V to be satisfied on or before the Closing Date, including, without limitation, obtaining, without cost or penalty to or imposition of adverse condition upon, Purchaser, any required consents to assignment to Purchaser of all rights and obligations under any leases or contracts and Permits and to consummate and make effective the transactions contemplated by this Agreement and the Related Agreements.

     4.7 Transition Services Agreement. If required to assist Purchaser, the parties will negotiate a Transition Services Agreement to be executed on or before Closing whereby Coltec Industries Inc will provide certain interim administrative services and assistance, similar in nature and scope to those currently provided, at Purchaser's expense and option for a six month period following Closing, for which Coltec Industries Inc will be reimbursed for all costs and expenses (including overhead) it incurs in providing such services.

     4.8  Title Commitment and Survey.

     (a) Coltec shall deliver to Purchaser commitments for a 1992 Form B ALTA Owner's (or in the case of Real Property-- Leased a Leasehold) Title Insurance Policy (the "Title Commitments") issued by Chicago Title Insurance Corporation (the "Title Company") in form satisfactory to Purchaser. The Title Commitments with respect to each parcel of Real Property which will commit the insurer to insure that, with respect to Real Property--Owned, the fee simple absolute title to the parcel of Real Property described therein is marketable and valid and vested in Purchaser and, with respect to Real Property--Leased, that the leasehold is good and marketable subject to the rights of the lessor under the lease, and the lessor named in the lease was the owner of the Real Property-- Leased on the date of the signing of the lease and the recording of notice of the lease in the appropriate governmental title registry, subject in each case only to the Permitted Encumbrances in respect of such Real Property and to all exceptions which Purchaser has approved (the "Approved Encumbrances") and to no other exceptions, printed or otherwise. Each Title Commitment will be accompanied by readable copies of all documents cited as exceptions to title therein (the "Underlying Documents"), which will be certified by the Title Company as true, correct and complete copies of the Underlying Documents as recorded on the land records. At the Closing, Coltec will deliver to Purchaser the title insurance policies covered by the Title Commitments. In lieu of a policy the Title Company may issue a "mark up commitment" indicating that the Title Company's requirements have been satisfied and that a policy as required hereunder will be issued promptly following the Closing. Such title insurance policies shall (i) be in the amounts set forth on Schedule 4.8(a) (which amounts, however, shall not be binding for the purpose of allocating the Purchase Price), (ii) be issued by the Title Company, (iii) show in Schedule A thereof the approved survey description of such Real Property and each easement appurtenant thereto, with the standard printed exceptions deleted, and otherwise show in Schedule B thereof only the Permitted Encumbrances and the Approved Encumbrances, and (iv) shall be accompanied by the endorsements listed on Schedule 4.8(a) and contain such endorsements as may reasonably be requested by Purchaser. No title insurance will be necessary for the property located in Kettering, England.

     (b) Coltec shall also deliver a current ALTA boundary survey of each Real Property certified to Purchaser and the Title Company (and such other persons as Purchaser may require) by a registered land surveyor or engineer containing legal descriptions of each Real Property and showing (1) all adjacent and interior public streets and roadways, (2) the exact location of all access roads, and entry buildings and points of all utilities to the Real Property, (3) the exact location of all buildings and improvements, (4) the exact location of all recorded or visible easements on or servicing the Real Property, and
          (5) the number of parking spaces. The surveys will certify to Purchaser, the Title Company, and such other persons or entities as Purchaser may desire that no portion of any Real Property lies within a federally designated flood plain, except as shown; and that there are no encroachments either onto or off of the Real Property, except as shown. The legal description of the Real Property set forth in the Title Commitment will conform exactly to the legal descriptions set forth in the survey required under this Section 4.8(b). No survey will be necessary for the property located in Kettering, England.

     (c) If objection to the title to any Real Property is made by Purchaser within ten days after the date of receipt of the Title Commitment, together with all Underlying Documents thereto, and the survey referred to in Section 4.8(b), that the title is not in the condition required for performance under this Agreement or the title and survey disclose a condition of the Property which, if enforced, would impair the ability of the Purchaser to operate the Real Property in the manner in which it is currently operated to achieve the economic results reflected in the Financial Statements (including those delivered under Section 7.9 below), Coltec will have ten days from the time that it is notified in writing of the particular defect claimed to provide Purchaser with a revised Title Commitment evidencing that such defect has been remedied and/or, with Purchaser's consent, insured over in a manner satisfactory to Purchaser. If Coltec is unable to obtain such revised Title Commitment within such ten day period and the defect is other than a lien or encumbrance securing a liquidated amount and if the subject Real Property is identified on Schedule 4.8(c), Purchaser will have the option to (1) proceed with this transaction, in which event the subject Real Property will be retained by Coltec at no cost or penalty to Purchaser and will be leased (or subleased) to Purchaser for a period not to exceed 12 months for a monthly rent in an amount set forth on Schedule 4.8(c), until such time as Purchaser is ready to move the Business operations from such Real Property to a new location;
          (2) reduce the Purchase Price by the amount set forth on
          Schedule 4.8(c) as the assumed value of such Real Property; or (3) terminate this Agreement, in which case neither Coltec nor Purchaser will have any liability to the other. If the defect is other than a lien or encumbrance securing a liquidating amount and if the Real Property is not identified on Schedule 4.8(c), Purchaser will have the ability to terminate this Agreement, in which case neither Coltec nor Purchaser will have any liability to the other. If the defect is a lien or encumbrance securing a liquidated amount, Coltec shall pay and satisfy or bond and obtain title insurance over the defect at or before Closing, and if necessary shall use the Closing proceeds or the appropriate portion thereof for that purpose.

     4.9 Certificates of Occupancy. Coltec will cooperate in Purchaser's application(s) for certificates of occupancy necessary for Purchaser's operation of the Business after Closing with respect to the Facilities. Prior to Closing, Coltec will (a) furnish information reasonably necessary to complete Purchaser's application for the said certificates pertaining to the Facilities and (b) subject to the provisions of Section 4.1 hereof, provide reasonable access to the Facilities for such inspection upon reasonable prior notice. Subject to Section 10.3(a)(iii)(C), in the event, as a result of such inspections, the relevant Governmental Body issues a report requiring repairs or modifications to any Facility, Coltec agrees to complete all such required repairs or modifications and the Closing shall be delayed until the repairs and modifications are complete and the Governmental Body has approved same.

     4.10 Notification. Between the date of this Agreement and the Closing Date, each party will promptly notify the other party in writing if either becomes aware of any fact or condition that causes or constitutes a breach of any of its covenants or representations and warranties as of the date of this Agreement, or if Coltec or Purchaser becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such covenant or such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules attached to this Agreement if the Schedules were dated the date of the occurrence or discovery of any such fact or condition, the applicable party will promptly deliver to the other updated Schedules specifying such changes, which updated Schedules must be reasonably satisfactory to the other party.

     4.11 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Article X, Coltec will not, directly or indirectly, solicit (including furnishing any information concerning the Business), initiate or encourage any inquiries or proposals from, or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquires or proposals from, any person (other than Purchaser) relating to any transaction involving the sale of Assets (other than in the ordinary course of Business) or the Business.

     4.12 Communications to Employees. Prior to the Closing Date, Coltec and Purchaser shall consult with each other before issuing any written communications or otherwise making any public statements to employees of Coltec relating to the transactions contemplated by this Agreement, and prior to communicating with labor unions concerning any notice requirements contained in the collective bargaining agreements which are affected by this Agreement. All such communications will be jointly approved, such approval not to be unreasonably withheld. Coltec shall have the sole responsibility for the matters covered by Section 8.13 below.

     4.13 Environmental Transfer Laws. Prior to the Closing Date, Coltec, at Coltec's sole expense, shall comply with the provisions of Environmental Laws that require the submission of notice to Purchaser or to any Governmental Body in connection with the transfer of title to the Assets and to the Business ("Environmental Transfer Laws") and shall deliver to Purchaser on or prior to the Closing Date documents reasonably satisfactory to Purchaser that demonstrate compliance in such regard with such Environmental Transfer Laws and any documents required by such Environmental Transfer Laws that may be necessary to convey title to each of the Assets and the Business. Purchaser will cooperate to the extent reasonably necessary to effect Coltec's compliance in such regard with such Environmental Transfer Laws.

     4.14 Environmental Reviews and Inspections. Between the date of this Agreement and the Closing, Purchaser, at its cost and expense, may have one or more independent consultants perform reasonable environmental inspections, reviews and audits of the Real Properties and the Facilities and the machinery and equipment located at the Facilities (the "Environmental Inspection"), including tests of air, soil (including surface and subsurface materials), surface water and ground water, or any equipment located at the Facilities. Purchaser will promptly restore any disturbance to the Assets which results from the Environmental Inspection to the same or reasonably similar predisturbed condition. Coltec will cooperate with Purchaser in such testing activities, including making Coltec employees available to Purchaser and its consultants. Purchaser shall obtain all necessary permits, licenses, and approvals, if any, required for the inspections contemplated by this Section 4.1, and shall comply with all applicable statutes, regulations or ordinances in conducting such inspections.

     4.15 Work Plan. As far in advance of the Closing as is commercially practicable, Purchaser will deliver to Coltec a list showing defects, required repairs and other conditions (other than environmental matters) relating to the Real Property and the Facilities which Purchaser identifies during its physical inspection of the Real Properties and the Facilities, a copy of which shall be added as Schedule 4.15 to this Agreement. Coltec will develop a work plan for the items set forth on such Schedule, which will be subject to Purchaser's review and approval, which will not be unreasonably withheld. Subject to Coltec's right to terminate this Agreement pursuant to Section 10.3(a)(iii)(C) (in which case the provisions of such Section 10.3(a)(iii)(C) will apply), Coltec will correct all defects and make all repairs and modifications required under the work plan in a workmanlike manner, and will complete such work as soon as commercially practicable, either before or after the Closing, and Purchaser will have the right to approve such work after completion by Coltec (such approval not to be unreasonably withheld). To the extent Coltec makes the corrections, repairs and modifications referred to in the preceding sentence in the manner required by that sentence, Coltec will have no further liability solely with respect to the defect or condition warranting such repair, correction or modification. Purchaser will use commercially reasonable efforts to cooperate (at no cost to Purchaser) with Coltec in making any corrections, repairs and modifications required by this Section 4.15.


                                 ARTICLE V
                                Conditions

     5.1 Conditions to Purchaser's Obligations. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions (any of which may be waived by Purchaser in whole or in part) at or before the Closing:

          (a) The representations and warranties of Coltec contained in this Agreement shall be true, accurate and complete in all material respects as of the date hereof and as of the Closing as if such representations and warranties had been made anew as of the Closing, provided, however, that to the extent that the representations or warranties of Coltec are qualified by exceptions which do not have a Material Adverse Effect, if such exceptions could either individually or in the aggregate reasonably be expected to have a Material Adverse Effect, then this condition will be deemed to have not been satisfied (Coltec will use commercially reasonable efforts to provide Purchaser with advance written notice before the Closing Date of the items which come within the scope of this proviso);

          (b) Coltec shall have materially performed and complied with all agreements and conditions required by this Agreement to be performed or satisfied by Coltec on or prior to the Closing and Coltec shall have delivered to Purchaser all documents, certificates and instruments required to be delivered by Coltec under the terms of this Agreement;

          (c) Coltec shall have taken or caused to be taken all corporate and other proceedings or actions in connection with the transactions contemplated by this Agreement;

          (d) Coltec shall have obtained all of the material consents and approvals (including as to transfer of Permits), or effective waivers thereof, identified by an asterisk on Schedule 3.1(g) with the exception of any such consents, approvals or waivers listed thereon which in any way relate to the UAW Agreement and except as provided in Section 4.4(b);

          (e) Coltec will cause its Affiliates to assign any Assets which are jointly owned or owned solely by such Affiliate, and will deliver to Purchaser such transfer documents as Purchaser reasonably requests;

          (f) Coltec shall have obtained and delivered to Purchaser the Title Commitments as required by
               Section 4.8 of this Agreement and Coltec shall have advised Purchaser in writing that the transfer to and operation of the Real Property by Purchaser in the manner the Real Property is currently operated will not violate or cause the revocation of any Permits, except for such violations or revocations which would not, individually or in the aggregate, have a Material Adverse Effect;

          (g) Coltec shall obtain, at Coltec's sole cost and expense, and deliver to Purchaser an estoppel certificate from the landlord under each lease of Real Property-Leased constituting an Assumed Liability stating (a) that such lease is in full force and effect and has not been amended, modified or supplemented other than as set forth on Schedule 2.2(b), (b) that all rent and other sums and charges payable under such lease are current and setting forth the date through which such payments have been made, (c) the amount of any tenant security or other similar deposit held by or on behalf of such landlord under such lease, (d) that no notice of default on the part of Coltec or termination notice has been served under such lease that remain outstanding, (e) that to such landlord's knowledge, no uncured material default or termination event or condition exists under such lease and (f) that the consummation of the transactions provided for herein will not constitute a default under such lease or grounds for the termination thereof; and

          (h) Purchaser will have conducted its physical inspection of the Real Properties and Facilities pursuant to Section 4.1 above and the Environmental Inspection pursuant to Section 4.14 above and will be satisfied, in its reasonable discretion, (i) with all aspects of the Real Property and the Facilities, including but not limited to, its physical condition, suitability for the operation of the Business, zoning, permit and licensing status (including the transferability thereof), compliance with Laws, contractual arrangements for utilities and city services, and title and survey matters, which shall include Purchaser's review of the boundaries of the Real Property, of the inclusion of the buildings, equipment and machinery which constitute Assets within such boundaries or on appropriate and insurable appurtenant easements, of the Real Property's access to public streets and ways, and of the availability of utilities through lines directly from public roads or utility company rights of way or properly recorded and insurable private easements, and (ii) with the results of its Environmental Inspection. Purchaser will use commercially reasonable efforts to conduct and complete such physical inspection and the Environmental Inspection as soon as practicable after the date of this Agreement. If Purchaser is unsatisfied with the results of such physical inspection or the Environmental Investigation, it will be free to terminate this Agreement without any liability. Purchaser will advise Coltec on or before June 3, 1996 as to its decision as to whether the condition specified in clause (i) of the first sentence on this Section 5.1(h) has been satisfied; provided, however, such date may at Purchaser's election be extended to the date 10 days after Purchaser's receipt of the Title Commitment, Underlying Documents and survey described in Sections 4.8(a) and (b). If Purchaser has not timely notified Coltec as to whether the condition specified in clause (i) of the first sentence of this Section 5.1(h) has been satisfied, then the condition shall be deemed to have been waived.

     5.2  Conditions to Coltec's Obligations.  The obligation of
Coltec to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions (any of which may be waived by Coltec in whole or in part) at or before the Closing:

          (a) The representations and warranties of Purchaser contained in this Agreement shall be true, accurate and complete in all material respects as of the date hereof and as of the Closing as if such representations and warranties had been made anew as of the Closing;

          (b) Purchaser shall have materially performed and complied with all agreements and conditions required by this Agreement to be performed or satisfied by Purchaser on or prior to the Closing, and Purchaser shall have delivered all documents, certificates and instruments required to be delivered by Purchaser under the terms of this Agreement;

          (c) Purchaser shall have taken or caused to be taken all corporate and other proceedings or actions in connection with the transactions contemplated by this Agreement; and

          (d) Purchaser shall have obtained all of the material consents and approvals, or effective waivers thereof, identified by an asterisk on Schedule
               3.2(g).

     5.3 Conditions to Coltec's and Purchaser's Obligations. The obligations of Coltec and Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions at or before the Closing:

          (a) All requisite governmental approvals and authorizations necessary for consummation of the transactions contemplated hereby, including the German Approval, shall have been duly issued or granted and the applicable waiting periods prescribed by Title II of the HSR Act and the rules of the FTC thereunder shall have expired; and

          (b) there shall not have been issued and in effect any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated and no legal action or governmental investigation which might reasonably be expected to result in any such injunction or order shall be pending.


                                ARTICLE VI
                                  Closing

     6.1 Time, Date and Place of Closing. The closing ("Closing") will occur at 10:00 a.m. (Central Time) on the second business day following the latter of (a) the date on which the applicable HSR Act and German Approval waiting periods have expired or terminated and all Closing conditions have been satisfied or waived and (b) the date on which the deliveries in Section 6.2 are made by Coltec, or such other date as the parties may agree in writing (the "Closing Date"). The Closing will take place at the offices of Borg-Warner Automotive, Inc, 200 South Michigan Avenue, Chicago, Illinois, or at such other place as the parties may agree in writing. The Closing will be deemed to have occurred as of 11:59 p.m. (Central Time) on the Closing Date.

     6.2 Deliveries by Coltec. At the Closing, Coltec will deliver to Purchaser the following:

     (a) General warranty deeds granting to Purchaser good and marketable title to the Real Property-Owned and an assignment of the leasehold in the Real Property-Leased including Coltec's interests as lessor, sublessor, lessee or sublessee (subject in each case only to Permitted Encumbrances and Approved Encumbrances) together with, to the extent the same are held by Coltec, all rights, privileges, easements and appurtenances thereto, and all affidavits, governmental forms and other documents required in connection therewith to convey such title to Purchaser subject only to Approved Encumbrances and Permitted Encumbrances.

     (b) Bills of sale and other instruments of conveyance, assignment and transfer, as appropriate or as Purchaser may reasonably request, pursuant to which Coltec conveys, or causes Stemco Inc, on behalf of its Performance Friction Products Division, to convey, ownership of the Assets (including Contracts and Permits) to Purchaser as provided herein.

     (c) An executed license agreement in the same form as that attached as Exhibit 6.2(c) governing Purchaser's use of the "Holley Automotive" marks in connection with the Business (the "Holley Automotive License Agreement").

     (d) Executed license agreements in the same form as that attached as Exhibit 6.2(d) with regard to "GYLON" and "HY-CARB" Products and the use of the GYLON and HY-CARB marks by the Purchaser in conjunction with such Products (the "Gylon and Hy-Carb License Agreements").

     (e)  An executed Patent License Agreement.

     (f) An instrument conveying and assigning the patents and applications set forth on Appendix B.

     (g) Title policies pursuant to the Title Commitments will be issued effective as of the recording of the deeds and leasehold assignments will be issued as provided in
          Section 4.8(a) above.

     (h) Such other documents including certificates of good standing as Purchaser may reasonably request to effectuate the transactions contemplated by this Agreement.

     6.3  Deliveries by the Purchaser.  At the Closing, the
Purchaser will deliver to Coltec the following:

     (a)  The payment to be made at Closing pursuant to Section
          2.6.

     (b) An agreement whereby the Purchaser will assume and agree to pay and discharge the Assumed Liabilities.

     (c)  The executed License Agreements.

     (d) Such other documents including certificates of good standing as Coltec may reasonably request to effectuate the transactions contemplated by this Agreement.

     (e) An executed license agreement regarding certain rights to be granted back to Coltec Industries Inc under certain patents that are to be assigned to Purchaser pursuant to this Agreement, in the form of Exhibit 6.3(e) (the
           Patent License Agreement ).


                                ARTICLE VII
                           Actions After Closing

     7.1 Further Conveyances. After the Closing, except as agreed to in Section 4.4, Coltec will, without further cost or expense to Purchaser, execute and deliver to Purchaser (or cause to be executed and delivered to Purchaser), such additional instruments of conveyance, and Coltec will take such other and further actions as Purchaser may reasonably request to more completely sell, transfer and assign to Purchaser and vest in Purchaser ownership of the Assets as contemplated herein.

     7.2 Further Consents to Assignment. To the extent Coltec shall have failed to obtain prior to Closing the consent or approval (or an effective waiver thereof) of any person or persons in respect of any item described in Section 4.4 hereof (other than a consent or approval referred to in Schedule 3.1(g), unless Purchaser has agreed to waive the condition that such consent or approval be delivered), after the Closing:

          (a) Coltec will use its commercially reasonable efforts to obtain from such person or persons the required consents or approvals (or effective waivers thereof); and

          (b) if the parties are unable to obtain any such consent, approval or waiver, then (i) this Agreement shall not constitute or be deemed to be a contract to assign the same if an attempted assignment without such consent, approval or waiver would constitute a breach of such item or create in the issuer or any party thereto the right or power to cancel or terminate such item and (ii) Coltec will cooperate with Purchaser in any reasonable arrangement designed to provide Purchaser with the benefit of the rights of Coltec under such item at no cost or penalty to Purchaser, including enforcement (at Coltec's expense) of any and all rights of Coltec against such person as Purchaser may reasonably request (provided, however, that Coltec will only be obligated to pay for the enforcement or defense of any claim under such an arrangement to the extent that the claim relates to the validity or enforceability of the arrangement which is made in lieu of the consent, approval or waiver, as opposed to claims related to the actual benefits, rights, and obligations conferred by the arrangement).

     7.3 Access to Former Employees. After the Closing, Purchaser will make available to Coltec, Purchaser's (or its subsidiaries') employees who may reasonably be needed in order to defend or prosecute any legal or administrative action to which Coltec is a party or any matter referred to in Section 7.8 below. Coltec will pay or reimburse Purchaser for its reasonable costs and expenses which may be incurred in connection therewith (including a per diem charge which reflects the actual out of pocket cost to Purchaser of such employee). Purchaser shall not be required, however, to maintain in its employ after Closing any employee by reason of this Section 7.3.

     7.4 Use of Trademark. After the Closing, other than as permitted by the License Agreements, Purchaser will not use the trademarks or tradenames of the Excluded Intellectual Property in any way; except Purchaser shall be permitted (a) for the period of up to six (6) months after Closing, to use "Coltec" and "Holley" and the associated corporate logo (design) in the building, equipment, furniture, stationery, office supplies and the like existing on the Closing Date, and (b) for the period of up to six
(6) months after Closing or until such items are consumed, whichever is earlier, to use "Coltec", and "Holley" and the associated corporate logo (design) on the inventory of Products and the corresponding packaging therefor existing on the Closing Date.

     7.5 Warranty Claims. After the Closing, Purchaser shall honor, for Products manufactured and sold by Coltec or the Operating Units prior to the Closing Date in the conduct of the Business, those warranty claims made in accordance with written warranties given by Coltec or the Operating Units to their customers (a) which, when aggregated with the cost of all prior claims for such model number, are expected to cost no more than $100,000 in any one calendar year and (b) which, when aggregated with the cost of all prior claims for such model number, are expected to cost more than $100,000 in any one calendar year and are approved in advance by Coltec, by repairing or replacing defective Products. With regard to such warranty claims, Coltec shall reimburse Purchaser within ten (10) business days after Purchaser's invoice date for the actual and reasonable costs incurred by Purchaser in performing such warranty work, provided that Purchaser shall provide to Coltec, upon request, documentation reasonably supporting such costs. Purchaser shall make available for inspection by Coltec, on reasonable notice, records relating to the need for such work, the cost of performing such work and the applicability of Coltec's written warranties to such warranty work. As to any warranty claim which Purchaser expects, in good faith, to cost more than $100,000 when aggregated with the cost of all prior claims for such model number in any one calendar year, Purchaser shall notify Coltec of such claim in writing. If Coltec does not give a written response regarding such claim within 30 days after receipt of such notification, such claim shall be considered approved for purposes of this Section 7.5 and Coltec shall be required to reimburse Purchaser. If Coltec denies liability for such warranty claim, Purchaser may determine to honor or deny such claim without prejudicing any of its rights or remedies hereunder. Purchaser shall not be responsible for any product recall obligations or product liability of Coltec for Products sold prior to the Closing.

     7.6 Covenant Not to Compete/Nonsolicitation. Until the fifth anniversary of the Closing, Coltec shall not, anywhere in the World, as an owner, consultant, joint venturer, member of a limited liability company, general partner, controlling shareholder of a privately-held corporation or shareholder to the extent of twenty-five percent (25%) or more of the outstanding shares of a publicly-held corporation, either directly or indirectly, engage or participate in or assist others in engaging or participating in the business of designing, manufacturing and/or marketing products that are directly competitive with the Business as conducted as of the Closing or the Products existing or under development as of the Closing; except the Licensee under the Patent License Agreement and its sublicensees and/or assigns thereunder, provided the Patent License Agreement has not been terminated, may engage and participate in the business of designing, manufacturing and marketing the products expressly licensed in Sections 3.1, 3.2, 3.3 and 3.4 of the Patent License Agreement subject to the restrictions stated therein. For two (2) years after the Closing Date, Coltec shall not without Purchaser's prior written consent, directly or indirectly, solicit for employment, hire as an employee, consultant or contractor or otherwise engage any employee who was employed by Coltec related to the Business within six (6) months of the date hereof unless such person is no longer employed by Purchaser at the time Coltec solicits such employee for employment. Coltec shall not at any time sell, license or otherwise transfer Gylon or Hy-Carb technology for use as a friction material in powertrain components used in automotive vehicles, trucks, or off-road vehicles. Notwithstanding anything contained herein, Coltec and its Affiliates shall have the unrestricted right to sell, license or otherwise transfer Gylon or Hy-Carb technology except as provided in the immediately preceding sentence and to manufacture, use and sell Gylon and Hy-Carb products, other than Products of the Business, to third parties. Purchaser, its Affiliates, successors and assigns shall only make, use and sell Gylon and Hy-Carb Products for use as a friction material in powertrain components of automotive vehicles, trucks and off-road vehicles.

     7.7 Dispute Resolution. If, after the Closing, but before the expiration of the applicable survival periods set forth in
Section 3.3 of this Agreement, the parties should have any dispute arising out of or relating to this Agreement or the parties' respective rights and duties hereunder (excluding only those matters relating to the Adjustment to the Purchase Price that are to be resolved in accordance with the process described in Section
2.7 hereof) (in each case a "Dispute"), then the parties will resolve such Dispute in the following manner:

     (a) Either party may at any time deliver to the other a written notice identifying a Dispute (the "Resolution Notice"). The Resolution Notice shall initiate the dispute resolution mechanism contemplated by this Section
          7.7. Within fifteen (15) days after delivery of the Resolution Notice, the receiving party shall submit to the other a written response. The Resolution Notice and the response thereto shall state with particularity the facts and conditions giving rise to the Dispute and shall include (i) a statement of each party's position and a summary of arguments supporting that position and (ii) the name and title of the persons who will represent that party in the negotiations contemplated by Section 7.7(b) below.

     (b) Within thirty (30) days after delivery of the Resolution Notice, the designated representatives of both parties shall attempt in good faith to resolve the Dispute and shall meet at a mutually acceptable time and place, and thereafter as they reasonably deem necessary, to attempt to resolve the Dispute. All negotiations pursuant to this Section 7.7(b) shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

     (c) If the representatives of the parties are unable to resolve the Dispute through negotiations within ninety
          (90) days after delivery of the Resolution Notice, then the Dispute shall be resolved by final and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), as the same may be modified by the terms of this Agreement. Within ten (10) days of the expiration of the ninety (90) day period referenced in this Section 7.7(c), the demanding party may initiate arbitration by making a written demand for arbitration on the other party and simultaneously filing copies of the demand, together with the required fees, with the office of the AAA in Chicago, Illinois. Within ten (10) business days after receipt of such demand by the other party, each party shall designate one arbitrator (who shall have had no material business relationship with the designating party within the last three (3) calendar years) and the two arbitrators named by the parties will, within ten (10) business days thereafter, select a third arbitrator (the three arbitrators being collectively referred to herein as the "Arbitration Panel"). The Arbitration Panel shall cause a hearing to be held within sixty (60) calendar days after the date the third arbitrator is selected and shall render an award within ninety (90) calendar days from the commencement date of the hearing based on the unanimous or majority decision of the arbitrators.

     (d) The place of arbitration shall be Chicago, Illinois. The parties expressly covenant and agree to be bound by the decision of the Arbitration Panel and accept any such decision as the final determination of the matter in dispute. Any decision, award and/or judgment rendered by the Arbitration Panel may be entered in any court having competent jurisdiction. In no event shall any demand for arbitration be made after the date that institution of legal or equitable proceedings based upon the claim, dispute or other matter would be barred by this Agreement. The expenses and fees of the Arbitration Panel shall be borne as set forth in the award of the Arbitration Panel. Each party shall bear its own legal fees and expenses.

     (e) The Arbitration Panel is empowered to award any damages it believes are reasonable under the circumstances, but it is not empowered to award punitive damages.

     (f) The procedures specified in this Section 7.7 shall be the sole and exclusive procedures for the resolution of a Dispute; provided, however, that a party, without prejudice to the above procedures, may seek a preliminary injunction or other provisional judicial relief, if in its sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo.

     7.8 Access to Records. Coltec and the Purchaser each agree to maintain and make reasonably available to the other, in such form as the other shall reasonably request, all books and records of or relating to the Business which are kept by such party and are reasonably necessary in connection with (i) responding to inquiries regarding the Business from regulatory (including Tax) authorities;
(ii) the preparation of Tax returns and/or claims for refunds;
(iii) audits of Tax returns or claims for refund; (iv) responding to inquiries from any customer or supplier of the Business; (v) any litigation involving the Business to which Purchaser or Coltec or any of their respective Affiliates is or becomes a party; (vi) any liability, claim or other litigation, investigation or proceeding, whether pending, threatened or existing hereafter, which may involve Purchaser or Coltec or any of their respective Affiliates, or (viii) any indemnification obligation set forth in this Agreement. Each party agrees to retain all such records for a period of ten years or in accordance with past practice, whichever is longer, and to offer to turn such records over to the other party before destroying them.

     7.9 Financial Statements. Coltec will, within sixty (60) days after the Closing Date, deliver to Purchaser audited financial statements for the Business for the years ended December 31, 1994 and December 31, 1995, unaudited interim financial statements for the Business for the quarters ended March 31, 1995 and March 31, 1996 and an audited balance sheet for the Business as of the Closing Date (the "Closing Date Balance Sheet"), together with the accountant's reports with respect to such financial statements. Such financial statements will be in accordance with GAAP (except, with respect to the interim financial statements, for non-recurring normal audit adjustments), and will be in conformance with the requirements of Regulation S-X (Form and Content of and Requirements for Financial Statements, Securities Act of 1993, Securities Exchange Act of 1934, etc.). Coltec's auditors will provide Purchaser with access to the workpapers relating to such financial statements.

                               ARTICLE VIII
                      Employees And Employee Benefits

     8.1  Union Represented Employees - Warren Plant

     (a)  Assignment - Assumption.  At the Closing:

          (i)  Coltec shall, except for the matters set forth in
               Section 8.1(a)(ii) through (iv) below, assign to a BWA Subsidiary and the BWA Subsidiary shall offer to assume the collective bargaining agreement, the supplemental agreements and the letters of understanding listed in Schedule 8.1(a) (collectively the "UAW Agreement") which agreement, made November 1, 1994, is applicable to the hourly-rated production, tool maker and maintenance personnel (the "Warren Union Represented Employees") located at Coltec's Warren, Michigan Plant ("Warren Plant"); provided however that such assignment and assumption shall not be effective if the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America UAW and its Local Union No. 983 (collectively, the "UAW Union") does not accept the BWA Subsidiary's offer to assume the UAW Agreement pursuant to Section 8.1(a)(v) below,

          (ii) Coltec shall not assign, and neither the Purchaser nor the BWA Subsidiary shall assume or have any liability for, the rights, obligations and liabilities of the Holley Detroit Hourly Employees' Pension Plan, a/k/a Coltec Industries Inc Non-Contributory Pension Plan for Hourly Employees of Holley Automotive Division ("Holley UAW Pension Plan"). Coltec shall retain the rights, obligations and liabilities of the Holley UAW Pension Plan,

          (iii) Coltec shall not assign, and neither the Purchaser nor the BWA Subsidiary shall assume or have any liability for, the terms and conditions of Article 19 of the UAW Agreement relating to the Pension Supplement and the Agreement Regarding Pension Plan Amendment made November 1, 1994 (collectively the "UAW Pension Agreement"). Coltec shall retain the obligations and liabilities of the UAW Pension Agreement and shall, in the manner more fully described in Section 8.3(a) below, fulfill the terms and conditions of Article 19 of the UAW Agreement relating to the Pension Supplement and the Agreement Regarding Pension Plan Amendment under the Holley UAW Pension Plan,

          (iv) Coltec shall not assign, and neither the Purchaser nor the BWA Subsidiary shall assume or have liability for, any group insurance policies, obligations and liability of any kind (including, but not limited to, those relating to health, dental, prescription drug, life, accidental death and dismemberment and sickness and accident) under the UAW Agreement with respect to (A) the Warren Union Represented Employees who are not in active employment status at the Warren Plant on the day immediately prior to the Closing Date (the "Non-Active Warren Union Represented Employees") and (B) the terminated or retired Warren Union Represented Employees (the "Former Warren Employees") and
               (C) the Active Warren Union Represented Employees to the extent not provided for in Section 8.5 below. Coltec shall retain such group insurance, obligations and liabilities in the manner more fully described in Section 8.5 below, and

          (v) The BWA Subsidiary shall inform the UAW Union that it is willing to assume the UAW Agreement subject to the exceptions set forth in Section 8.1(a)(ii) through (iv) above.

     (b) Employment. All of the Warren Union Represented Employees who are in active employment status at the Warren Plant on the day immediately prior to the Closing Date (the "Active Warren Union Represented Employees") shall cease their employment status with Coltec at the Closing and simultaneously therewith shall be offered employment by the BWA Subsidiary under the terms and conditions of the UAW Agreement subject to the provisions of Section 8.1(a) above. Any Non-Active Warren Union Represented Employee who had a right to return to employment at the Warren Plant under the UAW Agreement (such as an employee on layoff status or on an approved medical or disability leave of absence, etc.), all of whom are listed in Schedule 8.1(b), shall be extended an employment offer by the BWA Subsidiary at the time each such employee is eligible, if at all, under the UAW Agreement to return to work, and if employed, shall for the purposes of events which occur after such date of employment be considered an Active Warren Union Represented Employee.

     8.2  Hourly Paid Non-Union Represented Employees and Salaried
          Employees.

     (a) Employment. All of the hourly paid employees of Coltec related to the Business who are not represented by a collective bargaining agent (the "Non-Union Represented Employees") and all of the employees of Coltec related to the Business who are paid on a salaried or commission basis (the "Salaried Employees") (collectively, the "Non-Represented Employees") who were engaged in the conduct of the Business and in active employment status on the day immediately prior to the Closing Date (the "Active Non-Represented Employees") shall cease their employment with Coltec at the Closing and simultaneously therewith shall be offered employment with the BWA Subsidiary. Non-Represented Employees who were not in active employment status and who on the Closing Date had rights to return to employment (the "Non-Active Non-Represented Employees") under Coltec's policies (such as employees on an approved medical or disability leave of absence, approved personal leave of absence or employees having recall rights pursuant to a written layoff policy, etc.) all of whom are listed in Schedule 8.2(a) will be offered employment by the BWA Subsidiary at the time that each such employee is eligible to return to work or additional employment in the applicable job classification is deemed warranted by the BWA Subsidiary, provided that at that time a right to return to employment would have existed for such employee under Coltec's policies had they been in effect. If such Non-Active Non-Represented Employee is employed by the BWA Subsidiary pursuant to the preceding sentence, such employee shall for the purposes of events which occur after such date of employment be considered an Active Non-Represented Employee.

     (b) Wage Rates. The BWA Subsidiary shall make each Active Non-Represented Employee an offer of employment at the same current base hourly rate of pay or current base monthly salary, as applicable, that was in effect for such employee immediately prior to the Closing Date. The BWA Subsidiary shall have the unlimited right to adjust any individual Non-Represented Employee's wage rate at any time after employment is accepted.

     8.3  Retirement Plans

     (a) Holley UAW Pension Plan. With respect to the Holley UAW Pension Plan, Coltec and the Purchaser agree as follows:

          (i) As soon as practicable after the Closing, Coltec shall amend the Holley UAW Pension Plan to provide that the service of Warren Union Represented Employees with the BWA Subsidiary from the Closing Date through October 31, 1997 will be counted as Credited Service under the Holley UAW Pension Plan for the purpose of computing any benefit, allowance or payment thereunder,

          (ii) Coltec shall implement the scheduled January 1, 1997 benefit increase under the Holley UAW Pension
               Plan as set forth in the Agreement Regarding
               Pension Plan Amendment and shall be solely responsible for the costs of such increased benefit level,

          (iii) Concurrent with October 31, 1997, or at the time that it is permissible pursuant to any Code and PBGC notice requirements for the cessation of benefit accruals under defined benefit pension plans, Coltec will freeze all benefit accruals under the Holley UAW Pension Plan effective as of October 31, 1997 and shall treat the Warren Union Represented Employees as inactive deferred vested participants; provided however, that all Warren Union Represented Employees who on the day prior to the Closing Date did not have a vested benefit in the Holley UAW Pension Plan shall become fully vested in the benefit they had accrued as of the Closing Date and, if such employee is employed by the BWA Subsidiary after the Closing Date, in the benefit he/she accrues based on Credited Service to the earlier of such employee's termination date or October 31, 1997,

          (iv) If a Warren Union Represented Employee retires from or is separated from service with the BWA Subsidiary prior to October 31, 1997, his/her eligibility for a Normal Retirement Benefit and/or Early Retirement Benefit in accordance with the provisions of the Holley UAW Pension Plan shall be based on the Credited Service such individual actually accrued up to the date of retirement. If a Warren Union Represented Employee retires from or is separated from service with the BWA Subsidiary after October 31, 1997, he/she shall be entitled to a deferred vested pension benefit pursuant to the terms of the Holley UAW Pension Plan based on the Credited Service such individual actually accrued up through October 31, 1997. Neither the Purchaser nor the BWA Subsidiary shall be responsible for, or have any obligations or liabilities with respect to, the Holley UAW Pension Plan or any pension obligation pertaining to the UAW Agreement and the Agreement Regarding Pension Plan Amendments for the period from the Closing Date through October 31, 1997. Coltec shall indemnify and hold Purchaser and the BWA Subsidiary harmless from and against all claims related to the Holley UAW Pension Plan and the pension obligation pertaining to the UAW Agreement and the Agreement Regarding Pension Plan Amendments. The Purchaser or the BWA Subsidiary, as applicable, shall provide to Coltec timely and accurate information when requested to do so by Coltec, regarding the status of employment of the Warren Union Represented Employees which information is needed by Coltec for the administration of the Holley UAW Pension Plan after the Closing and until such time as the Warren Union Represented Employees terminate their employment with the BWA Subsidiary, and

          (v) Within ten (10) days after January 1, 1997, the BWA Subsidiary shall pay to Coltec a sum of money actuarially determined by Coltec s actuary, Buck Consultants, based upon the actuarial assumptions used in the 1995 Actuarial Valuation of the Holley UAW Pension Plan which amount will equal:

               (A) the present value of the cost attributable to the addition of Credited Service accrued by the Warren Union Represented Employees under the Holley UAW Pension Plan for service with the BWA Subsidiary from the Closing Date through October 31, 1997 based on the pension benefit level of $19.00 for each year of credited service pursuant to Section 8.3
                    (a)(i) above, and

               (B) the present value of the cost attributable to the increase in the pension benefit level effective as of January 1, 1997 from $19.00 to $20.00 for each year of Credited Service of the Warren Union Represented Employees under the Holley UAW Pension Plan for service with the BWA Subsidiary from January 1, 1997 through October 31, 1997, provided however that the total amount
                    required to be paid under this Section 8.3
                    (a)(v) shall not exceed $40,000.00.

     (b)  Non-Represented Employees.  With respect to the Non-
          Contributory Pension Plan for Employees of Coltec
          Industries Inc (the "Hourly Pension Plan") and the
          Retirement Plan For Salaried Employees of Coltec
          Industries Inc (the "Salaried Pension Plan"), Coltec and the Purchaser agree as follows:

          (i) Concurrent with the Closing Date, or at the time that it is permissible pursuant to any Code and PBGC notice requirements for the cessation of benefit accruals under defined benefit pension plans, Coltec will freeze all service and benefit accruals effective as of the Closing Date under the Hourly Pension Plan and the Salaried Pension Plan (collectively the "Coltec Pension Plans") for all of the Non-Represented Employees and shall thereafter treat such individuals as inactive deferred vested participants under the Coltec Pension Plans; provided however, that all the Non-Represented Employees who on the day prior to the Closing Date did not have a vested benefit in the applicable Coltec Pension Plans shall become fully vested in the benefit that they had accrued under the applicable Coltec Pension Plans as of the Closing Date,

          (ii) Neither the Purchaser nor the BWA Subsidiary shall be responsible for, or have any obligations or liabilities with respect to, the Coltec Pension Plans. Coltec shall indemnify and hold Purchaser and the BWA Subsidiary harmless from and against all claims related to the Coltec Pension Plans, and

          (iii) Non-Represented Employees who are eligible to retire under the Coltec Pension Plans may elect to retire from Coltec as of the Closing Date and retain the right to be rehired by the BWA Subsidiary as provided for in Section 8.2(a). The election to retire from Coltec must be submitted prior to Closing. A Coltec employee who elects to retire under this paragraph shall have his or her years of service with Coltec considered for purposes only of eligibility and vesting under the BWA Subsidiary's welfare and fringe benefit plans.

     8.4 Savings Plans. With respect to the Coltec Industries Inc Retirement Savings Plan For Salaried Employees and the Coltec Industries Inc Retirement Accumulation Plan (collectively the "Coltec Savings Plan"), Coltec and the Purchaser agree as follows:

          (a) Coltec shall make all contributions required of it under the applicable Coltec Savings Plans for the Active Warren Union Represented Employees and the Active Non-Represented Employees who are participants in such plans (the "Savings Plans Members") for all periods of time up to and including the Closing Date and shall cause the applicable Coltec Savings Plan to fully vest each such Savings Plans Member in the balance of his/her account as of the Closing Date,

          (b) Coltec shall allow any Savings Plans Members with an account balance under the Coltec Savings Plans to withdraw and/or transfer his/her account balance distribution.

          (c) Neither the Purchaser nor the BWA Subsidiary shall be responsible for, or have any obligations or liabilities with respect to, the Coltec Savings Plans. Coltec shall indemnify and hold Purchaser and the BWA Subsidiary harmless from and against any and all claims related to the Coltec Savings Plans, and

          (d) The Purchaser shall cause the BWA Subsidiary to establish one or more defined contribution plan(s) to cover the Savings Plans Members or shall include such groups of employees in currently established defined contribution plans (the "BWADC Plans"). Under the terms of the BWADC Plans, the Savings Plans Members shall receive credit for all service with Coltec for purposes only of eligibility and vesting. Purchaser shall indemnify and hold Coltec harmless from and against any and all claims related to the BWADC plans.

     8.5  Welfare Benefit Plans.

     (a)  Purchaser Welfare Benefit Plans.   The Purchaser agrees
          to cause the BWA Subsidiary to establish, effective as of the Closing Date, employee welfare benefit plans which shall provide the opportunity for health, medical, dental, vision, life insurance and disability coverages (the "Purchaser's Welfare Benefit Plans") for the Active Warren Union Represented Employees as well as the Active Non-Represented Employees. Purchaser's Welfare Benefit Plans will provide that service with Coltec prior to the Closing Date will be treated as service for meeting any
          applicable waiting periods and waiver periods.   Non-
          Active Warren Union Represented Employees, and the Non-Active Non-Represented Employees shall be eligible for coverage under such Purchaser's Welfare Benefit Plans when the individual employee begins employment with BWA Subsidiary, subject to the provisions set forth in this
          Section 8.5(b) through (e).

     (b) Welfare Plans for Active Warren Union Represented Employees. Purchaser agrees that, subject to the acceptance of the offer of assignments set forth in
          Section 8.1(a)(i), the Purchaser's Welfare Benefit Plans which are established for the Active Warren Union Represented Employees shall provide the same type of benefits as the welfare benefit plans covering the Active Warren Union Represented Employees immediately prior to the Closing Date for the remaining term of the UAW Agreement, as applicable, except that the Purchaser s Welfare Benefit Plans shall not contain provisions or provide coverage for, and Purchaser shall not have obligations or liabilities with respect to welfare benefit coverage for:

          (i) retirees or former employees (and the dependent(s) of either class) who were employed at any time prior to the Closing Date as a Warren Union Represented Employee but who on the day immediately prior to the Closing Date were not employed by Coltec,

          (ii) the Non-Active Warren Union Represented Employees
               (and their dependent(s)), until such employee(s) become employed by the BWA Subsidiary.

          (iii)     the Active Warren Union Represented Employees
                    (and their dependent(s)) upon their
                    retirement, if such retirement occurs prior to January 1, 1998,

          (iv) the Active Warren Union Represented Employees (and their dependent(s) as described in Section
               8.5(e)(iii), and

          (v)  the persons described in Section 8.5(e).

     (c) Welfare Benefits Plans For Active Non-Represented Employees. The Purchaser shall cause the BWA Subsidiary to establish Welfare Benefit Plans for the Active Non-Represented Employees, the type of benefits which, at the discretion of the BWA Subsidiary, will either be similar to, but not necessarily the same as, those presently offered to them by Coltec, but excluding all provisions relating to retiree welfare benefit coverages, or similar to, but not necessarily the same as, those offered by the BWA Subsidiary or related subsidiaries of the Purchaser for new hires, or a combination of the above two alternatives. The Active Non-Represented Employees shall receive credit for years of service with Coltec for purposes only of eligibility and vesting under the BWA Subsidiary's Welfare Benefit Plans. The Purchaser and the BWA Subsidiary shall have the unlimited right to amend, modify or terminate its Welfare Benefit Plans in the future when and as it deems appropriate. Further, neither the Purchaser or the BWA Subsidiary shall provide coverage for nor shall the Purchaser or the BWA Subsidiary have any obligations or liabilities with respect to welfare benefit coverages for:

      (i) retirees or former employees (and the dependent(s) of either class) who were employed at any time prior to the Closing Date as Non-Represented Employees, but who on the date immediately prior to the Closing Date were not employed by Coltec,

      (ii) Non-Active Non-Represented Employees (and their dependent(s)), until such employee(s) become employed by the BWA Subsidiary,

      (iii) the Active Non-Represented Employees (and their dependent(s)) upon their retirement, if such retirement occurs prior to January 1, 1998,

      (iv) the Active Non-Represented Employees (and their dependent(s) as described in Section 8.5(e)(iii), and

      (v)  the persons described in Section 8.5(e).

 (d) Indemnification by Coltec. Coltec shall indemnify and hold Purchaser and the BWA Subsidiaries harmless from and against all claims filed by the individuals set forth in
      Section 8.5(b)(i) through (v) and Section 8.5(c)(i) through (v) above (the "Non-Covered Persons") and for any other person or organization seeking to have Purchaser or the BWA Subsidiary provide coverages under the BWA Subsidiary's Welfare Benefit Plans to the Non-Covered Persons.

 (e) Claims Under Coltec's Welfare Benefit Plans. Coltec shall retain all the obligations and liabilities of any kind arising under or related to claims under its health, medical, dental, vision, life insurance and disability coverages ("Coltec Welfare Benefit Plans") based on charges for covered expenses incurred:

      (i)  By the persons described in subsection (b)(i) and
           (c)(i) above;

      (ii) By an Active Warren Union Represented Employee or an Active Non-Represented Employee (and the eligible dependent(s) of either class) upon their retirement, if such retirement occurs prior to January 1, 1998;

      (iii) By an Active Warren Union Represented Employee or an Active Non-Represented Employee (and the eligible dependent(s) of either class), if such person, during the period from and after the Closing Date and prior to January 1, 1998, makes application for a pension benefit under either the Holley UAW Pension Plan, the Hourly Pension Plan or the Salaried Pension Plan while employed by the BWA Subsidiary; provided, however, that the BWA Subsidiary s Welfare Benefit Plans will provide primary coverage and the Coltec Welfare Benefit Plans will provide secondary coverage for that period during which such person remains employed by the BWA Subsidiary;

      (iv) By an Active Warren Union Represented Employee (and his/her eligible dependent(s)) and/or an Active Non-Represented Employee and his/her eligible dependents covered under the Coltec Welfare Benefit Plans for claims incurred on or prior to 11:59 p.m. (Central Time) on the Closing Date;

      (v) By a Non-Active Warren Union Represented Employee (and his/her eligible dependent(s)), which liability for claims shall continue until the earlier of (A) his/her loss of seniority under the UAW Agreement and COBRA coverage, or (B) his/her employment with the BWA Subsidiary;

      (vi) By a Non-Active Non-Represented Employee (and his/her eligible dependent(s)), which liability for claims shall continue until the earlier of (A) his/her loss of coverages under the applicable Coltec policy (medical leave, disability leave, personal leave, layoff) and COBRA coverage, or (B) his/her employment with the BWA Subsidiary; and

      (vii) By an Warren Active Union Represented Employee (and his/her eligible dependent(s)), by an Active Non-Represented Employee (and his/her eligible dependent(s)), by a Non-Active Warren Union Represented Employee (and his/her eligible dependent(s)) after such employee becomes employed by Purchaser, and by a Non-Active Non-Represented Employee and his/her eligible dependent(s) after such employee become employed by the Purchaser, (collectively, the "Active Employees"), who incur a claim(s) after the Closing Date as a result of an injury or sickness that was treated within twelve (12) months prior to the Closing Date (a "Pre-Existing Condition"). Coltec shall retain all the obligations and liabilities related to a Pre-Existing Condition of such an individual until the earlier of (A) the Pre-Existing Condition no longer exists, or
                (B) January 1, 1997, and, provided that, the individual is not confined for the Pre-Existing Condition on January 1, 1997.

 (f) Indemnification by Purchaser. Purchaser shall indemnify and hold Coltec and the Operating Units harmless from and against all claims filed by individuals who become employees of the BWA Subsidiaries and either (i) are not Non-Covered Persons, or (ii) for which Coltec has not retained any obligations or liabilities under this
      Section 8.5 which claims seek to have Coltec provide coverage to such person.

 8.6  Employment Claims

 (a) Claims Filed Prior to Closing Date. Coltec shall be responsible and liable for any claim, complaint, charge or lawsuit filed prior to the Closing Date which alleges a violation of any federal, state, county, local or governmental law, decree, ordinance or regulation applicable to an act or omission of Coltec pertaining to employment, employment practices or labor relations.

 (b) Claims Filed On or After the Closing Date. The Purchaser shall be responsible and liable for any claim, complaint, charge or lawsuit filed on or after the Closing Date which alleges a violation of any federal, state, county, local or other governmental law, decree, ordinance or regulation applicable to an act or omission by the BWA Subsidiary pertaining to employment, employment practices or labor relations except that:

      (i) For any claim, complaint, charge or lawsuit which is filed after the Closing Date by (A) an individual who was employed by Coltec prior to the Closing Date, or by a person who was an applicant for employment with Coltec (but was not hired) prior to the Closing Date, and (B) alleges a violation of a federal, state, county, local or other governmental law, decree, ordinance or regulation which pertains in part to an act or event that occurred prior to the Closing Date and relates to employment or employment practices, Coltec shall be responsible and liable for any monetary damages that are part of a settlement or court order to the extent that such damages are attributable to the period prior to the Closing Date and all attorneys fees and court costs to the same proportional extent. Coltec and Purchaser shall cooperate in good faith to develop strategies to minimize each party s potential exposure with respect to any such claims, complaints, charges or lawsuits. Purchaser shall not consent to any settlement of nor concede any issue regarding such claims, complaints, charges or lawsuits which affects Coltec without the prior written consent of Coltec, which consent shall not be unreasonably withheld,

      (ii) For any unfair labor practice complaint filed within six months after the Closing Date and any grievance or arbitration claim under the UAW Agreement filed within ninety (90) days after the Closing Date with respect to an act or event occurring prior to the Closing Date, Coltec shall be responsible and liable for any monetary damages that are part of a court order or Arbitrator's award to the extent that such damages are attributable to the period prior to the Closing Date. Coltec and Purchaser shall cooperate in good faith to develop strategies to minimize each party s potential exposure with respect to such complaints and/or claims, and

      (iii)     In the event that the matters contemplated by
                Section 8.6(b)(i) or (ii) above occur, the BWA Subsidiary will provide Coltec with any information, material or documents which Coltec shall request as part of its defense and Coltec shall not consent to any settlement nor concede any issue in litigation or arbitration which affects Purchaser or the BWA Subsidiary without the prior written consent of the BWA Subsidiary, which consent shall not be unreasonably withheld.

 8.7 Worker's Compensation Claims and Worker's Occupational Diseases Claim. Coltec shall be responsible for the defense and, when it is adjudicated or administratively determined, liable for any claim which may be asserted by Active Employees and Non-Covered Persons which arises under the occupational disease and disablement statutes (or any similar statutes) and regulations thereof of the states where the Operating Units facilities are located and is based on a reported injury sustained solely while employed by Coltec on or prior to the Closing Date. The BWA Subsidiary shall be responsible for the defense and, when it is adjudicated or administratively determined, liable for any claim arising by an Active Employee under the aforementioned occupational disease and disablement statutes (or any similar statutes) and regulations thereof which is based on a reported injury sustained solely on or after the Closing Date. If a claim is asserted on or after the Closing Date by an Active Employee under the aforementioned occupational disease and disablement statutes (or any similar statutes) and regulations thereunder and such claim alleges a reported injury sustained in part before the Closing Date and in part on or after the Closing Date, the BWA Subsidiary shall be responsible for the defense of such claim and if an award is adjudicated or administratively determined for such Active Employee, Coltec shall be liable for and pay to the BWA Subsidiary, that percentage of the award which is based on the time period from the determined beginning date of the injury to the Closing Date over that period of time from the determined beginning date to the date of the award. If such pro rata amount cannot be determined, the Purchaser and Coltec shall in good faith negotiate and agree upon the proration of the award which shall be in accord with the principles of the preceding sentence.

 8.8  Vacation and Holiday Pay.  As of the Closing Date, the
BWA Subsidiary will assume all obligations of Coltec to the Active Employees for any vacation pay entitlement and holiday pay entitlement which exist as of the Closing Date. The Purchase Price shall be reduced by the amount of such obligation, which obligation will be determined by Purchaser and Coltec on the basis of Coltec's books and records in accordance with the existing policies of Coltec regarding accrual of vacation and holiday pay. The amount so determined will be set forth on Schedule 8.8 to this Agreement.

 8.9 Severance. Neither Coltec, the Purchaser nor the BWA Subsidiary shall be responsible by virtue of anything contained herein for severance pay to any Active Warren Union Represented Employee or Active Non-Represented Employee who declines the BWA Subsidiary's offer of employment. Coltec shall be responsible for any severance pay due to a Non-Active Warren Union Represented Employee or a Non-Active Non-Represented Employee who is terminated prior to the Closing Date or terminated after the Closing Date as a result of the loss of his/her re-employment right.

 8.10 Other Agreements, Plans, Understandings and Practice.
Subject to Article IX but not subject to the Deductible and unless otherwise specifically assumed by Purchaser in the above provisions of Article VIII, Coltec shall retain any and all obligations or liabilities with respect to any Coltec agreement, plan, understanding or practice which provided or promised a payment, benefit, contribution, prerequisite or service to Active Employees or Non-Covered Persons and shall indemnify and hold Purchaser and the BWA Subsidiary harmless from and against all claims related thereto. Purchaser and the BWA Subsidiary shall jointly and severally indemnify and hold Coltec harmless from and against any and all claims related in any way to any matter specifically assumed by Purchaser or the BWA Subsidiary in Article VIII hereof.

 8.11 Termination or Layoffs.

 (a)  With respect to the termination or layoff of any Active
      Employee after the Closing Date, the BWA Subsidiary will comply fully with the Worker Adjustment and Retraining
      Notification Act of 1988 ("WARN").

 (b) With respect to the termination or layoff of any of the employees of the Business prior to the Closing Date, as well as the termination of those Active Warren Union Represented employees and Active Non-Represented Employees who decline Purchaser's offer of employment, Coltec will comply fully with WARN.

 8.12 Obligation to Prepare W-2s. Coltec will prepare and cause to be filed 1996 Forms W-2 for all periods through and including the Closing Date for all employees of the Business who are at the time of the Closing Date paid by Coltec s Corporate Office in New York, New York. Purchaser or the BWA Subsidiary, as applicable, agrees to assume Coltec s obligation to furnish Forms W-2 to employees of the Business, other than those referred to above, in accordance with the Alternative Procedure set forth in
Section 5 of Rev. Proc. 84-77, 1984-2 C.B. 753.

 8.13 Coltec s Obligations Under the National Labor Relations
Act. Nothing in this Agreement or the Confidentiality Agreement shall limit Coltec from fulfilling its obligations regarding notice and effects bargaining under the National Labor Relations Act.

                                ARTICLE IX
                              Indemnification

 9.1 Indemnification of Coltec. In addition to its indemnification obligations under Article VIII above, and subject to the provisions of this Article IX, Purchaser will indemnify, defend and hold Coltec, its officers, directors, employees, agents, affiliates, attorneys, consultants, successors and assigns (to the extent the assignment to such assignee is permitted under Section
11.8 below) harmless from and against any and all Damages arising out of or resulting from (a) any misrepresentation or breach of a representation or warranty made by Purchaser for which notice is given by Coltec within the period specified in Section 3.3 hereof;
(b) Purchaser's failure to pay or satisfy or cause to be paid or satisfied any of the Assumed Liabilities when due and payable; (c) nonperformance by Purchaser of any obligation or covenant to be performed on the part of Purchaser under this Agreement; or (d) except for matters which are indemnifiable by Coltec under Article VIII above or Section 9.2 below, the operation of the Business or the use or ownership of the Assets subsequent to Closing. The indemnification under this Section 9.1 will be on a joint and several basis among all entities which, for purposes of this Agreement, constitute Purchaser.

 9.2  Indemnification of Purchaser.

 (a)  In addition to its indemnification obligations under
      Article VIII above, and subject to the provisions of this
      Article IX, Coltec will indemnify, defend and hold Purchaser, its officers, directors, employees, agents, affiliates, attorneys, consultants, successors and assigns (to the extent the assignment to such assignee is permitted under Section 11.8 below) harmless from and against any and all Damages arising out of or resulting from (1) any misrepresentation or breach of any representation or warranty by Coltec for which notice is given by Purchaser within the period specified in Section
      3.3 hereof; (2) the failure of Coltec fully to pay or satisfy or cause to be paid or satisfied any of the Excluded Liabilities when due and payable; (3) nonperformance by Coltec of any obligation or covenant to be performed on the part of Coltec under this Agreement;
      (4) irrespective of whether Coltec has made a representation or warranty with respect thereto and if a representation or warranty has been made, irrespective of whether it has been breached, any liability, cost or expense (real or contingent, liquidated or unliquidated) which relates directly or indirectly to the condition or operation of the Business or the Assets as of or prior to the Closing Date (Schedule 9.2 sets forth certain hypothetical examples of indemnification required under this Section 9.2) except for work plan items completed by Coltec pursuant to Section 4.15 above and except for any repairs, modifications and corrections for which Coltec is released from liability under Section 10.3(a)(iii)(C);
      (5) non-compliance with applicable bulk sales laws; or
      (6) irrespective of whether Coltec has made a representation or warranty with respect thereto and, if a representation or warranty has been made, irrespective of whether it has been breached or whether any item is identified on a Schedule to this Agreement, any on-site environmental condition including the presence of any waste materials, existing on or before the Closing Date with respect to the Assets or the Business or relating to or emanating from activities, conditions or materials at, of or from the Assets or Business on or before the Closing Date (including transport or disposition of substances and waste materials) without regard to Section
      3.3 above; or (7) any matters identified on Schedules 2.5(b), 3.1(l) (other than the Ford Motor Company Zetec Oil Pump situation, the potential pricing discount on the Ford Motor Company V-6 oil pump and the Ford Motor Company European Air Pump tooling reimbursement described in items 7, 12 and 13 respectively on Schedule 3.1(l)), 3.1(n), 3.1(p), 3.1(s), or 3.1(t). Clause (4) of the
      preceding sentence reflects the parties' intent that, notwithstanding the representations and warranties herein, other than the Assumed Liabilities, any Damages relating to (i) the operation of the Business prior to the Closing or (ii) any condition or circumstance affecting the Facilities or Assets on the Closing Date be retained by and be the responsibility of Coltec and Purchaser shall be indemnified by Coltec against such Damages pursuant to this Agreement.

 (b) Notwithstanding anything to the contrary contained in this Section 9.2 or elsewhere in this Agreement, Coltec shall have no indemnity obligations to Purchaser hereunder in respect of Damages suffered, incurred or sustained by Purchaser under clause Section 9.2 (a) (1) -
      (4) unless, until and only to the extent that all such Damages, when aggregated, exceed $283,000 (the "Deductible"). Coltec's liability for any Damages suffered, incurred or sustained by the Purchaser shall be limited to the amount of Damages in excess of the Deductible and the maximum aggregate liability of Coltec for any claim under Sections 9.2(a)(1) - (4) shall not exceed a sum equal to $141.5 million, which amount shall be reduced by $14,150,000 on each of the second, third and fourth anniversaries of the Closing Date. The indemnification under Sections 9.2(a)(5), (6) and (7) above will be without any minimum or maximum dollar limitation.

 (c)  The allocations set forth in Schedule 2.11 to this
      Agreement will have no effect on the calculation of
      Damages or amounts to be indemnified under this Section
      9.2

 (d) The indemnification provided under this Section 9.2 will be on a joint and several basis among all of the entities which, for purposes of this Agreement, constitute Coltec.

 9.3  Notice of Indemnification Claim.

 (a) Following the assertion of any claim by a third party or the occurrence of any event or the discovery of any facts or conditions which could reasonably be expected to give rise to a claim for indemnification from an indemnifying party (the "Indemnitor") under this Article IX, an indemnified party (the "Indemnitee") shall within a reasonable time thereafter notify the Indemnitor in writing of such claim, setting forth in reasonable detail the specific facts and circumstances relating to such claim and the amount of Damages claimed (or a non-binding, reasonable estimate thereof if the actual amount is not known or not capable of reasonable calculation)
      (an "Indemnification Notice").   The Indemnitor shall in
      no way be liable to the Indemnitee for any claim not presented in accordance with the provisions of this
      Section 9.3.

 (b) With respect to a claim for indemnification under Section 9.2(a)(4) above, the Indemnitee's notice under Section 9.3(a) above must be given promptly after it discovers, or in the normal course of operating the Business should have discovered, the facts, circumstance or condition giving rise to such claim.

 (c) Notice of any claim for indemnification under Section 9.1 or 9.2(a) above must be given no later than the fifth anniversary of the Closing Date, and any claim brought thereafter is time-barred, except that no time limitation shall apply to claims made under Section 9.1(b), 9.2(a)(2), 9.2(a)(6) or 9.2(a)(7) above.

 9.4  Third Party Claims.

 (a) If the facts or conditions giving rise to the right of indemnification under this Article IX involve any actual or threatened claim or demand by a third party against Coltec or Purchaser or a claim by Coltec or Purchaser against any third party (a "Third Party Claim"), the Indemnitor shall have thirty (30) days following receipt of the Indemnification Notice in respect of such Third Party Claim to advise the Indemnitee as to whether
      (1) the Indemnitor disputes or accepts, in whole or in part, its liability to the Indemnitee, (2) the Indemnitor desires to defend the Indemnitee against such Third Party Claim and (3) the Indemnitor is financially capable of making the required indemnification (for purposes of this sentence, a written notification furnished in good faith by the Indemnitor providing adequate assurance as to the items described in clauses (1) through (3) of this sentence will be sufficient, although the Indemnitee will be entitled to reasonably request that the Indemnitor ratify and confirm such written assurance from time to time). During such 30 day period (or such shorter period as Coltec may require to accept its indemnification obligation) the Indemnitor will either indemnify the Indemnitee for its costs of investigating and defending the Third Party Claim or defend the Indemnitee pursuant to this Section 9.4 (without prejudice as to its right to dispute its indemnification obligation within such 30 day period) (such investigation and defense will be limited to preventing a default judgment, beginning the preparation of responsive pleadings and such other actions as are commercially reasonable under the circumstances). The Indemnitor shall consult with the Indemnitee before selecting counsel.

 (b) In the event the Indemnitor determines to accept the defense of any such Third Party Claim pursuant to this
      Section 9.4, the Indemnitee shall have the right to be represented by its own counsel, its participation to be subject to the reasonable direction of the Indemnitor, and the Indemnitee shall provide all requested waivers and authorities to permit the Indemnitor to defend such Third Party Claim. Counsel selected by the Indemnitee to act on its behalf in the defense of a Third Party Claim shall be at the Indemnitee's sole cost and expense unless
      (1) the Indemnitor has agreed to pay such expenses,
      (2) the Indemnitor has failed to assume the defense of the Third Party Claim or (3) in the reasonable judgment of the Indemnitee, based upon the written opinion of its counsel, a conflict of interest exists or could reasonably be expected to exist between the Indemnitee and the Indemnitor with respect to the Third Party Claim (in which case the Indemnitor will not have the right to assume the defense, on behalf of the Indemnitee, of the Third Party Claim).

 (c) If the Indemnitor fails to provide the assurances required under this Section 9.4, does not have the right, as a result of clause (3) of the last sentence of Section 9.4(b) above, to undertake the Defense of the Third Party Claim or fails to undertake the defense of or settle or pay any Third Party Claim within thirty (30) days following receipt of the Indemnification Notice in respect of such Third Party Claim, or if the Indemnitor, after having given notification to the Indemnitee that it intends to assume the defense, fails within thirty (30) days from its receipt of the Indemnification Notice to defend, settle (subject to Section 9.5 below) or pay such Third Party Claim, then the Indemnitee may take any and all necessary actions to dispose of the Third Party Claim including the settlement or full payment thereof upon such terms as it shall deem appropriate, in its sole discretion, subject to Section 9.5 below with respect to any proposed settlement thereof.

 9.5  Settlement Proposals.

 (a) In the event the Indemnitee desires to settle a Third Party Claim the defense, settlement or payment of which has not been assumed by the Indemnitor, but where the Indemnitor has admitted, in writing to the Indemnitee, that it is liable for such Third Party Claim, the Indemnitee shall advise the Indemnitor in writing of the amount it proposes to pay in settlement thereof (the "Proposed Settlement"). If the Proposed Settlement is unsatisfactory to the Indemnitor (provided that Indemnitor will not unreasonably withhold its consent to any proposed settlement), it shall have the right, at its expense, to contest such claim by giving written notice of such election to the Indemnitee within ten (10) days after the Indemnitor's receipt of the advice of the Proposed Settlement. If the Indemnitor does not deliver such written notice within ten (10) days after receipt of such advice or if the Indemnitor, after having given such notice to the Indemnitee, fails forthwith to defend, settle or pay such claim, the Indemnitee may offer the Proposed Settlement to the third party making such claim. If the Proposed Settlement is not accepted by the third party, any new Proposed Settlement which the Indemnitee may wish to present to the party making such claim shall first be presented to the Indemnitor who shall have the right, subject to the conditions hereinabove set forth in
      Section 9.4, to contest such claim.

 (b) In the event that the Indemnitor has not assumed the defense, settlement or payment of a Third Party Claim and in failing to do so, has not admitted its liability for such Third Party Claim in writing to the Indemnitee, then the Indemnitee shall be entitled to settle such Third Party Claim in any manner which it determines.

 (c) The Indemnitor may settle a Third Party Claim that it has agreed to settle, pay or defend on terms which it may deem reasonable; provided, however, that the Indemnitor shall not, without the Indemnitee's prior written consent to any such settlement, which shall not be unreasonably withheld and shall be given or rejected within 10 days after Indemnitor's request for consent. In no event will the Indemnitor (i) settle or compromise any such proceeding, claim or demand, or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release from all liability in respect of such proceeding, claim or demand, or (ii) settle or compromise any such proceeding, claim or demand in any manner that may adversely affect the Indemnitee.

      9.6  Environmental Conditions.  Subject to Sections 9.3 and
9.4 above, if Purchaser makes a claim for indemnification under this Article IX for Damages arising from any matter or condition referred to in Section 3.1(t) above (irrespective of whether Coltec has breached a representation or warranty in that Section), or from any misrepresentation or breach of a representation or warranty, breach of covenant, or investigation and clean-up or other remediation of an environmental condition or a material which is a waste material or is causing pollution or contamination at any Real Property, then Coltec shall have the right to assume control of the investigation, clean-up or remediation subject to Purchaser's obligation to comply with (i) governmental or judicial order or judgment or (ii) lender or insurance company directive on commercially reasonable terms to an owner-occupier of like industrial properties. If Coltec exercises its right to assume control of the investigation, clean-up or remediation, then Coltec shall be responsible for completing the investigation, clean-up or remediation in compliance with or as required by Environmental Laws and/or with this Agreement and the representations and warranties herein, to the extent and in the manner requested by Purchaser in the exercise of reasonable commercial judgment, and subject to Purchaser's obligation to comply with governmental or judicial order or judgment or lender or insurance company directive on commercially reasonable terms to an owner-occupier of like industrial properties, and Coltec shall conduct the investigation, clean-up or remediation promptly, expeditiously and in a workmanlike, non-negligent manner with as little disruption to Purchaser's use of the Real Property-Owned or Real Property-Leased as reasonably practicable. Coltec shall discuss with Purchaser in advance, and provide Purchaser with all documents describing or related to, its proposed and final plans for investigation, clean-up and remediation. Coltec shall provide Purchaser with one copy of each document proposed for submittal to, and of each document submitted to or received from, environmental regulatory authorities, and with notice of any communication, related to the plans for or the investigation, clean-up or remediation, or to environmental conditions or activities at or related to the Business or Assets. Coltec will provide copies of proposed submittal documents and notice of its proposed communications reasonably in advance of submittal of each such document or communication. Purchaser shall have the right to comment on and consult with Coltec about such plans, documents and communications. Coltec will make any changes to any plan, document or communication and will provide and make any additional plan, document or communication as reasonably requested by Purchaser. Purchaser may retain one or more environmental consultants to oversee the investigation, clean-up or other remediation conducted by Coltec, but the bills of such consultants (other than any attorneys) for such oversight work shall be paid by Purchaser.

 9.7  Other Indemnification Claims.  Except for Third Party
Claims, the Indemnitor shall have twenty (20) days to advise the Indemnitee of whether it disputes or accepts liability to the Indemnitee for all other indemnification claims that are the subject of an Indemnification Notice delivered to the Indemnitor as provided in Section 9.3 above. Failure to give such notice will constitute acceptance of responsibility for the claim.

 9.8 Exclusive Remedy. From and after the Closing Date, the indemnification provisions of this Article IX shall be the sole and exclusive remedy for any breach of this Agreement and the Related Agreements, and no other remedy shall be had in contract, tort or otherwise by Coltec or Purchaser and their respective officers, directors, employees, agents, affiliates, attorneys, consultants, successors and assigns, all such remedies being hereby expressly waived. In addition to the foregoing, the amount of the indemnification obligations of Coltec set forth in Section 9.2 hereof shall be the maximum amount of Coltec's indemnification obligations hereunder, and Purchaser shall not be entitled to a rescission of this Agreement or any of the Related Agreements or to any further indemnification rights or claims of any nature whatsoever, all of which the Purchaser hereby waives.


                                 ARTICLE X
                     Amendment, Waiver and Termination

 10.1 Amendment. This Agreement may be amended at any time prior to the Closing, but only by written instrument executed by Borg-Warner and Coltec Industries Inc.

 10.2 Waiver. Either Coltec Industries Inc or Purchaser may at any time waive compliance by the other with any covenants or conditions contained in this Agreement only by written instrument executed by the party waiving such compliance. No such waiver, however, shall be deemed to constitute the waiver of any such covenant or condition in any other circumstance or the waiver of any other covenant or condition.

 10.3 Termination.

 (a) This Agreement may be terminated at any time prior to the Closing Date:

      (i) by mutual written consent of Coltec Industries Inc and Purchaser;

      (ii) by Purchaser (A) if there is a material breach of any representation or warranty set forth in Section
           3.1 hereof or any covenant or agreement to be complied with or performed by Coltec pursuant to the terms of this Agreement which breach has not been cured by Coltec or waived by Purchaser within 30 days following receipt of written notice of such breach, (B) in the event that all of the conditions under 5.1 and 5.3 have not been satisfied by the Closing Date or waived by Purchaser, in accordance with Section 10.2, (C) in accordance with Section
           10.4 or (D) if Purchaser is not satisfied with its physical inspection of the Facilities or the Environmental Inspection;

      (iii) by Coltec Industries Inc (A) if there is a material breach of any representation or warranty set forth in Section 3.2 hereof or any covenant or agreement to be complied with or performed by Purchaser pursuant to the terms of this Agreement which breach has not been cured by Purchaser or waived by Coltec Industries Inc within 45 days following receipt of written notice of such breach, (B) in the event that all of the conditions under 5.2 and 5.3 have not been satisfied by the Closing Date or waived by Coltec Industries Inc in accordance with Section 10.2,
                (C) if the total cost of all modifications and repairs required in order to obtain certificates of occupancy pursuant to Section 4.9 above, to satisfy Purchaser's requests under Section 4.15 above following its physical inspection under
                Section 4.1 above, and/or to correct title or survey matters under Section 4.8 above (except for defects consisting of liens or encumbrances securing a liquidated amount) exceeds $3,000,000 (provided that Purchaser will have the option of reducing the Purchase Price by $3,000,000, in which case Coltec Industries Inc will not have the right to terminate this Agreement and Coltec will have no further liability (whether monetary or otherwise) for the modifications, repairs and corrections referred to in this clause (C), which will be identified on a Schedule 10.3(a)(iii) and attached to this Agreement at Closing);

      (iv) by Coltec Industries Inc or Purchaser if the Closing shall not have occurred on or before June 30, 1996, unless (A) the failure to close relates to a failure to satisfy the condition precedent set forth in Section 5.3 above, in which case such date will be automatically extended to August 31, 1996, or (B) the failure to close is the result of a material breach of this Agreement by the party seeking to terminate; or

      (v)  by Purchaser pursuant to Section 4.8(c) above.

 (b)  In the event of termination of this Agreement:

      (i) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

      (ii) The provisions of the Confidentiality Agreement shall continue in full force and effect,

 (c) In the event this Agreement is terminated by Purchaser for any reason other than pursuant to Section 10.3(a)(i),
      (ii), (iv), or (v) or pursuant to Section 10.4 or by Coltec Industries Inc for any reason other than pursuant to Section 10.3 (a) (i), (iii) or (iv), then the terminating party shall pay to the other party not later than three (3) business days after the effective date of termination, a termination fee equal to 10% of the Purchase Price (the "Termination Fee") by wire transfer of immediately available funds to the account designated in writing by the non-terminating party. The parties acknowledge that the agreement contained in this Section 10.3(c) is an integral part of the transactions contemplated by this Agreement; accordingly, if a party fails to promptly pay the Termination Fee when due and, in order to obtain such payment, the non-terminating party commences or initiates a proceeding which results in a judgment or an award against the terminating party for the Termination Fee, the terminating party shall pay to the non-terminating party its costs and expenses (including reasonable attorneys' fees) in connection with such proceeding, together with interest on the amount of the Termination Fee at a rate of ten percent (10%) per annum. This Section 10.3 will constitute the parties' exclusive remedy in the event or with respect to a termination of this Agreement. Any termination of this Agreement which does not require the payment of a Termination Fee will be without liability to the other party.

 10.4 Termination Upon Certain Casualties.

 (a)  (i)  In the event the Real Property-Owned or Real
           Property-Leased shall be damaged or destroyed by fire or other casualty prior to the Closing Date, Coltec shall provide Purchaser with notice thereof.

      (ii) In the event Purchaser reasonably determines (the "Determination") that the repair and restoration of the Real Property-Owned or Real Property-Leased would not be completed within ninety (90) days from such occurrence and the failure to complete such repair or restoration within such period would have a Material Adverse Effect, Purchaser may elect to terminate this Agreement. Purchaser shall make the Determination within seven (7) business days of receipt of notice from Coltec under Section 10.4(a)(i). In the event Purchaser elects to terminate this Agreement, the provisions of Section 10.3(b) shall apply. In the alternative Purchaser shall have the right to terminate this Agreement with respect to the parcel of Real Property damaged and the Purchase Price shall be reduced accordingly, in the amount set forth on Schedule 4.8(c) or to complete this transaction, in which case Coltec shall assign and deliver to Purchaser the insurance proceeds resulting from such casualty.

      (iii) If Purchaser has not elected to terminate this Agreement under Section 10.4(a)(ii), Coltec shall be obligated to repair and restore such damage prior to Closing; provided however, if the repair and restoration of the Real Property is not completed prior to Closing, Purchaser (A) may elect to delay Closing by the period reasonably necessary to complete such repair and restoration, and Coltec shall be obligated to complete said repairs; or (B) Purchaser may elect to proceed with Closing and assume responsibility for completing the repair and restoration of the Real Property; provided, however, if Purchaser elects to so repair and restore the Real Property, Purchaser shall be granted a credit against the Purchase Price at Closing in the amount of the cost of such repair as determined by competitive bidding based on mutually acceptable procedures.

      (iv) If Purchaser has not elected to terminate this Agreement under Section 10.4(a)(iii), Coltec shall be obligated to repair and restore such damage prior to Closing; provided, however, that in no event shall the aggregate amount of Coltec's obligation under this Section 10.4(a)(iv) exceed the coverage amounts available to Coltec and/or the Operating Units under all applicable Insurance Policies of Coltec and the Operating Units then in full force and effect, plus the amount of any deductibles payable in respect of such Insurance Policies.

 (b) At any time prior to Closing, if any governmental authority shall, under the power of eminent domain, take any part of the buildings upon the Real Property-Owned or Real Property-Leased, or so much of the Real Property-Owned or Real Property-Leased that there is no longer reasonably sufficient land to provide parking to service the Real Property-Owned or Real Property-Leased with respect to the operation of the Business as presently conducted, which, in each case, such taking would have a Material Adverse Effect, then Purchaser shall have the right to terminate this Agreement by written notice to Coltec Industries Inc within ten (10) days after receipt of notice of such taking from Coltec. In the alternative Purchaser may terminate the Agreement only with respect to the affected Property, and the Purchase Price shall be reduced accordingly as provided in Section 4.8(c). Failure to deliver written notice of the exercise of such right to terminate shall be deemed an election by Purchaser to proceed to Closing. If Purchaser is entitled to terminate this Agreement based upon the exercise of a power of eminent domain, but does not so elect, upon the Closing Date, Coltec shall assign all of its right to any condemnation award relating to the Real Property to Purchaser and shall reasonably assist Purchaser in any matter relating to such award.


                                ARTICLE XI
                               Miscellaneous

 11.1 Confidentiality. Subject to Section 10.3(b)(ii), the Confidentiality Agreement will continue in effect until Closing. Upon Closing, the terms and conditions of the Confidentiality Agreement will no longer apply with regard to the Business being acquired by the Purchaser pursuant to this Agreement; however, the terms and conditions of the Confidentiality Agreement with regard to the businesses not being acquired pursuant to this Agreement shall remain in full force and effect for the period specified in the Confidentiality Agreement.

 11.2 Severability; Construction. If any provision of this Agreement shall finally be determined to be unlawful, then such provision shall, if possible, be rewritten or construed more narrowly to comply with the intent of the parties and the law, or alternatively, be deemed to be severed from this Agreement and every other provision of this Agreement shall remain in full force and effect.

 11.3 Expenses. Except as otherwise provided in this Agreement, each party will bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, whether or not such transactions shall be consummated. Coltec will be solely responsible for payment of any fees of Coltec's auditors and fees of Morgan Stanley, and Purchaser will be solely responsible for payment of any fees of Purchaser's auditors and fees of Merrill Lynch Pierce Fenner and Smith Incorporated, resulting from or arising out of the transactions contemplated hereby. The premiums for the title insurance policies, and the Title Commitment and survey charges, pursuant to Section 4.8 above, including, but not limited to, charges for title abstract and examination, shall be paid equally by Purchaser and Coltec Industries Inc (provided that in no event shall Purchaser pay more than $75,000). The cost of preparing the financial statements referred to in Section 7.9 above will be shared equally between Coltec Industries Inc and Purchaser, except that Purchaser will not be required to pay more than $100,000 for its share, and any excess will be paid by Coltec. Coltec Industries Inc and Purchaser will each pay one-half of any fees charged by the second Firm of certified public accounts referred to in Section 2.7(d) hereof.

 11.4 Transfer Taxes. Purchaser and Coltec Industries Inc will each bear one-half the cost of sales, use, registration, stamp, value added or other transfer taxes, if any, which may result from the transfer of the Assets from Coltec Industries Inc and the Operating Units to Purchaser and/or its nominees.

 11.5 Bulk Sales. Purchaser and Coltec waive compliance with the provisions of any laws dealing with bulk sales in any jurisdiction. Coltec will indemnify and hold Purchaser harmless pursuant to Section 9.2(a)(5) above with respect to any Damages which may be suffered by Purchaser in respect of the parties' failure to comply with such laws.

 11.6 Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or communicated by electronic transmission, or, if mailed, three (3) days after mailing registered or certified mail, return-receipt requested, with postage prepaid:

      If to Purchaser, then to:

           Borg-Warner Automotive, Inc.
           Attention:  Chief Executive Officer
           200 South Michigan Avenue
           Chicago, Illinois  60604

           Telefax:  (312) 461-0507

      with a copy to:

           Borg-Warner Automotive, Inc.
           Vice President and General Counsel
           200 South Michigan Avenue
           Chicago, Illinois  60604

           Telefax:  (312) 322-8621

      If to Coltec, then to:

           Coltec Industries Inc
           430 Park Avenue
           New York, New York 10022
           Attention:  Corporate Secretary
           Telefax:   (212) 940-0587

provided, however, that if either party shall have designated a different address by notice to the other given as provided above, then to the last address so designated.

 11.7 Publicity. Until the Closing, the timing and the content of all public announcements regarding any aspect of this Agreement (including, but not limited to, suppliers, customers, distributors, the financial community, government agencies or the public at large) will be mutually agreed upon in advance by Purchaser and Coltec Industries Inc, unless otherwise required by law.

 11.8 Assignment. This Agreement shall be binding upon and inure to the benefit of the successors of each of the parties hereto, but shall not be assignable by any party without the prior written consent of the other; provided, that Borg-Warner may assign this Agreement to a wholly owned subsidiary of Borg-Warner without the consent of Coltec, but only so long as Borg-Warner agrees to remain fully liable for all covenants and obligations of Purchaser created herein.

 11.9 No Third Parties. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person, other than the parties and successors and assigns permitted by Section 11.8, any right, remedy or claim under or by reason of this Agreement.

 11.10     Incorporation by Reference.  The Schedules and
Appendices to the Agreement constitute integral parts of this Agreement and are hereby incorporated into this Agreement by this reference.

 11.11 Governing Law. This Agreement will be governed by and construed in accordance with the internal substantive laws of the State of Illinois (without reference to the choice of law provisions of Illinois law); provided, that all matters relating to real estate shall be governed by the law of the state in which the real estate is situated.

 11.12 Counterparts. More than one counterpart of this Agreement may be executed by the parties hereto and each fully executed counterpart shall be deemed an original without production of the other.

 11.13 Complete Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior letters of intent, agreements, covenants, arrangements, communications, representations, or warranties, whether oral or written, by any officer, employee, or representative of either party relating thereto with the exception of the Confidentiality Agreement.

 11.14 Purchaser s Consents and Other Actions. For purposes of this Agreement and all Related Agreements, Borg-Warner shall have the right to act on behalf of Purchaser, and all consents, waivers and other actions taken or given by Borg-Warner on behalf of Purchaser shall be binding on Purchaser without any further action on the part of BW or BW-MI.

 IN WITNESS WHEREOF, the parties each have caused this Agreement to be executed by their respective duly authorized officers and have caused their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

                     BORG-WARNER AUTOMOTIVE, INC.


                     By:_________________________________

                     Its:_________________________________

Attest:
By:________________________


                     BORG-WARNER AUTOMOTIVE AIR/FLUID SYSTEMS
                     CORPORATION


                     By:_________________________________

                     Its:_________________________________

Attest:
By:________________________


                     BORG-WARNER AUTOMOTIVE AIR/FLUID SYSTEMS
                     CORPORATION OF MICHIGAN


                     By:_________________________________

                     Its:_________________________________

Attest:
By:________________________


                     COLTEC INDUSTRIES INC


                     By:_________________________________

                     Its:_________________________________

Attest:
By:________________________


                     HOLLEY AUTOMOTIVE INC


                     By:_________________________________

                     Its:_________________________________

Attest:
By:________________________


                     COLTEC AUTOMOTIVE INC


                     By:_________________________________

                     Its:_________________________________

Attest:
By:________________________


                     HOLLEY AUTOMOTIVE GROUP, LTD.


                     By:_________________________________

                     Its:_________________________________

Attest:
By:________________________


                     HOLLEY AUTOMOTIVE SYSTEMS GmbH


                     By:_________________________________

                     Its:_________________________________

Attest:
By:________________________



                                APPENDIX A

 1.1 Definitions. As used herein, the terms below shall have the following meanings. Any of these terms, unless the context otherwise requires, may be used in the singular or plural depending upon the reference.

      "AAA" shall have the meaning set forth in Section 7.7(c) of this Agreement.

      "Active Warren Union Represented Employees" shall have the meaning set forth in Section 8.1(b) of this Agreement.

      "Adjustment" shall have the meaning set forth in Section
2.6 of this Agreement.

      "Affiliate" shall have the meaning set forth in the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      "Approval Contact" shall have the meaning set forth in
Section 4.3 of this Agreement.

      "Approved Encumbrances" shall have the meaning set forth in Section 4.8 of this Agreement.

      "Arbitration Panel" shall have the meaning set forth in
Section 7.7(c) of this Agreement.

      "Assets" shall have the meaning set forth in Section 2.2 of this Agreement.

      "Assumed Liabilities" shall have the meaning set forth in
Section 2.4 of this Agreement.

      "Bankruptcy Code" shall mean the United States Bankruptcy
Code, 11 U.S.C. 101 et seq., as such may be amended from time to time.

      "Books and Records" shall mean (i) all records and lists pertaining to the Assets, (ii) all records and lists of customers, suppliers, distributors or personnel pertaining to the Business,
(iii) all product, business and marketing plans of the Business, marketing research data and sales and promotional materials of the Business and (iv) all books, ledgers, files, reports, plans, drawings and operating records of every kind pertaining to the Business.

      "Business" shall mean the automotive, truck and off-road vehicle components and systems business of the Operating Units including all Products.

      "BWADC Plans" shall have the meaning set forth in Section
8.4(d) of this Agreement.

      "BWA Subsidiary" shall mean a subsidiary of Borg Warner
Automotive, Inc. or a subsidiary of such a subsidiary.

      "Closing" and "Closing Date" shall have the meanings set forth in Section 6.1 of this Agreement.

      "Closing Date Balance Sheet" shall have the meaning set forth in Section 7.9 of this Agreement.

      "Code" shall mean the Internal Revenue Code of 1986, as such may be amended from time to time.

      "Coltec" means Coltec Industries Inc and the Operating
Units.

      "Coltec Pension Plans" shall have the meaning set forth in Section 8.3(b)(i) of this Agreement.

       Coltec Savings Plan  shall have the meaning set forth in
Section 8.4 of this Agreement.

      "Coltec Welfare Benefit Plans" shall have the meaning set forth in Section 8.5(e) of this Agreement.

      "Confidentiality Agreement" shall have the meaning set forth in Section 4.1 of this Agreement.

      "Contracts" shall mean all written contracts, arrangements and agreements, and all oral agreements, including those described in Schedules 2.2(d) and 2.2(e), to which Coltec
Industries Inc or the Operating Units is a party and which relate to the Business or the Assets.

      "Damages" shall mean all liabilities, damages, losses, penalties, fines, judgments, claims, costs and expenses (including interest, amounts paid in settlement, reasonable attorneys' fees and reasonable consultants' and experts' fees). The term "Damages" is not limited to matters asserted by third parties, but includes Damages incurred or sustained by Coltec or Purchaser in the absence of third party claims.

      "Deductible" shall have the meaning set forth in Section
9.2 of this Agreement.

      "Default" shall mean an occurrence which constitutes a material breach or material default under a contract, order or other commitment, after the expiration of any grace period provided without cure.

      "Determination" shall have the meaning set forth in
Section 10.4(a)(ii) of this Agreement.

      "Dispute" shall have the meaning set forth in Section 7.7 of this Agreement.

      "Encumbrances" shall mean any claim, lien, pledge, option, easement, security interest, deed or trust, mortgage, right-of-way, encroachment, building or use or other restriction, conditional sales agreement, right of first refusal, encumbrance or other right of third parties, or any other encumbrance, restriction or limitation, whether voluntarily incurred or arising by operation of law, including any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement in the nature thereof.

      "Environmental Inspection" shall have the meaning set forth in Section 4.14 of this Agreement.

      "Environmental Laws" shall mean (i) any applicable federal, state and local law, statute, ordinance, rule, regulation, code or requirements relating to pollution (or the cleanup of the environment), or the protection of air, surface water, groundwater, drinking water, land (including its surface and subsurface), human health, the environment or any other natural resource, or concerning the use, storage, recycling, treatment, generation, transportation, processing, handling, production or disposal of hazardous, toxic or polluting wastes or substances, in each case as amended on or before the Closing Date, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligation for or related to the investigation, remediation or clean-up of the threatened, alleged or actual presence of hazardous, toxic or polluting waste or substance.

      "Environmental Notice" shall have the meaning set forth in Section 3.1(t)(i) of this Agreement.

      "ERISA" shall have the meaning set forth in Section
3.1(o)(ii) of this Agreement.

      "Excluded Assets" shall have the meaning set forth in
Section 2.3 of this Agreement.

      "Excluded Books and Records" shall have the meaning set forth in Section 2.3(g) of this Agreement.

      "Excluded Intellectual Property" shall have the meaning set forth in Section 2.3(b) of this Agreement.

      "Excluded Liabilities" shall have the meaning set forth in Section 2.5 of this Agreement.

      "Facility" and "Facilities" shall mean the building and improvements situated on the Real Property-Owned and the Real
Property-Leased.

      "Final Net Purchased Working Capital" shall have the meaning set forth in Section 2.7(a) of this Agreement.

      "Final Net Purchased Working Capital Statement" shall have the meaning set forth in Section 2.7(b) of this Agreement.

      "Financial Statements" shall have the meaning set forth in Section 3.1(h)(i) of this Agreement.

      "Firm" shall have the meaning set forth in Section 2.7(d) of this Agreement.

      "Former Warren Employees" shall have the meaning set forth in Section 8.1(a)(iv) of this Agreement.

      "FTC" shall mean the Federal Trade Commission.

      "GAAP" shall mean generally accepted accounting principles on the date of this Agreement, consistently applied.

       General Motors  shall have the meaning set forth in
Section 2.2(f) of this Agreement.

      "German Approval" shall mean the approval Purchaser must receive from the Bundeskartellamt (Federal Cartel Office) under the Gesetz Gegen Wetbewerbs-beschrankungen of 20 February 1990 (Act Against Restraints of Competition) prior to the Closing Date.

      "Governmental Body" or "Governmental Bodies" shall mean any federal, state, county, municipal, local or foreign government and any governmental agency, bureau, commission, authority, body, court (or other judicial body), administrative or executive agency, legislative or quasi-legislative body, commission, council or other agency.

      "Gylon and Hy-Carb License Agreements" shall have the meaning set forth in Section 6.2(d).

      "Hazardous Materials" shall mean any pollutants or contaminants, or any hazardous or toxic substances, wastes, or materials, including petroleum or petroleum products, PCBs and asbestos, defined as such or governed by any applicable
Environmental Law.

      "Holley Automotive License Agreement" shall have the meaning set forth in Section 6.2(c).

      "Holley UAW Pension Plan" shall have the meaning set forth in Section 8.1(a)(ii) of this Agreement.

      "Hourly Pension Plan" shall have the meaning set forth in
Section 8.3(b) of this Agreement.

      "HSR Act" shall have the meaning set forth in Section
3.1(g) of this Agreement.

      "Incorporated Operating Units" shall mean all of the Operating Units other than Performance Friction Products.

      "Indemnification Notice" shall have the meaning set forth in Section 9.3(a) of this Agreement.

      "Indemnitee" shall have the meaning set forth in Section
9.3(a) of this Agreement.

      "Indemnitor" shall have the meaning set forth in Section
9.3(a) of this Agreement.

      "Intellectual Property" shall mean (whether Coltec
Industries Inc and/or any of the Operating Units is owner, inventor, employer of an inventor, licensor, licensee or otherwise) the following:

      (a) all know-how, formulae, drawings, software, specifications, technical or business information, trade secrets, and the like owned, controlled or used by Coltec Industries Inc and/or any of the Operating Units solely in connection with or directly relating to the Business, including such property relating to GYLON and HY-CARB Products heretofore manufactured at the Performance Friction Products facility in Longview, Texas but excluding any other such property utilized by Coltec Industries Inc and all Affiliates thereof (other than the Operating Units);

      (b) all trademarks, trade names, service marks, logos, applications therefor and the like used by Coltec Industries Inc and/or any of the Operating Units which are set forth in Appendix B hereof and any other name or mark that has such a near resemblance thereto as may be likely to cause confusion or mistake to the public, or to otherwise deceive the public, but, other than as set forth in the License Agreements, excluding any right to the marks/names "COLTEC", COLTEC INDUSTRIES , "GARLOCK", "STEMCO", "GYLON", "HOLLEY", HOLLEY AUTOMOTIVE , HOLLEY PERFORMANCE PRODUCTS , "HY-CARB" and any corporate logo (design) of Coltec, Garlock, Holley, Hy-Carb or Stemco associated therewith or incorporating any of such names or logos and any other name or mark that has such a near resemblance thereto as may be likely to cause confusion or mistake to the public, or to otherwise deceive the public;

      (c) all patents, applications therefor and the like owned, controlled or used by Coltec Industries Inc and/or any of the Operating Units solely in connection with or relating to the Business which are set forth in Appendix B hereof, but, other than as set forth in the License Agreements, excluding any patent or application therefor or the like covering the "GYLON" or "HY-CARB" Products; and

      (d) all copyrights, mask works or other intellectual property used by Coltec Industries Inc and/or any of the Operating Units exclusively in connection with or relating exclusively to the Business which are set forth on Appendix B.

      "Inventories" shall have the meaning set forth in Section
2.2(a) of this Agreement.

      "Knowledge" of a given person or party shall mean the actual knowledge of such person or party and such person's or party's subsidiaries, operating units and divisions.

      "Law" shall mean any statute, common law, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or other governmental requirement.

      "License Agreements" shall mean the Holley Automotive
License Agreement and the Gylon and Hy-Carb License Agreements.

      "Material Adverse Effect" shall mean a material adverse effect on the Assets or Business, as currently conducted; provided that to the extent the Business is not currently conducted in a commercially reasonable manner, "Material Adverse Effect" shall mean a material adverse effect on the Assets or Business, assuming it was or is conducted consistent with commercially reasonable practices.

      "Material Contract" shall mean (i) all Contracts, including leases, relating to Real Property-Owned and Real Property-Leased, (ii) all Contracts for the purchase, lease or sale of goods or the provision or receipt of services in excess of $100,000 in actual or potential aggregate payments, (iii) all Contracts requiring more than one (1) year to perform, (iv) all Contracts granting a power of attorney, (v) all non-competition and non-solicitation Contracts, (vi) all partnership agreements, distribution agreements and similar agreements, and (vii) all Contracts of guaranty or indebtedness.

      "Net Purchased Working Capital" shall mean the current
Assets comprised of the items set forth on Schedule 2.7(a) to this Agreement, minus the current Assumed Liabilities comprised of the items set forth on Schedule 2.7(a) to this Agreement.

      "Non-Active Warren Union Represented Employees" shall have the meaning set forth in Section 8.1(a)(iv) of this Agreement.

      "Non-Covered Persons" shall have the meaning set forth in
Section 8.5(d) of this Agreement.

      "Non-Represented Employees" shall have the meaning set forth in Section 8.2(a) of this Agreement.

      "Non-Union Represented Employees" shall have the meaning set forth in Section 8.2(a) of this Agreement.

      "Operating Units" shall mean the following subsidiaries or divisions of Coltec Industries Inc: Holley Automotive Inc. (including the assets of the former Coltec automotive division), Holley Automotive Group Ltd., Holley Automotive Systems GmbH, Coltec Automotive Inc, and Performance Friction Products (a division of Stemco Inc, an indirect, wholly-owned subsidiary of Coltec Industries Inc).

      "Order" shall have the meaning set forth in Section
3.1(e)(iii) of this Agreement.

      "Ownership" shall mean such ownership as confers upon the person having good and marketable title to and control over the thing or right owned, free and clear of any and all Encumbrances except Permitted Encumbrances and Approved Encumbrances.

       Patent License Agreement shall have the meaning set forth in Section 6.3(e) of this Agreement.

       PBGC  shall mean the Pension Benefit Guaranty
Corporation.

      "PCBs" shall have the meaning set forth in Section
3(t)(iv) of this Agreement.

      "Permits" shall mean all licenses, permits, franchises, approvals, registrations, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, necessary for the present conduct of, or relating to, the operation of the Business.

      "Permitted Encumbrances" shall have the meaning set forth in Section 3.1(j)(ii) of this Agreement.

      "Product Inventory" shall mean all costs of producing goods for sale to customers of the Business less any amounts relating to the costs of tooling, samples and prototypes.

      "Product Recall Campaign" shall mean a systematic effort by Purchaser, a customer or a governmental agency to remedy a breach of Coltec's warranty or as required in order to comply with laws, regulations, orders or other applicable government requirements to replace or correct Products.

      "Products" shall mean all automotive, truck or off-road vehicle products currently developed, currently being developed, manufactured or sold by the Operating Units including, without limitation, throttle body assemblies, upper intake module assemblies, air induction assemblies, manifold assemblies, modulators, solenoids and assemblies, emission controls, engine accessories, air injection pumps, engine oil pumps, synchronizers, friction products and materials, and fuel introduction, regulation, and metering systems (other than carburetors and retrofit stand alone fuel injection systems).

      "Proposed Settlement" shall have the meaning set forth in
Section 9.5 of this Agreement.

      "Purchase Price" shall have the meaning set forth in
Section 2.6 of this Agreement.

      "Purchaser" shall have the meaning set forth in the opening paragraph of this Agreement.

      "Purchaser's Welfare Benefit Plans" shall have the meaning set forth in Section 8.5(a) of this Agreement.

      "Real Property" shall mean the Real Property-Owned and the Real Property-Leased.

      "Real Property - Owned" shall have the meaning set forth in Section 2.2(b) of this Agreement and as listed on Schedule
2.2(b)(1).

      "Real Property - Leased" shall have the meaning set forth in Section 2.2(b) of this Agreement and as listed on Schedule
2.2(b)(2).

      "Real Property Taxes" shall mean state and/or local taxes assessed on the ownership of or interests in real property and/or improvements thereon, including, without limitation, ad valorem taxes, general assessments and special assessments.

      "Reference Net Purchased Working Capital" shall have the meaning set forth in Section 2.7(a) of this Agreement.

       Related Agreements shall mean all agreements, other than this Agreement, which are executed and delivered in connection with this Agreement, including the bills of sale delivered under
Section 6.2, the License Agreements, the Patent License Agreement and the assumption agreement to be delivered under Section 6.3(b).

      "Resolution Notice" shall have the meaning set forth in
Section 7.7(a) of this Agreement.

      "Salaried Employees" shall have the meaning set forth in
Section 8.2(a) of this Agreement.

      "Salaried Pension Plan" shall have the meaning set forth in Section 8.3(b) of this Agreement.

      "Savings Plan Members" shall have the meaning set forth in Section 8.4(a) of this Agreement.

      "Tax" or "Taxes" shall mean all United States federal, state or local, and any foreign or other tax, levy, impost, fee assessments, impositions or other similar government charges, including income, estimated income, business, occupation, franchise, real property, payroll, personal property, sales, transfer, stamp, use, employment, commercial rent or withholding, occupancy, premium, gross receipts, profits, windfall profits, deemed profits, license, lease, occupation, capital, production, corporation, ad valorem, excise, duty or other taxes including interest, penalties and additions in connection therewith.

      "Termination Fee" shall have the meaning set forth in
Section 10.3(c) of this Agreement.

      "Third Party Claim" shall have the meaning set forth in
Section 9.4 of this Agreement.

      "Title Commitment" shall have the meaning set forth in
Section 4.8 of this Agreement.

      "Title Company" shall have the meaning set forth in
Section 4.8 of this Agreement.

      "UAW Agreement" shall have the meaning set forth in
Section 8.1(a)(i) of this Agreement.

      "UAW Pension Agreement" shall have the meaning set forth in Section 8.1(a)(iii) of this Agreement.

      "UAW Union" shall have the meaning set forth in Section
8.1(a)(i) of this Agreement.

      "WARN" shall have the meaning set forth in Section
8.13(a).

      "Warren Plant" shall have the meaning set forth in
Section 8.1(a)(i) of this Agreement.

      "Warren Union Represented Employees" shall have the meaning set forth in Section 8.1(a)(i) of this Agreement.





    Schedules and Exhibits to Agreement of Purchase and Sale:


(a)  Schedule 2.2(b)(1)- Real Property-Owned by Coltec

(b)  Schedule 2.2(b)(2)- Real Property-Leased by Coltec

(c)  Schedule 2.2(b)(3)- Easements Benefiting the Real Property-Owned and the
                         Real Property-Leased

(d)  Schedule 2.2(c)(1)- Personal Property of the Business Owned
                         by Coltec

                         (i)   Exhibit A - Assets Maintained at
                               Warren, Michigan Facility
                         (ii)  Exhibit B - Assets Maintained at
                               Water Valley, Mississippi Facility
                         (iii) Exhibit C - Assets Maintained at
                               Sallisaw, Oklahoma Facility
                         (iv)  Exhibit D - Assets Maintained at
                               Longview, Texas Facility

(e)  Schedule 2.2(c)(2)- Personal Property of the Business Leased
                         by Coltec

(f)  Schedule 2.2(d)-    Service Contracts and Orders for the
                         Purchase of Goods with a Value in Excess of $100,000 or which Require more than One Year to Perform

                         (i)   Exhibit A - Vendor List for the
                               Warren, Michigan and Water Valley,
                               Mississippi Facilities
                         (ii)  Exhibit B - Vendor List for the
                               Sallisaw, Oklahoma Facility
                         (iii) Exhibit C - Vendor List for the
                               Longview, Texas Facility

(g)  Schedule 2.2(e)-    Orders, Bids and Proposals for the Sale
                         of Products by the Business with a Value in Excess of $100,000 and all other
                         Material Contracts

                         (i)   Exhibit A - Vendor List for the
                               Warren, Michigan and Water Valley,
                               Mississippi Facilities
                         (ii)  Exhibit B - Vendor List for the
                               Sallisaw, Oklahoma Facility
                         (iii) Exhibit C - Vendor List for the
                               Longview, Texas Facility

(h)  Schedule 2.3-       Excluded Assets

(i)  Schedule 2.5(b)     Liabilities with Respect to the Real
                         Property and/or the Operations No Longer
                         Used in the Business

(j)  Schedule 2.7(a)-    Net Purchased Working Capital
                         (w/attachments)

(k)  Schedule 2.7(b)-    Exceptions GAAP

(l)  Schedule 2.11       Purchase Price Allocation

(m)  Schedule 3.1(g)-    List of Required Notices, Consents,
                         Approvals, Etc.

(n)  Schedule 3.1(i)-    Inventory Encumbrances and Exceptions

(o)  Schedule 3.1(j)(i)- Encumbrances on the Assets Other than the Real Property

(p)  Schedule 3.1(j)(ii)-List of Permitted Encumbrances to Real Property-Owned

(q)  Schedule 3.1(k)-    Defaults under Instruments of
                         Indebtedness

(r)  Schedule 3.1(l)-    Pending or Threatened Litigation and
                         Disputes

(s)  Schedule 3.1(m)(l)- Exceptions to Validity, Enforceability,
                         Etc. of Material Contracts

(t)  Schedule 3.1(m)(2)- Purchase Orders, Bids or Other Contracts
                         with Customers Involving a Sale of
                         Products or Services at a Loss

(u)  Schedule 3.1(n)-    Exceptions to Ownership of Intellectual
                         Property

(v)  Schedule 3.1(o)(i)- Collective Bargaining Agreements Not
                         Otherwise Referenced in the Agreement,
                         Employment Agreements Not Terminable on
                         30 Days Notice and Severance or
                         Termination Obligations

(w)  Schedule 3.1(p)-    Failure to Comply with Material Laws

(x)  Schedule 3.1(q)-    Failure to File Tax Returns, Pay Taxes
                         and Existence of Tax Liens

(y)  Schedule 3.1(r)-    Loss or Damage Suffered or Threatened
                         that could have Material Adverse Effect

(z)  Schedule 3.1(s)-    Permits that are Expired or Pending

(aa) Schedule 3.1(t)-    Environmental Notices and Hazards

(bb) Schedule 3.1(u)(ii)-Options and Similar Agreements Granting Third Parties the Rights to Purchase, Lease or Occupy the Real Property

(cc) Schedule 3.1(u)(iii)-Real Property Abatement Programs

(dd) Schedule 3.1(u)(vi)-Exceptions to Direct Access to Publicly
     Dedicated Rights-of-Way

(ee) Schedule 3.1(u)(vii)-List of Contracts or Arrangements Regarding the Furnishing of Utilities or Municipal Services

(ff) Schedule 3.1(u)(viii)-Third Party Requirements or Recommendations

                         (i)   Exhibit A - Warren, Michigan
                               Facility
                         (ii)  Exhibit B - Water Valley,
                               Mississippi Facility
                         (iii) Exhibit C - Longview, Texas
                               Facility
                         (iv)  Exhibit D - Sallisaw, Oklahoma
                               Facility
                         (v)   Exhibit E - Longview, Texas
                               Facility

(gg) Schedule 3.1(v)-    Assets Used in the Business but not
                         being Transferred

(hh) Schedule 3.1(w)-    List of All Employee-Related Charges,
                         Complaints, Proceedings, Etc.

                         (i)  Exhibit A - Medical and Indemnity
                              Claims

(ii) Schedule 3.1(aa)-   List of Coltec Employees with No Actual
                         Knowledge

(jj) Schedule 3.2(g)-    Notice, Consents, Approvals, Etc. to be
                         Obtained by Purchaser

(kk) Schedule 3.2(j)-    List of Purchaser Employees with No
                         Actual Knowledge

(ll) Schedule 4.8(a)-    Dollar Value of Title Insurance Policies

(mm) Schedule 4.8(c)-    Selected Real Property and Assumed Value

(nn) Schedule 4.15-      Defects, Required Repairs and Other
                         Conditions Relating to the Real Property and the Facilities

(oo) Schedule 8.1(a)-    Supplemental Agreements Relating to
                         Hourly-Rated Production, Tool Maker and
                         Maintenance Personnel at Warren,
                         Michigan Facility and November 1, 1994
                         Collective Bargaining Agreement

(pp) Schedule 8.1(b)-    Non-Active Warren Union-Represented
                         Employees with Right to Return to
                         Employment

(qq) Schedule 8.2(a)-    Non-Active Non-Represented Employees
                         with a Right to Return to Employment

(rr) Schedule 8.8-       Vacation and Holiday Pay Entitlements

(ss) Schedule 9.2-       Indemnification Examples

(tt) Appendix A-         Definitions

(uu) Appendix B-         Intellectual Property

(vv) Appendix C-         Coltec Financial Statements

(ww) Exhibit 6.2(c)-     Trademark License Agreement

(xx) Exhibit 6.2(d)-     Gylon Trademark License Agreement and
                         HyCarb Patent and Trademark License
                         Agreement

(yy) Exhibit 6.3(e)-     Patent License Agreement


NOTE:

     The registrant hereby agrees to furnish copies of the foregoing schedules and exhibits to the Securities and Exchange
Commission upon request.







                                                  EXHIBIT 4.1


     FIRST AMENDMENT TO CREDIT AGREEMENT



          FIRST AMENDMENT (the "Amendment"), dated as of October 11, 1995, among COLTEC INDUSTRIES INC (the "Company") and the financial institutions party to the Credit Agreement referred to below (the "Banks"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.


                      W I T N E S S E T H :


          WHEREAS, the Company, the Banks, the Co-Agents and Bankers Trust Company, as Administrative Agent, are parties to a Credit Agreement, dated as of March 24, 1992 and amended and restated as of January 11, 1994, as amended, modified or supplemented through the date hereof (as so amended, modified or supplemented, the "Credit Agreement");

          WHEREAS, the parties hereto wish to amend the Credit
Agreement as herein provided;


          NOW, THEREFORE, it is agreed:

          1. Section 2.01 of the Credit Agreement is hereby amended by inserting immediately after the phrase "L/C Supportable Indebtedness of the Company" the phrase ", any of its Foreign
Subsidiaries".

          2. Section 8.14 of the Credit Agreement is hereby amended by (i) deleting the comma appearing at the end of clause
(a)(x)(C) and inserting in lieu thereof the word "and", (ii) deleting clause (a)(x)(E) in its entirety and (iii) deleting
Section 8.14 (b) and inserting in lieu thereof the phrase "(b) intentionally omitted".

          3. Notwithstanding anything to the contrary contained in Section 8.14 of the Credit Agreement the Required Banks hereby waive compliance with Section 8.14 (a)(x)(D) of the Credit Agreement, solely to the extent necessary to permit the purchase of contracts and certain related equipment from Allied Signal for an aggregate purchase price not to exceed $14 million.

          4. Section 9.04(i) of the Credit Agreement is hereby amended by deleting the amount "$15,000,000" contained therein and inserting in lieu thereof the amount "$25,000,000".

          5. Notwithstanding anything to the contrary contained in Section 9.14(ii)(x)(ii) of the Credit Agreement, the Required Banks hereby (i) agree to the creation of a new Foreign Subsidiary in the United Kingdom (the "New U.K. Subsidiary") which shall be a Wholly-Owned Subsidiary of the Company and which shall be formed for the purpose of holding all of the capital stock of Coltec Automotive Group Ltd, Garlock (Great Britain) Limited and Delavan Limited and shall have no other significant assets or liabilities and shall engage in no business activities and (ii) waive compliance by the Company with the requirement contained therein that any Foreign Subsidiary created by the Company shall be a Wholly-Owned Subsidiary of another Foreign Subsidiary that is a Wholly-Owned Subsidiary of the Company, solely to the extent necessary to permit the New UK Subsidiary to be Wholly-Owned by the Company.

          6.   The definition of "Change of Control" contained in
Section 11 of the Credit Agreement is hereby amended by inserting immediately following the phrase "provided that" the phrase "(i) JP Morgan Asset Management shall be permitted to acquire up to 23% of the outstanding capital stock of the Company and (ii)".

          7. The definition of "L/C Supportable Indebtedness" contained in Section 11 of the Credit Agreement is hereby amended by inserting at the end of the proviso contained therein the clause "; provided further, in no event shall L/C Supportable Indebtedness of all Foreign Subsidiaries exceed $20 million."

          8. The definition of "Permitted Acquisition" contained in Section 11 of the Credit Agreement is hereby amended by (i) deleting the comma appearing at the end of clause (B) and inserting in lieu thereof the word "and", (ii) deleting "(i)" appearing in clause (C) and (iii) deleting the phrase "and (ii) if at the time of such asset acquisition... (if such surviving corporation is organized outside the United States and the States and territories thereof)".

          9. Nothwithstanding anything to the contrary contained in the Second Waiver to the Credit Agreement dated June 5, 1995 among Coltec Industries Inc and the Banks (the "Second Waiver"), the New German Subsidiary (as defined in the Second Waiver) shall, in addition to engaging in the sale of automotive products, also hold the shares of Garlock GmbH but shall otherwise have no significant assets or liabilities.

          10. In order to induce the Banks to enter into this Amendment, the Company hereby (i) makes each of the repre-sentations, warranties and agreements contained in Section 7 of the Credit Agreement and (ii) represents and warrants that there exists no Default or Event of Default, in each case on the Amendment Effective Date (as defined herein) both before and after giving effect to this Amendment.

          11. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          12. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Administrative Agent.

          13. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND
GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          14. This Amendment shall become effective on the date (the "Amendment Effective Date") when the Company and the Required Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of facsimile) the same to the Administrative Agent at the Notice Office.

          15. From and after the Amendment Effective Date, all references in the Credit Agreement and the other Credit Documents to the Credit Agreement shall be deemed to be references to such Credit Agreement as modified hereby.

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                              COLTEC INDUSTRIES INC



                              By
                                Title:


                              BANKERS TRUST COMPANY,
                                Individually, and as
                                Administrative Agent



                              By
                                Title:


                              THE BANK OF MONTREAL,
                                Individually and as Co-Agent



                              By
                                Title:


                                 THE BANK OF NOVA SCOTIA,
                                  Individually, and as Co-Agent


                                 By
                                   Title:


                                 CREDIT LYONNAIS NEW YORK
                                   BRANCH, Individually and as
                                   Co-Agent



                                 By
                                   Title:


                                 THE INDUSTRIAL BANK OF JAPAN,
                                   LIMITED, New York Branch,
                                   Individually, and as
                                   Co-Agent



                                 By
                                   Title:


                                 CIBC, INC.



                                 By
                                   Title:



ABN AMRO BANK N.V.



                                 By
                                   Title:



                                 By
                                   Title:


                                 COMERICA BANK



                                 By
                                   Title:


                                 THE SUMITOMO BANK, LIMITED



                                 By
                                   Title:


                                 BANK OF AMERICA ILLINOIS



                                 By
                                   Title:


                                 SOCIETY NATIONAL BANK



                                 By
                                   Title:


                                 ROYAL BANK OF SCOTLAND



                                 By
                                   Title:


                                 THE BANK OF NEW YORK



                                 By
                                   Title:


                                 THE BANK OF TOKYO TRUST
                                   COMPANY



                                 By
                                   Title:


                                 BANQUE FRANCAISE DU COMMERCE
                                 EXTERIEUR



                                 By____________________________
                                   Title:



                                 By____________________________
                                   Title:


BANQUE PARIBAS



                                 By____________________________
                                   Title:



                                 By____________________________
                                   Title:


                                 THE FUJI BANK, LIMITED,
                                   New York Branch



                                 By____________________________
                                   Title:


                                 THE LONG-TERM CREDIT BANK
                                   OF JAPAN, LIMITED, NEW
                                   YORK BRANCH



                                 By
                                   Title:


                                 THE NIPPON CREDIT BANK, LTD.,
                                   New York Branch


                                 By
                                                                    Title:

                                 MERITA BANK



                                 By
                                 Title:



                                 By
                                   Title:


                                 ARAB BANKING CORP.



                                 By
                                   Title:


                                 BANK OF IRELAND



                                 By
                                 Title:


                                 BANK OF SCOTLAND



                                 By
                                   Title:


                                                  EXHIBIT 4.2


               THIRD AMENDMENT TO CREDIT AGREEMENT



          THIRD AMENDMENT (the "Third Amendment"), dated as of May 14, 1996, among COLTEC INDUSTRIES INC (the "Company") and the financial institutions party to the Credit Agreement referred to below (the "Banks"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.


                      W I T N E S S E T H :


          WHEREAS, the Company, the Banks, the Co-Agents and Bankers Trust Company, as Administrative Agent, are parties to a Credit Agreement, dated as of March 24, 1992 and amended and restated as of January 11, 1994, as amended, modified or supplemented through the date hereof (as so amended, modified or supplemented, the "Credit Agreement");

          WHEREAS, the parties hereto wish to amend the Credit
Agreement as herein provided;


          NOW, THEREFORE, it is agreed:

          1.   The definition of "Consolidated EBITDA" in
Section 11 of the Credit Agreement is hereby amended by adding the following new sentence immediately at the end thereof:

          "Notwithstanding anything to the contrary contained above or in the component definitions used in determining
     Consolidated EBITDA, and for purposes of Section 9.09 only,
     (x) Consolidated EBITDA for any period which includes the third quarter of fiscal year 1995 shall not be reduced by the Walbar Canada Special Charge and, accordingly, to the extent Consolidated EBITDA has been reduced thereby, the amount of the Walbar Canada Special Charge shall be added back to Consolidated EBITDA; provided that as and when cash amounts are actually expended by the Company and/or its Subsidiaries in connection with the closing of the Walbar Compressor Blade Facility (and to the extent such amounts relate to the write-off previously taken in respect of the Walbar Canada Special Charge), such cash expenditures shall reduce Consolidated
     EBITDA for the respective period in which such cash expenditures are made by the amount thereof, (y) to the extent Consolidated EBITDA is being determined for any period which includes the first quarter of fiscal year 1996, same shall not be reduced by the Fokker Special Charge (and the amount thereof shall be added back in determining Consolidated
     EBITDA); provided that to the extent that any cash expenditures are actually made, or any payments are actually received, by the Company and/or its Subsidiaries, which relate to the write-off previously taken in respect of the Fokker Special Charge, such cash expenditures shall reduce
     Consolidated EBITDA for the respective period in which such cash expenditures are made by the amount thereof and any such subsequent payments received shall not be included as a component of Consolidated EBITDA (whether as an addition to Consolidated Net Income or otherwise) in any subsequent period and (z) to the extent Consolidated EBITDA for any period has been reduced (whether as a reduction to Consolidated Net
     Income or otherwise) by the amount of any non-cash compensation (including the amortization of deferred non-cash compensation) paid to directors, officers or employees of the Company and/or its Subsidiaries through the issuance of capital stock of the Company (including restricted stock) and the issuance or vesting of options to purchase or acquire such capital stock, the amount of Consolidated EBITDA shall be increased by the amount of the respective such reduction for such period."

          2. Section 11 of the Credit Agreement is hereby further amended by adding the following new definitions in appropriate alphabetical order therein:

          "Fokker Special Charge" shall mean the $14 million special charge taken by the Company in the first quarter of the fiscal year 1996, which charge relates to the cessation of shipments of landing gears and flight control systems for the Fokker 70 and 100 aircraft.

          "Walbar Canada Special Charge" shall mean the $27,000,000 special charge taken by the Company in the third quarter of fiscal year 1995, which charge relates to the planned closing of the Walbar Compressor Blade Facility in Canada to occur in 1996.

          3. In order to induce the Banks to enter into this Third Amendment, the Company hereby (i) makes each of the repre-sentations, warranties and agreements contained in Section 7 of the Credit Agreement, (ii) represents and warrants that there exists no Default or Event of Default, in each case on the Third Amendment Effective Date (as defined herein) after giving effect to this Third Amendment.

          4. This Third Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit
Document.

          5. This Third Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Administrative Agent.

          6. THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          7. This Third Amendment shall become effective on the date (the "Third Amendment Effective Date") when the Company and the Required Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of facsimile) the same to the Administrative Agent at the Notice Office.

          8. From and after the Third Amendment Effective Date, all references in the Credit Agreement and the other Credit
Documents to the Credit Agreement shall be deemed to be references to such Credit Agreement as modified hereby.

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Third Amendment to be duly executed and delivered as of the date first above written.

                              COLTEC INDUSTRIES INC



                              By
                                Title:


                              BANKERS TRUST COMPANY,
                                Individually, and as
                                Administrative Agent



                              By
                                Title:


                              THE BANK OF MONTREAL,
                                Individually and as Co-Agent



                              By
                                Title:


                              THE BANK OF NOVA SCOTIA,
                                Individually, and as Co-Agent



                                   By
                               Title:


                                   CREDIT LYONNAIS NEW YORK
                                   BRANCH, Individually and as
                                   Co-Agent



                                   By
                                Title:


                                   THE INDUSTRIAL BANK OF JAPAN,
                                    LIMITED, New York Branch,
                                    Individually, and as
                                    Co-Agent



                                   By
                                Title:


                                   CIBC, INC.



                                   By
                                Title:


                                   ABN AMRO BANK N.V.



                                   By
                                Title:



                                   By
                                                              Title:
     COMERICA BANK



                                   By
                                Title:


                                   THE SUMITOMO BANK, LIMITED



                                   By
                                Title:


                                   BANK OF AMERICA ILLINOIS



                                   By
                                Title:


                                   SOCIETY NATIONAL BANK



                                   By
                                Title:


                                   ROYAL BANK OF SCOTLAND



                                   By
                                                              Title:
     THE BANK OF NEW YORK



                                   By
                                Title:


                                   BANK OF TOKYO-MITSUBISHI LTD.



                                   By
                                Title:


                                   BANQUE FRANCAISE DU COMMERCE
                                EXTERIEUR



                                   By
                                Title:



                                   By
                                Title:


     BANQUE PARIBAS



                                   By
                                Title:



                                   By
                                Title:


                                   THE FUJI BANK, LIMITED,
                                     New York Branch



                                   By
                                Title:


                                   THE LONG-TERM CREDIT BANK
                                   OF JAPAN, LIMITED, NEW
                                   YORK BRANCH



                                   By
                                Title:


                                   THE NIPPON CREDIT BANK, LTD.,
                                   New York Branch


                                   By
                                                              Title:
     MERITA BANK



                                   By
                                Title:



                                   By
                                Title:


                                   ARAB BANKING CORP.



                                   By
                                Title:


                                   BANK OF IRELAND



                                   By
                                Title:


                                   BANK OF SCOTLAND



                                   By
                                Title:




                                                  EXHIBIT 4.3


              FOURTH AMENDMENT TO CREDIT AGREEMENT



          FOURTH AMENDMENT (the "Fourth Amendment"), dated as of June 6, 1996, among COLTEC INDUSTRIES INC (the "Company") and the financial institutions party to the Credit Agreement referred to below (the "Banks"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.


                      W I T N E S S E T H :


          WHEREAS, the Company, the Banks, the Co-Agents and Bankers Trust Company, as Administrative Agent, are parties to a Credit Agreement, dated as of March 24, 1992 and amended and restated as of January 11, 1994, as amended, modified or supplemented through the date hereof (as so amended, modified or supplemented, the "Credit Agreement");

          WHEREAS, the Company has informed the Banks that it intends to sell the assets of its Holley Automotive Division (including the assets of the former Coltec Automotive Division) and Performance Friction Products Operation (collectively, the "Automotive Business") to Borg-Warner Automotive, Inc. or one of its subsidiaries ("Borg-Warner") pursuant to a definitive purchase agreement ("Purchase Agreement") which will be consistent with the letter of intent dated April 25, 1996 and attached hereto as Annex I ("Letter of Intent") for a cash purchase price of $283 million, subject to (x) a post-closing adjustment for changes in working capital (inventory plus accounts receivable minus assumed payables) on March 31, 1996, as compared to the amount of working capital as calculated on the closing date of the sale of the Automotive Business and (y) such other adjustments as may be provided in the Purchase Agreement, so long as the aggregate amount of the adjustments described in this clause (y) in no event reduces the aggregate purchase consideration by more than $10 million;

          WHEREAS, the Company has also informed the Banks that, in an effort to reduce the asbestos liability costs currently being incurred by certain of its Subsidiaries, it has developed a plan to establish a "case management" Subsidiary which would manage and attempt to contain contingent asbestos-related liabilities of Garlock Inc ("Garlock"), The Anchor Packing Company ("Anchor Packing") and their respective Subsidiaries; and

          WHEREAS, the parties hereto wish to amend the Credit
Agreement as herein provided in connection with the items described in the two preceding "WHEREAS" clauses, as well as for certain other purposes;


          NOW, THEREFORE, it is agreed:

          1. Section 1.01(a) of the Credit Agreement is hereby amended by (i) at the end of clause (iii) thereof, inserting the phrase "as reduced by such Bank's Adjusted Percentage of the Blocked Commitment (determined after giving effect to any reductions thereto on such date) at such time" immediately after the phrase "outstanding, equals the Commitment of such Bank at such time" appearing therein and (ii) at the end of clause (iv) thereof, inserting the phrase "as reduced by the amount of the Blocked Commitment (after giving effect to any reductions thereto on such date) at such time" immediately after the phrase "exceeds an amount equal to the Total Commitment at such time" appearing therein.

          2. Section 1.01(b) of the Credit Agreement is hereby amended by adding the phrase "as reduced by the amount of the Blocked Commitment (after giving effect to any reductions thereto on such date) as then in effect" immediately after the phrase "Adjusted Total Commitment on such date)" appearing in clause (iii) thereof.

          3. Section 1.08(a) of the Credit Agreement is hereby amended by adding the following new proviso immediately at the end thereof:

          "; provided that at any time when the Applicable Margin is 1.25%, the rate per annum otherwise applicable as provided in preceding clause (a) shall be increased by .25%."

          4. Section 2.01(c) of the Credit Agreement is hereby amended by inserting the phrase "as reduced by the amount of the Blocked Commitment (after giving effect to any reductions thereto on such date) as then in effect" immediately after the phrase "Commitment on such date)" appearing at the end of clause (i) thereof.

          5. Section 3.01 of the Credit Agreement is hereby amended by adding the following new clause (f) at the end thereof:

          "(f) On the date of the consummation of the Automotive Business Sale, the Company shall pay to the Administrative Agent for distribution to Banks as provided in the immediately succeeding sentence a fee in an aggregate amount equal to the Aggregate Fourth Amendment Executing Bank Percentage of an amount equal to 1/2 of 1% of the Net Sale Proceeds (calculated without regard to any subsequent post-closing working capital adjustment) from the Automotive Business Sale. The fee paid as described in the immediately preceding sentence shall be distributed to those Banks (whether or not such Persons remain Banks on the Automotive Business Sale
          Date) which executed the Fourth Amendment and delivered (by physical delivery or telecopier) to the Administrative Agent its signature page so executed prior to 5:00 p.m. (New York time) on June 6, 1996 (with each such Bank being herein called a "Fourth Amendment Executing Bank"), with each Fourth Amendment Executing Bank to receive a percentage of the aggregate fee paid pursuant to the immediately preceding sentence equal to a fraction (expressed as a percentage) the numerator of which is the amount of the Commitment of such Fourth Amendment Executing Bank on June 6, 1996 and the denominator of which is the aggregate amount of the Commitments of all Fourth Amendment Executing Banks on June 6, 1996."

          6. So long as the Automotive Business Sale is effected in accordance with the requirements of Section 9.02(xviii), then the Banks hereby irrevocably waive any reduction to the Total Commitment and any repayment which would otherwise be required pursuant to either or both of Sections 3.03(e) and (f) of the Credit Agreement; provided that the Company will have to subsequently comply with the requirements of Section 3.03(j) as added pursuant to the following Section 7 of this Fourth Amendment.

          7. Section 3.03 of the Credit Agreement is hereby amended by adding the following new clause (j) immediately at the end thereof:

          "(j) On the date which is the first anniversary of the Automotive Business Sale Date, the Total Commitment shall be reduced by the amount, if any, by which $50 million exceeds the aggregate amount (excluding amounts paid in respect of accrued interest) theretofore paid to purchase or redeem Senior Notes in accordance with Section 9.10(i)(z) hereof."

          8. Section 4.02(a) of the Credit Agreement is hereby amended by (i) inserting the phrase "as reduced by the amount of the Blocked Commitment (after giving effect to any reductions thereto on such date) as then in effect" immediately after the phrase "exceeds the Adjusted Total Commitments as then in effect" each place it appears therein and (ii) adding the following new clause (iii) immediately after clause (ii) thereof:

          "(iii) Notwithstanding anything to the contrary contained elsewhere in this Agreement, on the date of the consummation of the Automotive Business Sale, the gross cash proceeds therefrom (as reduced by cash expenses incurred in connection with the Automotive Business Sale) shall be applied (x) first, to repay outstanding principal of Revolving Loans made by Non-Defaulting Banks and (y) to the extent in excess thereof, to repay outstanding Swingline Loans; provided that to the extent repayments required by preceding clause (x) would cause the Company to incur breakage costs under Section 1.11 as a result of Eurodollar Rate Loans (the "Affected Eurodollar Rate Loans") being prepaid other than on the last day of an Interest Period applicable thereto (it being understood that the Company shall first prepay any Revolving Loans of Non-Defaulting Banks maintained as Base Rate Loans or as Eurodollar Rate Loans where no such breakage costs would be incurred), then the Company may, at its option, in lieu of repaying the Affected Eurodollar Rate Loans, deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Rate Loans with the Administrative Agent (which deposit must be equal in amount to the amount of Affected Eurodollar Rate Loans not immediately prepaid as a result of this proviso) to be held as security for the obligations of the Company hereunder in an account maintained by the Administrative Agent (with investments of such funds permitted only in Cash Equivalents), with the proceeds on deposit in such account to be used solely (a) to repay the outstanding principal of Affected Eurodollar Rate Loans at the end of the respective Interest Periods (as in effect on the Automotive Business Sale Date) relating thereto and (b) prior to the application in full of any funds pursuant to preceding clause (x), and so long as no Default or Event of Default is in existence, such funds may be withdrawn by the Company to the extent needed by it for purposes for which it would otherwise incur Revolving Loans from the Banks. Any Loans repaid pursuant to this clause
          (iii) may thereafter be reborrowed in accordance with the relevant provisions of this Agreement."

          9. Section 8.01(f) of the Credit Agreement is hereby amended by (i) inserting the phrase "4.02," immediately after the phrase "provisions of Sections 3.03," appearing therein and (ii) inserting the following phrase immediately at the end of the existing text thereof:

          ", and setting forth the calculations of the amount of the Blocked Commitment (as well as the sub-components thereof) at the end of such fiscal period".

          10. Section 8.12 of the Credit Agreement is hereby amended by inserting the phrase "(but subject to Section 8.16 in a case of the Case Management Subsidiary)" immediately after the phrase "Restatement Effective Date" appearing therein.

          11. Section 8.16 of the Credit Agreement is hereby amended by adding the following new sentence immediately at the end thereof:

          "On or before the 180th day after the Automotive Business Sale Date, the Company shall cause the Final Existing Senior Debenture Redemption to have occurred, and no Existing Senior Debentures shall remain outstanding after giving effect thereto."

          12. Section 8 of the Credit Agreement is hereby amended by adding the following new Section 8.17 immediately at the end thereof:

          "8.17 Case Management Subsidiary.  After the Fourth
          Amendment Effective Date, the Company may designate an existing Wholly-Owned Subsidiary acceptable to the Administrative Agent to be the "Case Management
          Subsidiary" so long as, at the time of such designation, the Wholly-Owned Subsidiary so designated has as its only assets (x) the Case Management Subsidiary Intercompany
          Note transferred to it as described below and (y) other assets not in excess (in the aggregate) of $15 million, it being understood and agreed that the assets referenced in this clause (y) may include loans (so long as not in excess of the amount referenced above in this clause (y)) made by the Case Management Subsidiary to the Company or its other Subsidiaries with funds previously advanced to the Case Management Subsidiary by the Company. Following such designation, such Subsidiary shall constitute the "Case Management Subsidiary" for purposes of this Agreement, and will thereafter manage and attempt to contain certain asbestos-related liabilities of Garlock
          Inc ("Garlock"), The Anchor Packing Company ("Anchor
          Packing") and their respective Subsidiaries. At the time of such designation, the name of the Subsidiary so designated shall be changed to "Case Management, Inc."
          In connection with the establishment of the Case
          Management Subsidiary, Garlock may contribute an intercompany promissory note (the sole obligor on which shall be Stemco Inc or any other entity which, on the Fourth Amendment Effective Date, is a Subsidiary of
          Garlock) in an amount not to exceed $375 million, which note shall be in the form of Annex II to the Fourth
          Amendment (the "Case Management Subsidiary Intercompany
          Note"). The Case Management Subsidiary shall at such time assume the contingent asbestos-related liabilities of Garlock and Anchor Packing (and their respective
          Subsidiaries) and, in exchange, the Case Management
          Subsidiary will issue a second class of common stock (its
          "Class B" common stock) to Garlock. The Class B common stock so issued by the Case Management Subsidiary shall, by its terms, have an equity value of not greater than 10% of the entire value of the Case Management
          Subsidiary. After the taking of the actions described above, (x) Garlock shall be permitted to sell Class B common stock of the Case Management Subsidiary to third party investors (which may include the management of the Case Management Subsidiary) for an amount equal to its fair market value (estimated to be approximately $1 million) and (y) the Company or its respective
          Subsidiaries which own the other common stock of the Case
          Management Subsidiary shall be permitted to sell portions of such capital stock of the Case Management Subsidiary to third party investors (which may include management of the Case Management Subsidiary); provided that at no time shall the equity interests in the Case Management
          Subsidiary not directly or indirectly owned by the Company and its Wholly-Owned Subsidiaries exceed 10% of the entire equity interests in the Case Management
          Subsidiary. Upon the taking of the actions described above, if the Case Management Subsidiary was theretofore a party to any Guarantee or Security Document, the Case
          Management Subsidiary shall be released therefrom, and the Administrative Agent and Collateral Agent are hereby authorized and directed by the Banks to take all actions as may be reasonably necessary or desirable in connection therewith. The Banks hereby further agree that the actions described above in this Section 8.17 may be taken notwithstanding anything to the contrary contained elsewhere in this Agreement or any other Credit Document.
          It is also hereby agreed that the Case Management
          Subsidiary shall not, after it ceases to be a Wholly-Owned Subsidiary, be subject to the requirements of
          Section 8.14 (although the capital stock of the Case
          Management Subsidiary owned by the Company and/or its Wholly-Owned Subsidiaries shall be required to be pledged in accordance with the relevant provisions of the Security Documents)."

          13. Section 9.02 of the Credit Agreement is hereby amended by (i) inserting the following phrase immediately after the phrase "provided that" appearing in clause (xii) thereof:

          "(t) after the establishment of the Case Management Subsidiary, each of the Case Management Subsidiary and any obligor on the Case Management Subsidiary Intercompany Note shall be deemed not to constitute Wholly-Owned Subsidiaries of the Company for purposes of this clause (xii),"

(ii) deleting the word "and" appearing at the end of clause (xv) thereof, (iii) deleting the period at the end of clause (xvi) thereof and inserting a semi-colon in lieu thereof and (iv) inserting the following new clauses (xvii) and (xviii) immediately after clause (xvi) thereof:

          "(xvii) the Company shall be permitted to establish the Case Management Subsidiary in accordance with the requirements of Section 8.17 and, in connection therewith, may take all the actions expressly permitted by said Section 8.17 and the last sentence of Section 9.03; and

          (xviii) the Company may sell the assets of its Holley Automotive Division (including the assets of the former Coltec Automotive Division) and its Performance Friction Products Operation (collectively, the "Automotive
          Business") to Borg-Warner Automotive, Inc. or one of its subsidiaries ("Borg-Warner") pursuant to a definitive purchase agreement (the "Purchase Agreement"), so long as same is consistent with the letter of intent dated April
          25, 1996 and attached to the Fourth Amendment as Annex I thereto (the "Letter of Intent") for a cash purchase price of at least $283 million, subject to (x) a post-closing adjustment for changes in working capital
          (inventory plus accounts receivable minus assumed payables) on March 31, 1996, as compared to the amount of working capital as calculated on the closing date of said transaction and (y) such other adjustments as may be provided in the Purchase Agreement, so long as the aggregate amount of the adjustments described in this clause (y) in no event reduces the aggregate purchase consideration by more than $10 million, so long (i) as the Purchase Agreement is submitted to the Administrative Agent and the Banks prior to the consummation of the Automotive Business Sale and same is in form and substance reasonably satisfactory to the Administrative
          Agent and (ii) on or prior to the date of the consummation of the Automotive Business Sale, the Company shall submit to the Administrative Agent its calculation of the amount required to be applied to the repayment
          (and/or collateralization) of Revolving Loans pursuant to
          Section 4.02(a)(iii), the Net Sale Proceeds therefrom and the amount of Deferred Taxes created in connection therewith and such amounts shall be reasonably satisfactory to the Administrative Agent."

          14. Section 9.03 of the Credit Agreement is hereby amended by (i) in clause (ii) thereof, adding the phrase "and is not the Case Management Subsidiary" immediately after the phrase "which is not a Wholly-Owned Subsidiary" contained therein, (ii) deleting the word "and" appearing immediately before clause (iii) thereof, (iii) inserting the following phrase immediately at the end of the existing text thereof:

          "and (iv) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), and in addition to purchases permitted pursuant to the preceding provisions of this
          Section 9.03, the Company shall be permitted (but only if the Automotive Business Sale Date occurs) to purchase, during the one-year period beginning on the Automotive Business Sale Date, shares of Company common stock so long as the aggregate amount spent in connection with purchases pursuant to this clause (iv) does not exceed $93 million" and

(iv) adding the following new sentence immediately at the end thereof:

          "Notwithstanding anything to the contrary contained in this Section 9.03 or elsewhere in this Agreement, after the establishment thereof in accordance with Section 8.17, and in connection with the sale of equity interests therein as provided in said Section 8.17, the Case Management Subsidiary (and/or the Company and one or more of its other Subsidiaries) may enter into certain "put" and/or "call" arrangements with respect to its equity (not in excess of 10% of its entire equity) sold to third party investors as contemplated by Section 8.17, so long as (x) no such arrangements shall require any payment by the Case Management Subsidiary prior to the tenth anniversary of the date of the creation of the Case Management Subsidiary and (y) no such payment shall actually be made unless this Section 9.03 is no longer applicable or has been amended or modified in accordance with the provisions of this Agreement to permit said payment."

          15. Section 9.04(b) of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (ii) of the proviso thereto and (ii) inserting the following new phrase immediately at the end thereof:

          "and (iv) from and after the date which is 180 days after the Automotive Business Sale Date, Item A.4. listed on
          Schedule VI shall be deemed deleted (and such Indebtedness shall no longer be permitted to remain outstanding and no refinancing thereof shall be permitted)"

          16. Section 9.04 of the Credit Agreement is hereby further amended by (i) deleting the word "and" appearing at the end of clause (m) thereof, (ii) deleting the period appearing at the end of clause (n) thereof and inserting in lieu thereof "; and" and
(iii) inserting the following new clause (o) immediately at the end thereof:

          "(o) after the establishment of the Case Management Subsidiary in accordance with the requirements of Section 8.17, (x) the Case Management Subsidiary Intercompany Note as described in said Section 8.17, (y) the loans described in clause (y) of the first sentence of Section
          8.17 and (z) loans evidenced by the Case Management Subsidiary Subordinated Notes and made in accordance with the provisions of Section 9.15, shall be permitted to be issued or made and remain outstanding."

          17. Section 9.05 of the Credit Agreement is hereby amended by (i) deleting the period at the end of clause (xix) thereof and by inserting in lieu thereof "; and" and (ii) inserting the following new clause (xx) immediately at the end thereof:

          "(xx) the Case Management Subsidiary may be established in accordance with the requirements of Section 8.17 and investments and loans may be made in, or by, the Case Management Subsidiary as described in Sections 8.17, 9.04(o) and 9.15."

          18. Section 9.06 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (ii) of the first sentence thereof and (ii) inserting the following new phrase at the end of the first sentence thereof:

          "and (iv) the Case Management Subsidiary may be established in accordance with the relevant requirements of Section 8.17 and the transactions described in said
          Section 8.17 and Sections 9.04(o), 9.05(xx) and 9.15 may be effected in accordance with said Sections."

          19. Section 9.09 of the Credit Agreement is hereby amended by deleting "1994" as same appears in the table therein and by inserting in lieu thereof "1996".

          20. Section 9.10 of the Credit Agreement is hereby amended by (i) deleting the phrase "or redemption (including pursuant to any change of control provision) or" appearing in clause (i) thereof and by inserting in lieu thereof the phrase ", or make (or give any notice in respect of) any redemption or offer to purchase (including pursuant to any change of control or asset sale provision), or effect any other", (ii) inserting the following new sub-clause (u) immediately before sub-clause (v) of clause (i) thereof:

          "(u) within 180 days after the Automotive Business Sale
          Date, the Final Existing Senior Debenture Redemption may be effected in accordance with the definition thereof contained herein,"

and (iii) deleting the phrase "after the repayment in full of the Existing Senior Debentures" appearing in sub-clause (z) of clause
(i) thereof and by inserting in lieu thereof the phrase "after the Automotive Business Sale Date".

          21. Section 9.10 of the Credit Agreement is hereby further amended by adding the following new sentence at the end thereof:

          "The provisions of preceding clauses (iii) through (vi) shall in no event prohibit the taking of actions necessary or desirable in connection with the establishment of the Case Management Subsidiary in accordance with the requirements of Section 8.17."

          22. Section 9.12(a) of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (vi) thereof and by inserting a comma in lieu thereof and
(ii) inserting the following phrase at the end thereof:

          "and (viii) issuances of Class B common stock by the Case Management Subsidiary following the establishment thereof, so long as such establishment and issuance of Class B common stock comply with the requirements of said
          Section 8.17."

          23. Section 9 of the Credit Agreement is hereby further amended by adding the following new Section 9.15 immediately at the end thereof:

          "9.15 Restrictions Regarding Case Management Subsidiary Intercompany Note. After the issuance of the Case Management
     Subsidiary Intercompany Note, the Company shall not, and shall not permit any of its Subsidiaries to, (i) amend or modify the Case Management Subsidiary Intercompany Note (except to the extent such amendment or modification is for the purpose of including bracketed language contained in the form of Case
     Management Subsidiary Intercompany Note attached to the Fourth
     Amendment as Annex II) or, after the issuance thereof, any Case Management Subsidiary Subordinated Note in any respect or
     (ii) make any cash payments (other than regularly scheduled payments of interest) pursuant to, or in respect of, the Case
     Management Subsidiary Intercompany Note or, after the issuance thereof (and subject to the subordination provisions thereof), any Case Management Subsidiary Subordinated Note, except that
     (x) to the extent the amount needed exceeds the amount of cash and Cash Equivalents then available to the Case Management
     Subsidiary (and exceeds the amount of any accrued interest then due and payable with respect to the Case Management
     Subsidiary Intercompany Note and any outstanding Case
     Management Subsidiary Subordinated Notes), cash payments of principal (including prepayments thereof) of the Case
     Management Subsidiary Intercompany Note or, subject to the subordination provisions thereof, any Case Management
     Subsidiary Subordinated Note may be made at such times, and in such amounts, as are needed so that the Case Management
     Subsidiary has adequate money (but not excess funds) to fund its expenses and the payment of asbestos-related liabilities of Garlock and Anchor Packing (and their respective
     Subsidiaries) assumed by the Case Management Subsidiary as described in Section 8.17. Furthermore, after the issuance of the Case Management Subsidiary Intercompany Note, (x) if at any time the aggregate amount of cash and Cash Equivalents held by the Case Management Subsidiary exceeds an amount equal to the sum of $1 million plus the amount the Case Management
     Subsidiary in good faith determines will be needed so that the Case Management Subsidiary has adequate money (but not excess funds) to fund its expenses and the payment of asbestos-related liabilities of Garlock and Anchor Packing (and their respective Subsidiaries) assumed by the Case Management
     Subsidiary as described in Section 8.17 for the period of three calendar months from the date of the respective such determination, then the Case Management Subsidiary shall be required to advance such funds to Garlock or another Wholly-Owned Subsidiary of Garlock (in each case which is a Wholly-Owned Subsidiary of the Company) pursuant to a promissory note which shall mature not earlier than the Case Management
     Subsidiary Intercompany Note and which promissory note shall be subordinated on terms, and all other terms of which shall be, satisfactory to the Administrative Agent (with each promissory note described in this clause (x) being herein called a "Case Management Subsidiary Subordinated Note") and
     (y) the Company shall not permit the Case Management
     Subsidiary at any time to sell, assign or transfer any interest in the Case Management Subsidiary Intercompany Note or any Case Management Subsidiary Subordinated Note to any other Person."

          24. Section 11 of the Credit Agreement is hereby amended by modifying certain defined terms contained therein as set forth below:

          (i) the definition of "Applicable Margin" is hereby amended by adding the following phrase at the end thereof:

          "; provided that at any time when the Interest Coverage
          Increase of 1/4 of 1% is applicable in accordance with the definition thereof contained herein, the "Applicable Margin" shall be 1-1/4%".

          (ii) the definition of "Consolidated EBITDA" is hereby amended by deleting the phrase "and for purposes of Section
     9.09 only" appearing in the last sentence thereof and by inserting in lieu thereof the phrase "and for purposes of
     Section 9.09 and in determining the Interest Coverage Ratio for purposes of determining the Interest Coverage Increase only".

          (iii) the definition of "Leverage Reduction Discount" is hereby amended by adding the following new clause (C) immediately at the end of the first sentence thereof:

          "and (C) the Leverage Reduction Discount shall be reduced to zero at any time when any Interest Coverage Increase is applicable".

          (iv) the definition of "Margin Reduction Period" is hereby amended by adding the following new sentence immediately at the end thereof:

          "Notwithstanding anything to the contrary contained above, any existing Margin Reduction Period shall end, and a new Margin Reduction Period shall begin, on each Interest Coverage Increase Calculation Date if the determination required in accordance with the definition of Interest Coverage Increase results in any increase to the Applicable Margin on such date."

          25. Section 11 of the Credit Agreement is hereby further amended by adding the following new definitions therein in appropriate alphabetical order:

          "Affected Eurodollar Rate Loans" shall have the meaning provided in Section 4.01(a)(iii).

          "Aggregate Fourth Amendment Executing Bank Percentage" shall mean a fraction (expressed as a percentage) the numerator of which is the aggregate amount of the Commitments of the Fourth Amendment Executing Banks on June 6, 1996 and the denominator of which is the aggregate amount of the Commitments of all Banks on June 6, 1996.

          "Anchor Packing" shall have the meaning provided in
Section 8.17.

          "Automotive Business" shall have the meaning provided in
          Section 9.02(xviii).

          "Automotive Business Sale" shall mean the sale of the Automotive Business in accordance with the requirements of Section 9.02(xviii).

          "Automotive Business Sale Date" shall mean the date of the consummation of the Automotive Business Sale.

          "Blocked Commitment" at any time shall mean the sum of the Deferred Taxes Blocked Commitment, the Existing
          Senior Debentures Blocked Commitment and the Senior Notes Blocked Commitment, each as then in effect.

          "Borg-Warner" shall have the meaning provided in Section
          9.02(xviii).

          "Case Management Subsidiary" shall mean the Subsidiary of the Company designated as such pursuant to, and in accordance with the requirements of, Section 8.17.

          "Case Management Subsidiary Intercompany Note" shall have the meaning provided in Section 8.17.

          "Case Management Subsidiary Subordinated Note" shall have the meaning provided in Section 9.15.

          "Deferred Taxes" at any time shall be the amount which would at such time be shown on a consolidated balance sheet of the Company prepared in accordance with GAAP as "Deferred Taxes" or as a similar such liability in respect of taxes, in each case to the extent resulting from the Automotive Business Sale; provided that the amount of Deferred Taxes shall be determined in a manner consistent with the description of deferred taxes resulting from the Automotive Business Sale as previously discussed by the Company and the Administrative Agent regardless of whether such amount would be shown as deferred taxes in accordance with GAAP.

          "Deferred Taxes Blocked Commitment" at any time on or after the Fourth Amendment Effective Date shall mean an amount equal to the amount of Deferred Taxes, as same may be reduced by any payments of taxes which reduce such Deferred Taxes.

          "Existing Senior Debentures Blocked Commitment" at any time shall mean an amount equal to the aggregate principal amount of Existing Senior Debentures then outstanding.

          "Final Existing Senior Debenture Redemption" shall mean the redemption, to occur within 180 days after the Automotive Business Sale Date, of the remaining outstanding principal amount ($22 million as of the Fourth Amendment Effective Date) of the Existing Senior Debentures at a price not to exceed 105.625% of their principal amount, plus accrued and unpaid interest thereon; provided that, if the remaining outstanding Existing Senior Debentures may, in accordance with their terms and the terms of the Existing Senior Indenture, be defeased through the payment of aggregate consideration which is less than that which would be required to effect the redemption otherwise described above, the Company may effect the Final Existing Senior Debenture Redemption through the defeasance in full of all obligations with respect thereto, rather than through the redemption of the Existing Senior Debentures as otherwise described above, so long as such defeasance is effected within 180 days after the Automotive Business Sale Date and fully complies with the applicable requirements of the Existing Senior Debentures and the Existing Senior Indenture.

          "Fourth Amendment" shall mean the Fourth Amendment to this Agreement, dated as of June 6, 1996.

          "Fourth Amendment Effective Date" shall mean the Fourth
          Amendment Effective Date under, and as defined in, the Fourth Amendment.

          "Fourth Amendment Executing Bank" shall have the meaning provided in Section 3.01(f).

          "Garlock" shall have the meaning provided in Section
          8.17.

          "Interest Coverage Increase" shall mean initially zero, provided that on the first day of each Margin Reduction Period, on the Fourth Amendment Effective Date, on the Automotive Business Sale Date, on each date upon which any Dividend is paid pursuant to clause (iv) of Section 9.03, and on each date upon which any payment of taxes is made which reduces, or will reduce, the amount of Deferred Taxes (each such date an "Interest Coverage Increase Calculation Date"), the Interest Coverage Ratio shall be determined for the four consecutive fiscal quarters ended on the most recently ended Test Date, but after giving effect to the Specified Pro Forma Adjustments, and if the Interest Coverage Ratio as so determined shall be less than 2.75:1.0, then an Interest Coverage Increase of 1/4 of 1% shall be applicable from the date of determination as specified above until the last day of the respective Margin Reduction Period which begins on such date.

          "Interest Coverage Increase Calculation Date" shall have the meaning provided in the definition of Interest
          Coverage Increase."

          "Letter of Intent" shall have the meaning provided in
          Section 9.02(xviii).

          "Purchase Agreement" shall have the meaning provided in
          Section 9.02(xviii).

          "Senior Notes Blocked Commitment" at any time shall mean an amount (which shall in no event be less than $0) equal to $50 million less the sum of (x) the aggregate amount expended after the Fourth Amendment Effective Date (excluding amounts paid in respect of accrued interest) pursuant to clause (i)(z) of Section 9.10 in respect of purchases of outstanding Senior Notes and (y) the amount of any reduction to the total Commitment which has theretofore occurred pursuant to Section 3.03(j).

          "Specified Pro Forma Adjustments" shall mean, in determining the Interest Coverage Ratio for purposes of the definition of "Interest Coverage Increase" contained herein, a calculation of the Interest Coverage Ratio as otherwise provided in this Agreement, but after giving effect to the following pro forma adjustments:

               (i) for any calculation of the Interest Coverage Ratio on the Automotive Business Sale Date or at any time thereafter for any period of four consecutive fiscal quarters which includes the Automotive Business Sale Date, all calculations of Consolidated EBITDA shall give pro forma effect to the Automotive Business Sale as if same had occurred on the first day of the respective four fiscal quarter period;

               (ii) subject to following clauses (iii), (iv), (v) and (vi) if any portion of the respective four quarter period includes the Automotive Business Sale Date or any period prior thereto, then for purposes of determining Consolidated Interest Expense, the average outstanding Loans pursuant to this Agreement for that portion of the respective period which ends on the Automotive Business Sale Date shall be decreased by the aggregate amount actually used to repay Loans (for this purpose, deeming Affected Eurodollar Rate Loans which are cash collateralized as permitted by the proviso to
          Section 4.02(a)(iii) as being repaid on the Automotive Business Sale Date) on the Automotive Business Sale Date pursuant to Section 4.01(a)(iii);

               (iii) at any time after the Automotive Business Sale Date when any payments are made which have the effect of reducing the amount of Deferred Taxes and regardless of the source of the respective such payment, then for all periods prior to the date of the making of such payment the average amount of Loans outstanding shall be deemed increased by the amount of such payment and Consolidated Interest Expense shall be deemed increased by the interest which would have accrued during the respective period had such increased average amount been outstanding at all times prior to the making of such payment;

               (iv) at any time after the Automotive Business Sale Date when any payments are made pursuant to Section 9.03(iv) and regardless of the source of the respective such payment, then for all periods prior to the date of the making of such payment the average amount of Loans outstanding shall be deemed increased by the amount of such payment and Consolidated Interest Expense shall be deemed increased by the interest which would have accrued during the respective period had such increased average amount been outstanding;

               (v) at any time after the Automotive Business Sale Date when any payments are made to effect the Final Existing Senior Debenture Redemption and regardless of the source of the respective such payment, then for all periods prior to the date of the making of such payments
          (x) the average amount of Loans outstanding shall be deemed increased by the amount of such payments (excluding payments of interest accrued on the Existing Senior Debentures at the time the Final Existing Senior Debenture Redemption is effected) so made and Consolidated Interest Expense shall be deemed increased by the interest which would have accrued during the respective period had such increased average amount been outstanding and (y) the principal amount of Existing Senior Debentures redeemed or defeased as a result of such payments shall be deemed to have been retired and Consolidated Interest Expense shall be deemed decreased by the interest which would have accrued during the respective period on the principal amount so retired; and

               (vi) at any time after the Automotive Business Sale Date when any payments are made to purchase Senior Notes pursuant to clause (i)(z) of Section 9.10 which have the effect of reducing the Senior Notes Blocked Commitment, and regardless of the source of the respective such payment, then for all periods prior to the date of the making of such payments (x) the average amount of Loans outstanding shall be deemed increased by the amount of payments (excluding payments of interest accrued on the Senior Notes so repurchased at the time of the repurchase thereof) so made and Consolidated Interest Expense shall be deemed increased by the interest which would have accrued during the respective period had such increased average amount been outstanding and (y) the principal amount of Senior Notes so repurchased (and which repurchase reduces the amount of the Senior Notes Blocked Commitment) shall be deemed to have been retired and Consolidated Interest Expense shall be deemed decreased by the interest which would have accrued during the respective period on the principal amount so repurchased.

          26. In order to induce the Banks to enter into this Fourth Amendment, the Company hereby (i) makes each of the repre-sentations, warranties and agreements contained in Section 7 of the Credit Agreement and (ii) represents and warrants that there exists no Default or Event of Default, and in each case on the Fourth Amendment Effective Date (as defined herein) both before and after giving effect to this Fourth Amendment.

          27. This Fourth Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit
Document.

          28. This Fourth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Administrative Agent.

          29. THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          30. This Fourth Amendment shall become effective on the date (the "Fourth Amendment Effective Date") when (i) the Company, each other Credit Party and the Required Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of facsimile) the same to the Adminis-trative Agent at the Notice Office and (ii) the General Counsel of the Company shall have delivered to the Administrative Agent his or her legal opinion with respect to this Fourth Amendment in form and substance satisfactory to the Administrative Agent.

          31. From and after the Fourth Amendment Effective Date, all references in the Credit Agreement and the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.
          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Third Amendment to be duly executed and delivered as of the date first above written.


                              COLTEC INDUSTRIES INC



                              By
                                Title:


                              BANKERS TRUST COMPANY,
                                Individually, and as
                                Administrative Agent



                              By
                                Title:


                              THE BANK OF MONTREAL,
                                Individually and as Co-Agent



                              By
                                Title:


                              THE BANK OF NOVA SCOTIA,
                                Individually, and as Co-Agent


                              By
                                Title:

                              CREDIT LYONNAIS NEW YORK
                                BRANCH, Individually and as
                                Co-Agent



                              By
                                Title:


                              THE INDUSTRIAL BANK OF JAPAN,
                                LIMITED, New York Branch,
                                Individually, and as
                                Co-Agent



                              By
                                Title:


                              CIBC, INC.



                              By
                                Title:


                              ABN AMRO BANK N.V.



                              By
                                Title:



                              By
                                Title:


                              COMERICA BANK



                              By
                                Title:


                              THE SUMITOMO BANK, LIMITED



                              By
                                Title:


                              BANK OF AMERICA ILLINOIS



                              By
                                Title:


                              SOCIETY NATIONAL BANK



                              By
                                Title:


                              ROYAL BANK OF SCOTLAND



                              By
                                Title:


                              THE BANK OF NEW YORK


                              By
                                Title:

                              THE BANK OF TOKYO -
                                MITSUBISHI LTD.



                              By
                                    Title:


                              BANQUE FRANCAISE DU COMMERCE
                                EXTERIEUR



                              By____________________________
                                Title:



                              By____________________________
                                Title:


                              BANQUE PARIBAS



                              By____________________________
                                Title:



                              By____________________________
                                Title:


                              THE FUJI BANK, LIMITED,
                                New York Branch



                              By____________________________
                                Title:


                              THE LONG-TERM CREDIT BANK
                                OF JAPAN, LIMITED, NEW
                                YORK BRANCH



                              By
                                Title:


                              THE NIPPON CREDIT BANK, LTD.,
                                New York Branch


                              By
                                Title:


                              MERITA BANK



                              By
                                Title:



                              By
                                Title:


                              ARAB BANKING CORP.



                              By
                                Title:


                              BANK OF IRELAND



                              By
                                Title:


                              BANK OF SCOTLAND



                              By
                                Title:


          EACH OF THE UNDERSIGNED (EACH BEING A CREDIT PARTY OTHER THAN THE COMPANY) HEREBY ACKNOWLEDGES AND AGREES TO THE PROVISIONS OF THE FOREGOING FOURTH AMENDMENT, AND ACKNOWLEDGES AND AGREES THAT THE CREDIT AGREEMENT AS AMENDED THROUGH THE FOURTH AMENDMENT (AND AFTER GIVING EFFECT THERETO) SHALL BE ENTITLED TO ALL BENEFITS OF THE CREDIT DOCUMENTS HERETOFORE EXECUTED BY SUCH CREDIT PARTY.

                                 CII HOLDINGS INC

                                 COLTEC AUTOMOTIVE INC

                                 COLTEC CANADA INC

                                 COLTEC INDUSTRIAL PRODUCTS INC

                                 COLTEC TECHNICAL SERVICES INC

                                 DELAVAN-DELTA, INC

                                 DELAVAN INC

                                 FARNAM SEALING SYSTEMS INC

                                 GARLOCK INC

                                 GARLOCK INTERNATIONAL, INC

                                 GARLOCK OVERSEAS CORPORATION

                                 HOLLEY AUTOMOTIVE INC

                                 HOLLEY PERFORMANCE PRODUCTS INC


                                 PENNSYLVANIA COAL & COKE
                                 CORPORATION

                                 STEMCO INC

                                 THE ANCHOR PACKING COMPANY

                                 WALBAR INC


                                 By

                                 As Vice President and Treasurer
                                 of each of the entities named
                                 above














                                                                    EXHIBIT 99











             COLTEC INDUSTRIES COMPLETES SALE OF THREE AUTOMOTIVE UNITS

     New York, NY, June 18, 1996 -- Coltec Industries Inc (NYSE:COT) has completed the sale of its Holley Automotive, Coltec Automotive and Performance Friction Products businesses to Borg-Warner Automotive (NYSE:BWA) for $283 million in cash. These divisions provide components primarily to the domestic automotive original equipment manufacturers and had combined sales in 1995 of $255 million.

     The transaction will result in an after-tax gain of $34 million, or 49 cents per share, net of liabilities retained, transaction costs and obligations related to the sale. The gain will be booked in the second quarter as a gain from discontinued operations.

     The cash proceeds, net of expenses and taxes, approximate $250 million. Of this, $160 million will be applied to reduce indebtedness including repurchase or defeasance of $75 million of high-yield debt and repayment of $85 million of bank debt. In addition, up to $90 million of common equity, or 10% of the shares outstanding if purchased at today's prices, will be repurchased in the open market over the next six months.

     Assuming this transaction had been consummated on January 1, 1995, pro forma earnings from continuing operations for the full year, excluding the special charge, would have been $66.7 million versus $88.7 million reported. Pro forma 1995 earnings per share from continuing operations would have been $1.06 versus reported earnings per share of $1.27. On the same basis, pro forma first quarter 1995 earnings from continuing operations would have been $17.1 million, equal to 27 cents per share versus 34 cents reported. Pro forma first quarter 1996 earnings from continuing operations, excluding the charge related to Fokker, would have been $12.7 million, or 20 cents per share versus 24 cents reported. In both years, the automotive businesses had a relatively strong performance in the first quarter.


                                       (more)








     John W. Guffey, Jr., chairman, president and chief executive officer, said, "This transaction positions Coltec to focus greater management and financial resources on its industrial and aerospace businesses where it has far stronger market positions and excellent long-term growth prospects. Furthermore, I am convinced that our equity market value does not adequately reflect either our improving financial or our improving operating positions. Therefore, I believe that reinvesting a portion of the transaction proceeds in our stock will provide our shareholders with handsome rewards from current prices."

     Coltec Industries is a diversified manufacturing company serving primarily aerospace and general industrial markets.